                                               PUBLISHED CUSIP NUMBER: 04226MAA9

                             [WACHOVIA LOGO OMITTED]

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                                  $825,000,000

                                CREDIT AGREEMENT

                                      among

                              ARMOR HOLDINGS, INC.,
                                  as Borrower,

               THE MATERIAL DOMESTIC SUBSIDIARIES OF THE BORROWER
                        FROM TIME TO TIME PARTIES HERETO,
                                 as Guarantors,

                           THE LENDERS PARTIES HERETO,

                                       and

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                             as Administrative Agent

                              BANK OF AMERICA, N.A.
                                       and
                                 SUNTRUST BANK,
                            as Co-Syndication Agents

                          KEY BANK NATIONAL ASSOCIATION
                                       and
                              JPMORGAN CHASE BANK,
                           as Co-Documentation Agents

                            Dated as of May 25, 2006

                         WACHOVIA CAPITAL MARKETS, LLC,
                   as Sole Lead Arranger and Sole Book Runner

================================================================================

                                        Prepared by:
                                                     ---------------------------

                                        [MOORE&VANALLEN LOGO OMITTED]

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

   Section 3.4   Corporate Power; Authorization; Enforceable

                                        i

   Section 5.6   Inspection of Property; Books and Records; Discussions..     81

   Section 6.4   Consolidation, Merger, Sale or Purchase of Assets, etc..     89

                                       ii

   Section 8.6   Non-Reliance on Administrative Agent and Other Lenders..     99

   Section 9.6   Successors and Assigns; Participations; Purchasing

   Section 9.17  Waivers of Jury Trial; Waiver of Consequential Damages..    115

                                      iii

                                       iv

SCHEDULES

Schedule 1.1(a)    Permitted Acquisition
Schedule 1.1(b)    Investments
Schedule 1.1(c)    Liens
Schedule 1.1(d)    Consolidated EBITDA
Schedule 1.1(e)    Existing Letters of Credit
Schedule 3.3       Jurisdictions of Organization and Qualification
Schedule 3.6       Material Litigation
Schedule 3.9       ERISA Matters
Schedule 3.10      Material Environmental Matters
Schedule 3.12      Subsidiaries
Schedule 3.15      Taxes
Schedule 3.16      Material Intellectual Property
Schedule 3.19(a)   Locations
Schedule 3.19(b)   Chief Executive Offices
Schedule 3.21      Brokers' Fees
Schedule 3.22      Labor Matters
Schedule 3.24      Material Contracts
Schedule 3.25      Insurance
Schedule 6.1(b)    Indebtedness
Schedule 7.1(d)    Indebtedness Cross-Default
Schedule 7.1(f)    Bankruptcy Default

EXHIBITS

Exhibit 1.1(a)     Form of Account Designation Letter
Exhibit 1.1(b)     Form of Assignment Agreement
Exhibit 1.1(c)     Form of Account Control Agreement
Exhibit 1.1(d)     Form of Joinder Agreement
Exhibit 1.1(e)     Form of Notice of Borrowing
Exhibit 1.1(f)     Form of Notice of Conversion/Extension
Exhibit 2.1(a)     Form of Funding Indemnity Letter
Exhibit 2.1(e)     Form of Revolving Note
Exhibit 2.2(d)     Form of Term Loan A Note
Exhibit 2.2A(e)    Form of Interim Term Loan Note
Exhibit 2.4(d)     Form of Swingline Note
Exhibit 2.17       Form of Tax Exempt Certificate
Exhibit 4.1(b)     Form of Officer's Certificate
Exhibit 4.1(d)     Form of Landlord Waiver
Exhibit 4.1(g)     Form of Solvency Certificate
Exhibit 4.1(p)     Form of Financial Condition Certificate
Exhibit 4.1(r)     Form of Patriot Act Certificate
Exhibit 5.2(b)     Form of Officer's Compliance Certificate
Exhibit 5.2(g)     Form of Permitted Acquisition Certificate

                                       v

     CREDIT AGREEMENT, dated as of May 25, 2006 among ARMOR HOLDINGS, INC., a
Delaware corporation (the "Borrower"), the Material Domestic Subsidiaries of the
Borrower as are, or may from time to time become parties to this Agreement, as
Guarantors, the several banks and other financial institutions as are, or may from time to time become parties to this Agreement (each a "Lender" and, collectively, the "Lenders"), and WACHOVIA BANK, NATIONAL ASSOCIATION, a
national banking association, as administrative agent for the Lenders hereunder
(in such capacity, the "Administrative Agent" or the "Agent").

                                   WITNESSETH:

     WHEREAS, the Credit Parties have requested that the Lenders make loans and other financial accommodations to the Credit Parties in the amount of up to
$825,000,000, as more particularly described herein; and

     WHEREAS, the Lenders have agreed to make such loans and other financial accommodations to the Credit Parties on the terms and conditions contained herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.1 DEFINED TERMS.

     As used in this Agreement, terms defined in the preamble to this Agreement have the meanings therein indicated, and the following terms have the following meanings:

     "ABR Default Rate" shall have the meaning set forth in Section 2.8.

     "Account Control Agreement" shall mean (a) an agreement among a Credit
Party, a depository institution and the Administrative Agent that is either substantially in the form of Exhibit 1.1(c) or in a form reasonably acceptable to the Administrative Agent or (b) an agreement among a Credit Party, a securities intermediary and the Administrative Agent in a form reasonably acceptable to the Administrative Agent, in each case which provides the
Administrative Agent with "control" (as such term is used in Article 9 of the
Uniform Commercial Code) over the deposit or securities account(s) described therein, as the same may be amended, modified, restated, amended and restated, extended, replaced, increased or otherwise supplemented from time to time.

                              ARMOR HOLDINGS, INC.
                                CREDIT AGREEMENT

     "Account Designation Letter" shall mean the Account Designation Letter dated as of the Closing Date from the Borrower to the Administrative Agent in substantially the form attached hereto as Exhibit 1.1(a).

     "Acquired Company" shall mean a collective reference to Stewart & Stevenson
Services, Inc., a Texas corporation, and its Subsidiaries.

     "Acquisition" shall mean the acquisition of the outstanding Capital Stock of Stewart & Stevenson Services, Inc., a Texas corporation, by the Borrower.

     "Acquisition Documents" shall mean (a) that certain Agreement and Plan of
Merger dated as of February 27, 2006 by and among the Borrower, Stewart &
Stevenson Services, Inc., a Texas corporation, and Santana Acquisition Corp. and
(b) any other material agreement, document or instrument executed in connection with the foregoing, in each case as amended, modified, restated, amended and restated, or supplemented from time to time.

     "Additional Credit Party" shall mean each Person that becomes a Guarantor by execution of a Joinder Agreement in accordance with Section 5.10.

     "Administrative Agent" or "Agent" shall have the meaning set forth in the first paragraph of this Agreement and shall include any successors in such capacity.

     "Administrative Details Form" shall mean, with respect to any Lender, a document containing such Lender's contact information for purposes of notices provided under this Agreement and account details for purposes of payments made to such Lender under this Agreement.

     "Affiliate" shall mean as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person shall be deemed to be
"controlled by" a Person if such Person possesses, directly or indirectly, power either (a) to vote 20% or more of the Capital Stock having ordinary voting power for the election of directors of such Person or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Agreement" or "Credit Agreement" shall mean this Credit Agreement, as amended, modified, restated, amended and restated, extended, replaced, increased or supplemented from time to time in accordance with its terms.

     "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal
Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof:
"Prime Rate" shall mean, at any time, the rate of interest per annum publicly announced or otherwise identified from time to time by Wachovia at its principal office in Charlotte, North Carolina as its prime rate. Each change in the Prime
Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by Wachovia as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its

                                        2

customers or other banks; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New
York, or, if such rate is not so published on the next succeeding Business Day, the average of the quotations for the day of such transactions received by the
Administrative Agent from three federal funds brokers of recognized standing reasonably selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive in the absence of manifest error) that it is unable to ascertain the Federal Funds Effective Rate, for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms above, the Alternate Base
Rate shall be determined without regard to clause (b) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the opening of business on the date of such change.

     "Alternate Base Rate Loans" shall mean Loans that bear interest at an interest rate based on the Alternate Base Rate.

     "Applicable Percentage" shall mean, for any day, the rate per annum set forth below opposite the applicable level then in effect (based on the Total
Leverage Ratio), it being understood that the Applicable Percentage for (a)
Revolving Loans that are Alternate Base Rate Loans shall be the percentage set forth under the column "Base Rate Margin", (b) Revolving Loans that are LIBOR
Rate Loans shall be the percentage set forth under the column "LIBOR Margin",
(c) that portion of the Term Loan comprised of Alternate Base Rate Loans shall be the percentage set forth under the column "Base Rate Margin", (d) that portion of the Term Loan comprised of LIBOR Rate Loans shall be the percentage set forth under the column "LIBOR Margin" and (e) the Unused Fee shall be the percentage set forth under the column "Unused Fee":

                              APPLICABLE PERCENTAGE

          Total Leverage      LIBOR   Base Rate
Level          Ratio         Margin     Margin    Unused Fee
-----   ------------------   ------   ---------   ----------
I         > = 3.75x to 1.0   1.500%     0.250%      0.300%
II        > = 2.75x to 1.0   1.250%     0.000%      0.250%
        but < 3.75x to 1.0
III       > = 1.75x to 1.0   1.000%     0.000%      0.225%
        but < 2.75x to 1.0
IV          < 1.75x to 1.0   0.875%     0.000%      0.200%

     The Applicable Percentage shall, in each case, be determined and adjusted quarterly on the date five (5) Business Days after the date on which the
Administrative Agent has received from the Borrower the quarterly financial information (in the case of the first three fiscal quarters of the Borrower's fiscal year), the annual financial information (in the case of the fourth fiscal quarter of the Borrower's fiscal year) and the certifications required to be delivered to the Administrative Agent and the Lenders in accordance with the provisions of Sections 5.1(a), 5.1(b) and 5.2(b) (each an "Interest
Determination Date"). Such Applicable Percentage shall be

                                        3

effective from such Interest Determination Date until the next such Interest
Determination Date. After the Closing Date, if the Credit Parties shall fail to provide the financial information or certifications in accordance with the provisions of Sections 5.1(a), 5.1(b) and 5.2(b), the Applicable Percentage
shall, on the date five (5) Business Days after the date by which the Credit
Parties were so required to provide such financial information or certifications to the Administrative Agent and the Lenders, be based on Level I until such time as such information or certifications are provided, whereupon the Applicable
Percentage shall be determined by the then current Total Leverage Ratio.
Notwithstanding the foregoing, the Applicable Percentage shall be as set forth above opposite Level II until the first Interest Determination Date to occur following two complete fiscal quarters after the Closing Date.

     "Approved Fund" shall mean, with respect to any Lender, any fund or trust or entity that invests in commercial bank loans in the ordinary course of business and is advised or managed by (a) such Lender, (b) an Affiliate of such
Lender, (c) any other Lender or any Affiliate thereof or (d) the same investment advisor as any Person described in clauses (a) - (c).

     "Arranger" shall mean Wachovia Capital Markets, LLC, together with its successors and assigns.

     "Asset Disposition" shall mean the disposition of any or all of the assets
(including, without limitation, the Capital Stock of a Subsidiary or any ownership interest in a joint venture) of any Credit Party or any Subsidiary whether by sale, lease, transfer or otherwise, in a single transaction or in a series of transactions. The term "Asset Disposition" shall not include (a) the sale, lease, transfer or other disposition of assets permitted by Subsections
6.4(a)(i) through (v), or (b) any Equity Issuance.

     "Assignment Agreement" shall mean an Assignment Agreement, in substantially the form of Exhibit 1.1(b).

     "Bankruptcy Code" shall mean the Bankruptcy Code in Title 11 of the United
States Code, as amended, modified, succeeded or replaced from time to time.

     "Bankruptcy Event" shall mean any of the events described in Section
7.1(f).

     "Borrower" shall have the meaning set forth in the first paragraph of this
Agreement.

     "Borrowing Date" shall mean, in respect of any Loan, the date such Loan is made.

     "Business" shall have the meaning set forth in Section 3.10.

     "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or New York, New York are authorized or required by law to close; provided, however, that when used in connection with a rate determination, borrowing or payment in respect of a LIBOR
Rate Loan, the term "Business Day" shall also exclude any day on which banks in
London, England are not open for dealings in Dollar deposits in the London interbank market.

                                        4

     "Capital Lease" shall mean any lease of property, real or personal, the obligations with respect to which are required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

     "Capital Lease Obligations" shall mean the capitalized lease obligations relating to a Capital Lease determined in accordance with GAAP.

     "Capital Stock" shall mean (a) in the case of a corporation, capital stock,
(b) in the case of an association or business entity, any and all shares, interests, participations, equity rights or other equity equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" shall mean (a) securities with maturities of 180 days or less from the date of acquisition issued or fully guaranteed or insured by the
United States government or agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of ninety-one (91) days or less from the date of acquisition and overnight bank deposits of any Lender or of any commercial bank having capital and surplus in excess of $500,000,000, (c)
repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven (7) days with respect to securities issued or fully guaranteed or insured by the United States government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof from S&P or P-1 or the equivalent thereof by Moody's and in either case maturing within ninety (90) days after the day of acquisition, (e) securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least
"A" by S&P or "A" by Moody's, (f) securities with maturities of ninety (90) days or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b)
of this definition, (g) bonds, debentures, notes or other evidence of indebtedness issued in the auction rate market with a reset of less than ninety-one (91) days; provided that such bonds, debentures, notes or other evidence of indebtedness, as applicable, are rated at least "AAA" (or equivalent) by at least two nationally recognized rating services, (h) money market, mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (g) of this definition and (i) shares of money market, mutual or similar funds (including 3C-7 funds) which are rated at least "AAA" (or equivalent) by at least two nationally recognized rating services.

     "Change of Control" shall mean at any time the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Section
13(d) and 14(d) of the Exchange Act), is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately

                                        5

or within sixty (60) days), directly or indirectly, of 35% or more of the then outstanding Voting Stock of the Borrower; or (b) the replacement of a majority of the Board of Directors of the Borrower over a two-year period from the directors who constituted the Board of Directors at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Borrower then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

     "Closing Date" shall mean the date of this Agreement.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Collateral" shall mean a collective reference to the collateral which is identified in, and at the relevant time will be covered by, the Security
Documents and any other property or assets of a Credit Party, whether tangible or intangible and whether real or personal, that may from time to time secure the Credit Party Obligations.

     "Commitment" shall mean the Revolving Commitment, the LOC Commitment, the
Term Loan A Commitment, the Interim Term Loan Commitment and the Swingline
Commitment, individually or collectively, as appropriate.

     "Commitment Percentage" shall mean the Revolving Commitment Percentage and/or the Term Loan A Commitment Percentage, as appropriate.

     "Commitment Period" shall mean (a) with respect to Revolving Loans and
Swingline Loans, the period from and including the Closing Date to but excluding the Revolver Maturity Date and (b) with respect to Letters of Credit, the period from and including the Closing Date to but excluding the date that is five (5)
Business Days prior to the Revolver Maturity Date.

     "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with a Credit Party within the meaning of Section 4001 of ERISA or is part of a group that includes a Credit
Party and that is treated as a single employer under Section 414 of the Code.

     "Consolidated" shall mean, when used with reference to financial statements or financial statement items of the Borrower and its Subsidiaries or any other
Person, such statements or items on a consolidated basis in accordance with the consolidation principles of GAAP.

     "Consolidated Capital Expenditures" shall mean, as of any date of determination for the four consecutive fiscal quarter period ending on such date, all expenditures of the Borrower and its Subsidiaries on a Consolidated
basis for such period that in accordance with GAAP would be classified as capital expenditures, including, without limitation, Capital Lease Obligations.
The term "Consolidated Capital Expenditures" shall not include (a) any Permitted
Acquisition or (b) capital expenditures in respect of the reinvestment of proceeds from Recovery Events in accordance with the terms of Section
2.7(b)(vi).

                                        6

     "Consolidated EBITDA" shall mean, as of any date of determination for the four consecutive fiscal quarter period ending on such date, without duplication,
(a) Consolidated Net Income for such period plus (b) the sum of the following, without duplication, to the extent deducted in calculating Consolidated Net
Income: (i) Consolidated Net Interest Expense for such period, (ii) tax expense
(including, without limitation, any federal, state, local and foreign income and similar taxes) of the Borrower and its Subsidiaries for such period, (iii)
depreciation and amortization expense of the Borrower and its Subsidiaries for such period, (iv) other non-cash expenses (including accrued but unpaid expenses) of the Borrower and its Subsidiaries for such period in accordance with GAAP or otherwise as mutually agreed upon by the Borrower and the
Administrative Agent, (v) integration charges (as defined in the Borrower's public financial statements), which may be comprised of (A) transaction fees or expenses associated with contemplated or completed Permitted Acquisitions, (B)
expenses related to the integration activities of Permitted Acquisitions or (C)
other similar charges as mutually agreed upon by the Borrower and the
Administrative Agent, (vi) expenses related to performance-based compensation of key executives pursuant to certain professional services agreements and (vii)
other non-operating expenses as classified on the Borrower's financial statements in "other expense (income), net" minus (c) non-cash charges previously added back to Consolidated Net Income in determining Consolidated
EBITDA to the extent such non-cash charges have become cash charges during such period minus (d) any other non-recurring cash or non-cash gains during such period minus (e) other non-operating income as classified on the Borrower's financial statements in "other expense (income), net"; provided that if, during any four consecutive fiscal quarter period for which Consolidated EBITDA is to be calculated, any business was acquired by the Borrower or any of its
Subsidiaries, then Consolidated EBITDA shall be increased by an amount equal to the sum of (A) the Consolidated EBITDA of such business (calculated without giving effect to the proviso to this definition as if such business were the
Borrower) for the four (4) consecutive fiscal quarters of such business most recently ended, and (B) any adjustments certified to the Administrative Agent by the chief financial officer of the Borrower and reasonably agreed to by the
Administrative Agent that would, in the reasonable determination of the
Borrower, satisfy the requirements of Rule 1102(a) of Regulation S-X of the
Securities Act of 1933, as amended, as if included in a registration statement filed with the Securities and Exchange Commission; provided that, notwithstanding the foregoing, Consolidated EBITDA for the fiscal quarters ending June 30, 2005, September 30, 2005, December 31, 2005 and March 31, 2006
shall be the amounts corresponding to such fiscal quarters set forth on Schedule
1.1(d).

     "Consolidated Funded Debt" shall mean, on any date of calculation, Funded
Debt of the Borrower and its Subsidiaries on a Consolidated basis.

     "Consolidated Interest Expense" shall mean, as of any date of determination for the four consecutive fiscal quarter period ending on such date, all interest expense (excluding amortization of debt discount and premium) for such period of the Borrower and its Subsidiaries on a Consolidated basis. Notwithstanding the foregoing, for purposes of calculating Consolidated Interest Expense for the fiscal quarters ending June 30, 2006, September 30, 2006, and December 31, 2006,
Consolidated Interest Expense shall be annualized during such fiscal quarters such that (a) for the calculation of Consolidated Interest Expense as of June
30, 2006, Consolidated Interest Expense for the fiscal quarter then ending will be multiplied by four (4), (b) for the calculation of Consolidated Interest
Expense as of September 30, 2006, Consolidated

                                        7

Interest Expense for the two fiscal quarter period then ending will be multiplied by two (2) and (c) for the calculation of Consolidated Interest
Expense as of December 31, 2006, Consolidated Interest Expense for the three fiscal quarter period then ending will be multiplied by one and one-third (1
1/3).

     "Consolidated Net Income" shall mean, as of any date of determination for the four consecutive fiscal quarter period ending on such date, the net income before extraordinary gains and/or losses of the Borrower and its Subsidiaries on a Consolidated basis for such period.

     "Consolidated Net Interest Expense" shall mean, as of any date of determination for the four consecutive fiscal quarter period ending on such date, all interest expense (net of interest income) for such period of the
Borrower and its Subsidiaries on a Consolidated basis.

     "Consolidated Total Assets" shall mean, as of any date of determination, the total assets of the Borrower and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

     "Contractual Obligation" shall mean, as to any Person, any provision of any security issued by such Person or of any contract, agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

     "Copyright Licenses" shall mean any agreement, whether written or oral, providing for the grant by or to a Person of any right under any Copyright, including, without limitation, any thereof referred to in Schedule 3.16.

     "Copyrights" shall mean all copyrights of the Borrower and its Subsidiaries in all Works, now existing or hereafter created or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United
States Copyright Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, any thereof referred to in Schedule
3.16 and all renewals thereof.

     "Credit Documents" shall mean this Agreement, each of the Notes, any
Joinder Agreement, the Letters of Credit, LOC Documents and the Security
Documents and all other agreements, documents, certificates and instruments delivered to the Administrative Agent or any Lender by any Credit Party in
connection therewith (other than any agreement, document, certificate or instrument related to a Hedging Agreement).

     "Credit Party" shall mean any of the Borrower or the Guarantors.

     "Credit Party Obligations" shall mean, without duplication, (a) all of the obligations, indebtedness and liabilities of the Credit Parties to the Lenders
(including the Issuing Lender) and the Administrative Agent, whenever arising, under this Agreement, the Notes or any of the other Credit Documents, including principal, interest, fees, reimbursements and indemnification obligations and other amounts (including, but not limited to, any interest accruing after the

                                        8

occurrence of a filing of a petition of bankruptcy under the Bankruptcy Code with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code) and (b) solely for purposes of the
Security Documents and the Guaranty, all liabilities and obligations, whenever arising, owing from any Credit Party or any of their Subsidiaries to any Hedging
Agreement Provider arising under any Secured Hedging Agreement.

     "Debt Issuance" shall mean the issuance of any Indebtedness by any Credit
Party or any of its Subsidiaries (excluding any Equity Issuance or any
Indebtedness of any Credit Party and its Subsidiaries permitted to be incurred pursuant to Sections 6.1(a)-(l) hereof).

     "Default" shall mean any of the events specified in Section 7.1, whether or not any requirement for the giving of notice or the lapse of time, or both, or any other condition, has been satisfied.

     "Defaulting Lender" shall mean, at any time, any Lender that, at such time
(a) has failed to make a Loan required pursuant to the terms of this Agreement or failed to or fund a Participation Interest in accordance with the terms of this Agreement, (b) has failed to pay to the Administrative Agent or any Lender an amount owed by such Lender pursuant to the terms of this Agreement and such default remains uncured, or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official.

     "Dollars" and "$" shall mean dollars in lawful currency of the United
States of America.

     "Domestic Lending Office" shall mean, initially, the office of each Lender designated as such Lender's Domestic Lending Office shown in such Lender's
Administrative Details Form; and thereafter, such other domestic office of such
Lender as such Lender may from time to time specify to the Administrative Agent and the Borrower as the domestic office of such Lender at which Alternate Base
Rate Loans of such Lender are to be made.

     "Domestic Subsidiary" shall mean any Subsidiary that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia.

     "Environmental Laws" shall mean any and all applicable foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other
Requirement of Law (including common law) regulating, relating to or imposing liability or standards of conduct relating to pollution and the protection of the environment, as now or may at any time be in effect during the term of this
Agreement.

     "Equity Issuance" shall mean any issuance by any Credit Party or any
Subsidiary to any Person which is not a Credit Party or a Subsidiary of (a)
shares or interests of its Capital Stock, (b) any shares or interests of its
Capital Stock pursuant to the exercise of options or warrants or similar rights,
(c) any shares or interests of its Capital Stock pursuant to the conversion of any debt securities to equity, (d) warrants or options or similar rights that are exercisable or convertible into shares or interests of its Capital Stock.
The term "Equity Issuance" shall not

                                        9

include (i) any equity issued constituting consideration for a Permitted
Acquisition, (ii) any Asset Disposition, (iii) any Debt Issuance, (iv) proceeds relating to the exercise of stock options or proceeds received in connection with the granting of put options with respect to Capital Stock of the Credit
Parties or (v) put options and stock options.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "Eurodollar Reserve Percentage" shall mean for any day, the percentage
(expressed as a decimal and rounded upwards, if necessary, to the next higher
1/100th of 1%) which is in effect for such day as prescribed by the Board of
Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of Eurocurrency liabilities, as defined in Regulation D of such Board as in effect from time to time, or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

     "Event of Default" shall mean any of the events specified in Section 7.1;
provided, however, that any requirement for the giving of notice or the lapse of time, or both, or any other condition, has been satisfied.

     "Excess Cash Flow" shall mean, with respect to any fiscal year of the
Borrower, for the Borrower and its Subsidiaries on a Consolidated basis, an amount equal to (a) operating cash flow for such period as set forth in the audited financial statements of the Borrower for such fiscal year minus (b)
Consolidated Capital Expenditures for such period minus (c) optional prepayments of the Term Loan and of the Revolving Loans (to the extent accompanied by a corresponding permanent reduction of the Revolving Commitments) minus (d) any net share settlement cash payment made during such period with respect to the
Senior Subordinated Convertible Notes to the extent permitted pursuant to
Section 6.10(e).

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Excluded Subsidiaries" shall mean any entity mutually agreed upon by the
Borrower and the Administrative Agent and each of the following entities:
Carturo Inc., Cyconic International Training Services, Inc., Arcolex, LLC,
Dynasum, LLC, High Gulf Services, LLC, Mistron, LLC and Spartegic, LLC.

     "Existing Letters of Credit" shall mean the letters of credit described by date of issuance, amount, purpose and the date of expiry on Schedule 1.1(e)
hereto.

     "Extension of Credit" shall mean, as to any Lender, the making of a Loan by such Lender or the issuance of, or participation in, a Letter of Credit or
Swingline Loan by such Lender.

     "Federal Funds Effective Rate" shall have the meaning set forth in the definition of "Alternate Base Rate".

                                       10

     "Fee Letter" shall mean the letter agreement dated February 23, 2006, addressed to the Borrower from Wachovia and the Arranger, as amended, modified, restated, amended and restated, otherwise supplemented.

     "Foreign Subsidiary" shall mean any Subsidiary that is not a Domestic
Subsidiary.

     "Funded Debt" shall mean, with respect to any Person, without duplication,
(a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such
Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business) which would appear as liabilities on a balance sheet of such
Person prepared in accordance with GAAP, (d) all obligations (including, without limitation, earnout obligations to the extent such earnout obligations are required by GAAP to be set forth as a liability on the balance sheet of such
Person) of such Person incurred, issued or assumed as the deferred purchase price of property or services purchased by such Person which would appear as liabilities on a balance sheet of such Person prepared in accordance with GAAP,
(e) the principal portion of all obligations of such Person under Capital
Leases, (f) the outstanding amount of all letters of credit issued or bankers'
acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (g) all preferred Capital Stock or other equity interests issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration, (h) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product, (i) all obligations of such Person under Hedging
Agreements, excluding any portion thereof which would be accounted for as interest expense under GAAP, (j) all Indebtedness of others of the type described in clauses (a) through (i) hereof secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (k) all Guaranty Obligations of such Person with respect to Indebtedness of another Person of the type described in clauses
(a) through (i) hereof, and (l) all Indebtedness of the type described in clauses (a) through (i) hereof of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer (unless such Funded Debt is made non-recourse to such Person); provided, however, that
Funded Debt shall not include (i) Indebtedness among the Borrower and its
Subsidiaries or among the Subsidiaries of the Borrower to the extent eliminated on a Consolidated basis in accordance with GAAP and (ii) trade payables incurred in the ordinary course of business and due within six months of the incurrence thereof.

     "GAAP" shall mean generally accepted accounting principles in effect in the
United States of America applied on a consistent basis, subject, however, in the case of determination of compliance with the financial covenants set out in
Section 5.9, to the provisions of Section 1.3.

     "Government Acts" shall have the meaning set forth in Section 2.18.

                                       11

     "Government Contract" shall mean any contract entered into between the
Borrower or any of its Subsidiaries and the government of the United States of
America, or any department, agency, public corporation, or other instrumentality or agent thereof or any state government or any department, agency or instrumentality or agent thereof providing for the sale of products or services to a Governmental Authority.

     "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative powers or functions of or pertaining to government.

     "Guarantor" shall mean each of the Material Domestic Subsidiaries of the
Borrower, other than the Excluded Subsidiaries, and such other Material Domestic
Subsidiaries of the Borrower as may from time to time become a party hereto.

     "Guaranty" shall mean the guaranty of the Guarantors set forth in Article
X.

     "Guaranty Obligations" shall mean, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection and indemnification and hold-harmless agreements entered into in the ordinary course of business) guaranteeing any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (c) to lease or purchase property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (d) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any
Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

     "Hedging Agreement Provider" shall mean any Person that enters into a
Secured Hedging Agreement with a Credit Party or any of its Subsidiaries that is permitted by Section 6.1(e) to the extent such Person is a Lender, an Affiliate of a Lender or any other Person that was a Lender (or an Affiliate of a Lender)
at the time it entered into the Secured Hedging Agreement but has ceased to be a
Lender (or whose Affiliate has ceased to be a Lender) under the Credit
Agreement; provided, in the case of a Secured Hedging Agreement with a Person who is no longer a Lender, such Person shall be considered a Hedging Agreement
Provider only through the stated maturity date (without extension or renewal) of such Secured Hedging Agreement.

     "Hedging Agreements" shall mean, with respect to any Person, any agreement entered into to protect such Person against fluctuations in interest rates, or currency or raw materials values, including, without limitation, any interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more counterparties, any foreign currency

                                       12

exchange agreement, currency protection agreements, commodity purchase or option agreements or other interest or exchange rate hedging agreements.

     "Indebtedness" shall mean, with respect to any Person, without duplication,
(a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such
Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business) which would appear as liabilities on a balance sheet of such
Person, (d) all obligations (including, without limitation, earnout obligations)
of such Person incurred, issued or assumed as the deferred purchase price of property or services purchased by such Person which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all
Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed,
(g) all Guaranty Obligations of such Person with respect to Indebtedness of another Person, (h) the principal portion of all obligations of such Person under Capital Leases plus any accrued interest thereon, (i) all net obligations of such Person under Hedging Agreements, excluding any portion thereof which would be accounted for as interest expense under GAAP, (j) the outstanding amount of all letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (k) all preferred Capital Stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration, (l) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product plus any accrued interest thereon, and (m) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer (unless such
Indebtedness is made non-recourse to such Person); provided that Indebtedness shall not include trade payables incurred in the ordinary course of business and due within six months of the incurrence thereof.

     "Insolvency" shall mean, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of such term as used in
Section 4245 of ERISA.

     "Intellectual Property" shall mean, collectively, all Copyrights, Copyright
Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses of the
Borrower and its Subsidiaries, all goodwill associated therewith and all rights to sue for infringement thereof.

     "Interest Coverage Ratio" shall mean, as of the end of each fiscal quarter of the Borrower, for the Credit Party and their Subsidiaries on a Consolidated basis for the four consecutive quarters ending on such date, the ratio of (a)
Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

     "Interest Payment Date" shall mean (a) as to any Alternate Base Rate Loan, the last Business Day of each March, June, September and December and on the applicable Maturity

                                       13

Date, (b) as to any LIBOR Rate Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any LIBOR Rate Loan having an Interest Period longer than three months, (i) each three (3) month anniversary following the first day of such Interest Period and (ii) the last day of such Interest Period and (d) as to any Loan which is the subject of a mandatory prepayment required pursuant to Section 2.7(b), the date on which such mandatory prepayment is due.

     "Interest Period" shall mean, with respect to any LIBOR Rate Loan,

          (a) initially, the period commencing on the Borrowing Date or conversion date, as the case may be, with respect to such LIBOR Rate Loan and ending one, two, three or six months thereafter, subject to availability to all applicable Lenders, as selected by the Borrower in the
     Notice of Borrowing or Notice of Conversion given with respect thereto; and

          (b) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such LIBOR Rate Loan and ending one, two, three or six months thereafter, subject to availability to all applicable Lenders, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three (3)
     Business Days prior to the last day of the then current Interest Period with respect thereto; provided that the foregoing provisions are subject to the following:

               (i) if any Interest Period pertaining to a LIBOR Rate Loan would otherwise end on a day that is not a Business Day, such Interest
          Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               (ii) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month;

               (iii) if the Borrower shall fail to give notice as provided above, the Borrower shall be deemed to have selected an Alternate Base
          Rate Loan to replace the affected LIBOR Rate Loan;

               (iv) no Interest Period in respect of any Loan shall extend beyond the applicable Maturity Date and, further with regard to the
          Term Loan, no Interest Period shall extend beyond any principal amortization payment date with respect to such Term Loan unless the portion of such Term Loan consisting of Alternate Base Rate Loans together with the portion of such Term Loan consisting of LIBOR Rate
          Loans with Interest Periods expiring prior to or concurrently with the date such principal amortization payment date is due, is at least equal to the amount of such principal amortization payment due on such date; and

                                       14

               (v) no more than twelve (12) LIBOR Rate Loans may be in effect at any time. For purposes hereof, LIBOR Rate Loans with different
          Interest Periods shall be considered as separate LIBOR Rate Loans, even if they shall begin on the same date and have the same duration, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing
          Interest Periods to constitute a new LIBOR Rate Loan with a single
          Interest Period.

     "Interim Maturity Date" shall mean the date that is thirty (30) days following the Closing Date.

     "Interim Term Loan" shall have the meaning set forth in Section 2.3A.

     "Interim Term Loan Lender" shall mean Wachovia Bank, National Association.

     "Interim Term Loan Committed Amount" shall have the meaning set forth in
Section 2.2A.

     "Interim Term Loan Commitment" shall mean, with respect to the Interim Term
Loan Lender, the commitment of the Interim Term Loan Lender to make its portion of the Interim Term Loan in a principal amount equal to the Interim Term Loan
Committed Amount.

     "Interim Term Loan Note" shall mean the promissory note of the Borrower (if any) in favor of any of the Interim Term Loan Lender evidencing the Interim Term
Loan provided by the Interim Term Loan Lender pursuant to Section 2.2A(a), as such promissory note may be amended, modified, restated, amended and restated, extended, replaced, increased or otherwise supplemented from time to time.

     "Internal Control Event" shall mean a material weakness in, or fraud that involves management or other employees who have a significant role in, any
Credit Party's internal controls over financial reporting, in each case as described in the Securities Laws, to the extent such material weakness or fraud could reasonably be expected to cause a Material Adverse Effect.

     "Investment" shall mean (a) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of shares of
Capital Stock, other ownership interests or other securities of any Person or bonds, notes, debentures or all or substantially all of the assets of any
Person, (b) any deposit with, or advance, loan or other extension of credit to, any Person (other than deposits made in the ordinary course of business) or (c)
any other capital contribution to or investment in any Person, including, without limitation, any Guaranty Obligation (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such
Person; provided that the sale of put options shall not constitute an
"Investment" hereunder.

     "Issuing Lender" shall mean (a) with respect to any Existing Letters of
Credit, JPMorgan Chase Bank, Wells Fargo Bank, National Association and/or Bank
of America, N.A., as

                                       15

applicable and (b) with respect to all other Letters of Credit, Wachovia or any successor in such capacity.

     "Issuing Lender Fees" shall have the meaning set forth in Section 2.5(c).

     "Joinder Agreement" shall mean a Joinder Agreement in substantially the form of Exhibit 1.1(d), executed and delivered by an Additional Credit Party in accordance with the provisions of Section 5.10.

     "Lender" shall have the meaning set forth in the first paragraph of this
Agreement and shall include the Revolving Lenders, the Term Loan Lenders, the
Interim Term Loan Lender, the Issuing Lender and the Swingline Lender.

     "Lender Commitment Letter" shall mean, with respect to any Lender, the letter (or other correspondence) to such Lender from the Administrative Agent notifying such Lender of its LOC Commitment, Revolving Commitment Percentage
and/or Term Loan A Commitment Percentage.

     "Letter of Credit" shall mean (a) any letter of credit issued by the
Issuing Lender pursuant to the terms hereof and (b) any Existing Letters of
Credit, in each case as such letter of credit may be amended, modified, restated, amended and restated, extended, renewed, increased, replaced or supplemented from time to time by agreement of the Issuing Lender and relevant
Credit Party.

     "Letter of Credit Facing Fee" shall have the meaning set forth in Section
2.5(c).

     "Letter of Credit Fee" shall have the meaning set forth in Section 2.5(b).

     "LIBOR" shall mean, for any LIBOR Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest
1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the
London interbank offered rate for deposits in Dollars at approximately 11:00
A.M. (London time) two (2) Business Days prior to the first day of such Interest
Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR" shall mean, for any LIBOR Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M.
(London time) two (2) Business Days prior to the first day of such Interest
Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%). If, for any reason, neither of such rates is available, then "LIBOR" shall mean the rate per annum at which, as determined by the Administrative Agent in accordance with its customary practices, Dollars in an amount comparable to the Loans then requested are being offered to leading banks at approximately 11:00 A.M. London time, two (2) Business Days prior to the commencement of the applicable Interest Period for settlement in immediately available funds by leading banks in the London interbank market for a period equal to the Interest Period selected.

                                       16

     "LIBOR Lending Office" shall mean, initially, the office(s) of each Lender designated as such Lender's LIBOR Lending Office in such Lender's Administrative
Details Form; and thereafter, such other office of such Lender as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office of such Lender at which the LIBOR Rate Loans of such Lender are to be made.

     "LIBOR Rate" shall mean a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:

                                        LIBOR
            LIBOR Rate = ------------------------------------
                         1.00 - Eurodollar Reserve Percentage

     "LIBOR Rate Loan" shall mean Loans the rate of interest applicable to which is based on the LIBOR Rate.

     "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference in the nature of a security agreement, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any
Capital Lease having substantially the same economic effect as any of the foregoing).

     "Loan" shall mean a Revolving Loan, the Term Loan and/or a Swingline Loan,
as appropriate.

     "LOC Commitment" shall mean the commitment of the Issuing Lender to issue
Letters of Credit and with respect to each Revolving Lender, the commitment of such Revolving Lender to purchase participation interests in the Letters of
Credit up to such Lender's LOC Committed Amount as specified in the Lender
Commitment Letter or in the Register, as such amount may be reduced from time to time in accordance with the provisions hereof.

     "LOC Committed Amount" shall have the meaning set forth in Section 2.3(a).

     "LOC Documents" shall mean, with respect to each Letter of Credit, such
Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such
Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or (b) any collateral security for such obligations.

     "LOC Obligations" shall mean, at any time, the sum of (a) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit (including, without limitation, any amount that remains available to be drawn under

                                       17

any standby Letter of Credit despite the expiration thereof by its terms, due to the effect of Rule 3.14 of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or any subsequent official revision thereof)) plus (b) the aggregate amount of all drawings under
Letters of Credit honored by the Issuing Lender but not theretofore reimbursed.

     "Mandatory LOC Borrowing" shall have the meaning set forth in Section
2.3(e).

     "Mandatory Swingline Borrowing" shall have the meaning set forth in Section
2.4(b)(ii).

     "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, property or financial condition of the Borrower and its
Subsidiaries taken as a whole, (b) the ability of the Borrower and the
Guarantors to perform their material obligations, when such material obligations are required to be performed, under this Agreement, any of the Notes or any other Credit Document or (c) the validity or enforceability of this Agreement, any of the Notes or any of the other Credit Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

     "Material Contract" shall mean (a) any contract, agreement, permit or license, written or oral, of the Credit Parties or any of their Subsidiaries that is required to be disclosed as a "Material Agreement" pursuant to Form
10-K, 10-Q or 8-K of the Exchange Act and (b) any Material Government Contract.

     "Material Domestic Subsidiary" shall mean any Domestic Subsidiary of the
Borrower that, together with its Subsidiaries, (i) generates more than 10% of
Consolidated EBITDA on a Pro Forma Basis for the four (4) fiscal quarter period most recently ended; provided, however, that if at any time there are Domestic
Subsidiaries which are not classified as "Material Domestic Subsidiaries" but which, together with their Subsidiaries, collectively generate more than 15% of
Consolidated EBITDA on a pro forma basis, then the Borrower shall promptly designate one or more of such Domestic Subsidiaries as Material Domestic
Subsidiaries and cause any such Domestic Subsidiaries to comply with the provisions of Section 5.10 such that, after such Domestic Subsidiaries become
Guarantors hereunder, the Domestic Subsidiaries that are not Guarantors, together with their Subsidiaries, shall generate less than 15% of Consolidated
EBITDA.

     "Material Foreign Subsidiary" shall mean any Foreign Subsidiary of the
Borrower that, together with its Subsidiaries, generates more than 5% of
Consolidated EBITDA on a Pro Forma Basis for the four (4) fiscal quarter period most recently ended; provided, however, that if at any time there are Foreign
Subsidiaries which are not classified as "Material Foreign Subsidiaries" but which, together with their Subsidiaries, collectively generate more than 10% of
Consolidated EBITDA on a pro forma basis, then the Borrower shall promptly designate one or more of such Foreign Subsidiaries as Material Foreign
Subsidiaries such that, after such Foreign Subsidiaries become Material Foreign
Subsidiaries hereunder, the Foreign Subsidiaries that are not classified as
"Material Foreign Subsidiaries," together with their Subsidiaries, shall generate less than 10% of Consolidated EBITDA.

                                       18

     "Material Government Contract" shall mean a Government Contract with potential payment obligations by a Governmental Authority to the Borrower or any
of its Subsidiaries which are in excess of $50,000,000.

     "Material Intellectual Property" shall mean all Intellectual Property of the Credit Parties and their Subsidiaries, taken as a whole, other than
Intellectual Property, which individually or in the aggregate, generates and/or contributes to the generation of less than 10% of Consolidated EBITDA.

     "Materials of Environmental Concern" shall mean any gasoline or petroleum
(including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, perchlorate, polychlorinated biphenyls and urea-formaldehyde insulation.

     "Maturity Date" shall mean the Revolver Maturity Date, Term Loan Maturity
Date and/or the Interim Maturity Date, as applicable.

     "Moody's" shall mean Moody's Investors Service, Inc.

     "Multiemployer Plan" shall mean a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "Net Cash Proceeds" shall mean the aggregate cash proceeds received by any
Credit Party or any Subsidiary in respect of any Asset Disposition, Equity
Issuance, Debt Issuance or Recovery Event, net of (a) direct transaction costs
(including, without limitation, legal, accounting and investment banking fees, discounts, expenses and sales commissions) associated therewith, (b) amounts held in escrow to be applied as part of the purchase price of any Asset
Disposition and (c) taxes paid or payable as a result thereof; it being understood that "Net Cash Proceeds" shall include, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received by any Credit Party or any Subsidiary in any Asset Disposition, Equity
Issuance, Debt Issuance or Recovery Event and any cash released from escrow as part of the purchase price in connection with any Asset Disposition net of (a),
(b) and (c) above.

     "Note" or "Notes" shall mean the Revolving Notes, the Term Loan A Notes, the Interim Term Loan Note and/or the Swingline Note, collectively, separately or individually, as appropriate.

     "Notice of Borrowing" shall mean a request for a Revolving Loan borrowing pursuant to Section 2.1(b)(i) or a request for a Swingline Loan borrowing pursuant to Section 2.4(b)(i), as appropriate. A Form of Notice of Borrowing is attached as Exhibit 1.1(e).

     "Notice of Conversion/Extension" shall mean the written notice of conversion of a LIBOR Rate Loan to an Alternate Base Rate Loan or an Alternate
Base Rate Loan to a LIBOR

                                       19

Rate Loan, or extension of a LIBOR Rate Loan, in each case substantially in the form of Exhibit 1.1(f).

     "Obligations" shall mean, collectively, Loans and LOC Obligations and all other obligations of the Credit Parties to the Administrative Agent and the
Lenders under the Credit Documents.

     "OFAC" shall mean the U.S. Department of the Treasury's Office of Foreign
Assets Control.

     "Operating Lease" shall mean, as applied to any Person, any lease
(including, without limitation, leases which may be terminated by the lessee at any time) of any property (whether real, personal or mixed) which is not a
Capital Lease other than any such lease in which that Person is the lessor.

     "Other Agents" shall have the meaning set forth in Section 8.10.

     "Participant" shall have the meaning set forth in Section 9.6(b).

     "Participation Interest" shall mean a participation interest purchased by a
Revolving Lender in LOC Obligations as provided in Section 2.3(c) and in
Swingline Loans as provided in Section 2.4.

     "Patent Licenses" shall mean all agreements, whether written or oral, providing for the grant by or to a Person of any right to manufacture, use or sell any invention covered by a Patent, including, without limitation, any thereof referred to in Schedule 3.16.

     "Patents" shall mean (a) all letters patent of the United States or any other country, now existing or hereafter arising, and all improvement patents, reissues, reexaminations, patents of additions, renewals and extensions thereof, including, without limitation, any thereof referred to in Schedule 3.16, and (b)
all applications for letters patent of the United States or any other country, now existing or hereafter arising, and all provisionals, divisions, continuations and continuations-in-part and substitutes thereof, including, without limitation, any thereof referred to in Schedule 3.16.

     "Patriot Act" shall have the meaning set forth in Section 9.18.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

     "Permitted Acquisition" shall mean (1) the potential acquisition set forth on Schedule 1.1(a), and (2) an acquisition or any series of related acquisitions by a Credit Party of (a) all or a substantial portion of the assets or a majority of the outstanding Voting Stock or equity interests of a Person, (b) a
Person or business unit of a Person by a merger, amalgamation or consolidation or any other combination with such Person or (c) any division, line of business or other business unit of a Person (such Person or such division, line of business or other business

                                       20

unit of such Person shall be referred to herein as the "Target"), in each case that is a type of business (or assets used in a type of business) permitted to be engaged in by the Borrower and its Subsidiaries pursuant to Section 6.3, so long as (i) no Default or Event of Default shall then exist or would exist after giving effect thereto, (ii) the Credit Parties shall (A) for acquisitions less than or equal to $75,000,000 in total consideration, be in compliance with each of the financial covenants set forth in Section 5.9 on a Pro Forma Basis after giving effect to the consummation of such acquisition, (B) for acquisitions greater than $75,000,000 in total consideration, demonstrate to the reasonable satisfaction of the Administrative Agent and the Required Lenders at least five
(5) Business Days prior to the consummation of the Acquisition, that, after giving effect to the acquisition on a Pro Forma Basis the Credit Parties are in compliance with each of the financial covenants set forth in Section 5.9 and (C)
for acquisitions greater than $150,000,000 in total consideration, deliver the information required by Section 5.2(g), (iii) the Administrative Agent, on
behalf of the Lenders, shall have received (or within thirty (30) days after the closing of such acquisition will receive) the security interest required pursuant to Section 5.10 and/or 5.12, if any, and if a Person, shall have executed a Joinder Agreement in accordance with the terms of Section 5.10, to the extent required to do so pursuant to Section 5.10, (iv) if total non-contingent consideration for such acquisition is greater than $25,000,000, the Target shall have earnings before interest, taxes, depreciation and amortization for the four fiscal quarter period prior to the acquisition date in an amount greater than $0, (v) such acquisition shall not be a "hostile"
acquisition and shall have been approved by the Board of Directors and/or shareholders of the applicable Credit Party and the Target, and (vi) all acquisitions of Targets incorporated, formed, organized or (with respect to an asset acquisition) located outside the United States shall not exceed the sum of
(A) $175,000,000 and (B) the Net Cash Proceeds from any Equity Issuance of the
Borrower, to the extent a corresponding prepayment of the Credit Party
Obligations shall have been made if required pursuant to Section 2.7, over the term of this Agreement. The acquisition of the Acquired Company shall be deemed a Permitted Acquisition for all purposes of this Agreement. For purposes of clause (B) above, the reasonable satisfaction of the Administrative Agent and the Required Lenders shall be deemed to have been obtained if, after ten (10)
Business Days of delivery of the pro forma calculations and supporting materials to the Administrative Agent, the Administrative Agent has not delivered a written objection to such calculations to the Borrower.

     "Permitted Investments" shall mean:

          (a) cash and Cash Equivalents;

          (b) Investments of the Borrower or any of its Subsidiaries existing as of the Closing Date and as set forth on Schedule 1.1(b);

          (c) receivables owing to the Credit Parties or any of their
     Subsidiaries or any receivables and advances to suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

          (d) Investments in and loans to any Credit Party;

                                       21

          (e) loans and advances to officers, directors and employees in an aggregate amount not to exceed $1,000,000 at any time outstanding; provided that such loans and advances shall comply with all applicable Requirements of Law (including Sarbanes-Oxley);

          (f) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (g) Investments, acquisitions or transactions permitted under Section
     6.4(b);

          (h) purchases of securities of public companies made for the ultimate purpose of consummating or preparing to consummate a Permitted Acquisition in an aggregate amount not to exceed $75,000,000 at any time outstanding;
     provided that if such purchase results in a Permitted Acquisition then amounts expended in connection with the purchase of securities thereof shall not be included in the foregoing limitation;

          (i) Hedging Agreements to the extent permitted hereunder;

          (j) Investments in and loans and advances to Subsidiaries that are not
     Credit Parties in an aggregate amount not to exceed $30,000,000;

          (k) Investments consisting of Indebtedness permitted pursuant to
     Section 6.1 (other than intercompany Investments and Indebtedness permitted pursuant to clauses (d) and (j) hereof);

          (l) advances and loans to suppliers and customers in an aggregate amount not to exceed $30,000,000 at any one time outstanding; and

          (m) in addition to clauses (a) through (l) above, additional joint ventures, loans, advances, purchases of securities of public or private companies made for the ultimate purpose of consummating or preparing to consummate a Permitted Acquisition and/or Investments in an amount not to exceed 5% of Consolidated Total Assets as of the end of the most recently ended fiscal quarter of the Borrower at any time outstanding; provided that if any such purchases result in a Permitted Acquisition then amounts expended in connection with the purchase of such securities shall not be included in the calculation of the foregoing limitation.

     "Permitted Liens" shall mean:

          (a) Liens created by or otherwise existing under or in connection with this Agreement or the other Credit Documents in favor of the Administrative
     Agent on behalf of the Secured Parties;

                                       22

          (b) Liens in favor of a Hedging Agreement Provider in connection with a Secured Hedging Agreement; provided that such Liens shall secure the
     Credit Party Obligations and the obligations under such Secured Hedging
     Agreement on a pari passu basis;

          (c) Liens securing purchase money Indebtedness and Capital Lease
     Obligations to the extent permitted under Section 6.1(c); provided, that
     (i) any such Lien attaches to such property concurrently with or within thirty (30) days after the acquisition thereof and (ii) such Lien relates solely to the property so acquired in such transaction and replacements and proceeds thereof;

          (d) Liens for taxes, assessments, charges or other governmental levies not yet due or as to which the period of grace (not to exceed sixty (60)
     days), if any, related thereto has not expired or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of any Credit Party or its
     Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of Foreign Subsidiaries with significant operations outside the United
     States of America, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation);

          (e) statutory Liens such as carriers', warehousemen's, mechanics', materialmen's, landlords', repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than sixty (60) days or which are being contested in good faith by appropriate proceedings; provided that a reserve or other appropriate provision shall have been made therefor and the aggregate amount of such Liens is less than
     $5,000,000;

          (f) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in an aggregate amount not to exceed $10,000,000;

          (g) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (h) easements, rights of way, restrictions and other similar encumbrances affecting real property which do not materially interfere with the ordinary conduct of the business of the Credit Parties and their
     Subsidiaries, taken as a whole;

          (i) Liens existing on the Closing Date and set forth on Schedule
     1.1(c); provided that (i) no such Lien shall at any time be extended to cover property or assets other than the property or assets subject thereto on the Closing Date and improvements thereon and (ii) the principal amount of the Indebtedness secured by such Lien shall not be increased;

                                       23

          (j) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in this definition (other than Liens set forth on Schedule 1.1(c)); provided that such extension, renewal or replacement Lien shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property);

          (k) Liens arising in the ordinary course of business by virtue of any contractual, statutory or common law provision relating to banker's Liens, rights of set-off or similar rights and remedies covering deposit or securities accounts (including funds or other assets credited thereto) or other funds maintained with a depository institution or securities intermediary;

          (l) any zoning, building or similar laws or rights reserved to or vested in any Governmental Authority;

          (m) restrictions on transfers of securities imposed by applicable
     Securities Laws;

          (n) Liens arising out of judgments or awards not resulting in an Event of Default; provided that the applicable Credit Party or Subsidiary shall in good faith be prosecuting an appeal or proceedings for review;

          (o) any interest or title of a lessor, licensor or sublessor under any lease, license or sublease entered into by any Credit Party or any
     Subsidiary thereof in the ordinary course of its business and covering only the assets so leased, licensed or subleased and replacements thereof;

          (p) Liens on the assets of Foreign Subsidiaries securing Indebtedness owing from Foreign Subsidiaries to Persons that are not Affiliates to the extent permitted by Section 6.1(j);

          (q) Liens on the assets of Foreign Subsidiaries securing Indebtedness of Foreign Subsidiaries permitted by Section 6.1 to non-Affiliates;

          (r) Liens on the assets of any Person existing at the time such assets are acquired by the Borrower or any Subsidiary or at the time such Person becomes a Subsidiary in connection with a Permitted Acquisition or is merged or consolidated into the Borrower or any Subsidiary in connection with a Permitted Acquisition so long as (i) such Liens (A) are not created, incurred or assumed in contemplation of such Permitted Acquisition and (B)
     do not extend to any other assets of the Borrower or any Subsidiary at the time of such Permitted Acquisition; and (ii) the aggregate principal amount of Indebtedness secured by all such Liens does not exceed $25,000,000 at any time;

          (s) assignments of insurance or condemnation proceeds provided to landlords (or their mortgagees) pursuant to the terms of any lease and
     Liens or rights reserved in any lease for rent or for compliance with the terms of such lease; and

                                       24

          (t) additional Liens so long as the principal amount of Indebtedness and other obligations secured thereby does not exceed $10,000,000 in the aggregate.

     "Person" shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

     "Plan" shall mean, as of any date of determination, any employee benefit plan which is covered by Title IV of ERISA and in respect of which any Credit
Party or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "Pledge Agreement" shall mean the Pledge Agreement dated as of the Closing
Date executed by the Credit Parties in favor of the Administrative Agent, for the benefit of the Secured Parties, as the same may from time to time be amended, modified, restated, amended and restated, extended, replaced, or otherwise supplemented in accordance with the terms hereof and thereof.

     "Prime Rate" shall have the meaning set forth in the definition of
Alternate Base Rate.

     "Pro Forma Basis" shall mean, with respect to any transaction, that such transaction shall be deemed to have occurred as of the first day of the twelve-month period ending as of the most recent quarter end preceding the date of such transaction.

     "Properties" shall have the meaning set forth in Section 3.10(a).

     "Purchasing Lenders" shall have the meaning set forth in Section 9.6(c).

     "Recovery Event" shall mean the receipt by any Credit Party or any of its
Subsidiaries of any cash insurance proceeds or condemnation or expropriation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective property or assets other than obsolete property or assets no longer used or useful in the business of the Credit Parties or any of their Subsidiaries.

     "Register" shall have the meaning set forth in Section 9.6(d).

     "Reimbursement Obligation" shall mean the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 2.3(d) for amounts drawn under
Letters of Credit.

     "Reorganization" shall mean, with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.

                                       25

     "Reportable Event" shall mean any of the events set forth in Section
4043(c) of ERISA, other than those events as to which the thirty-day notice period is waived under PBGC Reg. Section 4043.

     "Required Lenders" shall mean, as of any date of determination, Lenders holding at least a majority of (a) the outstanding Revolving Commitments and
Term Loan or (b) if the Revolving Commitments have been terminated, the outstanding Loans and Participation Interests; provided, however, that if any
Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Required Lenders, Obligations (including Participation
Interests) owing to such Defaulting Lender and such Defaulting Lender's
Commitments.

     "Requirement of Law" shall mean, as to any Person, the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and each law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Responsible Officer" shall mean, for any Credit Party, any duly authorized officer thereof.

     "Restricted Payment" shall mean (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of any Credit Party or any of its Subsidiaries, now or hereafter outstanding, (b)
any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital
Stock of any Credit Party or any of its Subsidiaries, now or hereafter outstanding, (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of
Capital Stock of any Credit Party or any of its Subsidiaries, now or hereafter outstanding, and (d) any payment or prepayment of principal of, premium, if any, or interest on, redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Debt of any Credit Party or any of its Subsidiaries.

     "Revolver Maturity Date" shall mean the date that is five (5) years following the Closing Date.

     "Revolving Commitment" shall mean, with respect to each Revolving Lender, the commitment of such Revolving Lender to make Revolving Loans in an aggregate principal amount at any time outstanding up to an amount equal to such Revolving
Lender's Revolving Commitment Percentage of the Revolving Committed Amount.

     "Revolving Commitment Percentage" shall mean, for each Lender, the percentage identified as its Revolving Commitment Percentage in its Lender
Commitment Letter or in the Assignment Agreement pursuant to which such Lender became a Lender hereunder, as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 9.6(c).

                                       26

     "Revolving Committed Amount" shall have the meaning set forth in Section
2.1(a).

     "Revolving Lender" shall mean, as of any date of determination, a Lender holding a Revolving Commitment on such date.

     "Revolving Loan" shall have the meaning set forth in Section 2.1.

     "Revolving Note" or "Revolving Notes" shall mean the promissory notes of the Borrower provided pursuant to Section 2.1(e) in favor of any of the
Revolving Lenders evidencing the Revolving Loan provided by any such Revolving
Lender pursuant to Section 2.1(a), individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, amended and restated, extended, replaced, increased or otherwise supplemented from time to time.

     "S&P" shall mean Standard & Poor's Ratings Services, a division of The
McGraw Hill Companies, Inc.

     "Sanctioned Country" shall mean a country subject to a sanctions program identified on the list maintained by OFAC and available at
http://www.treas.gov/offices/eotffc/ofac/sanctions/index.html, or as otherwise published from time to time.

     "Sanctioned Person" shall mean (a) a Person named on the list of "Specially
Designated Nationals and Blocked Persons" maintained by OFAC available at
http://www.treas.gov/offices/eotffc/ofac/sdn/index.html, or as otherwise published from time to time, or (b) (i) an agency of the government of a
Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or
(iii) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

     "Sarbanes-Oxley" shall mean the Sarbanes-Oxley Act of 2002.

     "Scheduled Funded Debt Payments" shall mean, as of any date of determination for the Borrower and its Subsidiaries, the sum of all scheduled payments of principal on Funded Debt for the applicable period ending on the date of determination (including the principal component of payments due on
Capital Leases during the applicable period ending on the date of determination).

     "SEC" shall mean the Securities and Exchange Commission or any successor
Governmental Authority.

     "Secured Hedging Agreement" shall mean any Hedging Agreement between a
Credit Party and a Hedging Agreement Provider, as amended, modified, restated, amended and restated, extended, replaced, increased or otherwise supplemented from time to time pursuant to an agreement of the parties thereto.

                                       27

     "Secured Hedging Obligations" shall mean, without duplication, all of the obligations, indebtedness and liabilities of the Credit Parties to the Hedging
Agreement Providers, whenever arising, under the Secured Hedging Agreements, including principal, interest, fees, premiums, scheduled periodic payments, breakage, termination and other payments, reimbursements and indemnification obligations and other amounts (including, but not limited to, any interest accruing after the occurrence of a filing of a petition of bankruptcy under the
Bankruptcy Code with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code).

     "Secured Parties" shall mean the Administrative Agent, the Lenders and the
Hedging Agreement Providers.

     "Securities Act" shall mean the Securities Act of 1933, together with any amendment thereto or replacement thereof and any rules or regulations promulgated thereunder.

     "Securities Laws" shall mean the Securities Act, the Exchange Act and
Sarbanes-Oxley, and the rules and regulations promulgated thereunder, as each of the foregoing may be amended and in effect on any applicable date hereunder.

     "Security Agreement" shall mean the Security Agreement dated as of the
Closing Date executed by the Credit Parties in favor of the Administrative
Agent, for the benefit of the Secured Parties, as amended, modified, restated, amended and restated, extended, replaced, increased or otherwise supplemented from time to time in accordance with its terms.

     "Security Documents" shall mean the Security Agreement, the Pledge
Agreement and all other agreements, documents and instruments relating to, arising out of, or in any way connected with any of the foregoing documents or granting to the Administrative Agent, Liens or security interests to secure, inter alia, the Credit Party Obligations whether now or hereafter executed and/or filed, each as may be amended from time to time in accordance with the terms hereof, executed and delivered in connection with the granting, attachment and perfection of the Administrative Agent's security interests and liens arising thereunder, including, without limitation, UCC financing statements.

     "Senior Leverage Ratio" shall mean, as of the end of each fiscal quarter of the Borrower, for the Borrower and its Subsidiaries on a Consolidated basis for the four consecutive quarters ending on such date, the ratio of (a) Consolidated
Funded Debt on such date minus Subordinated Debt on such date minus, (i) to the extent the Term Loan on such date is outstanding, but no Revolving Loan or
Swingline Loan is outstanding on such date, cash and Cash Equivalents on the balance sheet of the Borrower and its Subsidiaries in an aggregate amount not to exceed $150,000,000 or (ii) to the extent no Term Loan, Revolving Loan or
Swingline Loan is outstanding on such date, cash and Cash Equivalents on the balance sheet of the Borrower and its Subsidiaries to (b) Consolidated EBITDA
for such four fiscal quarter period.

     "Senior Subordinated Convertible Notes" shall mean those 2.00% Senior
Subordinated Convertible Notes.

                                       28

     "Senior Subordinated Indebtedness" shall mean the Senior Subordinated Notes and the Senior Subordinated Convertible Notes.

     "Senior Subordinated Notes" shall mean those 8.25% Senior Subordinated
Notes due 2013.

     "Senior Unsecured Notes" shall mean the Acquired Company's 7 3/8% Senior
Unsecured Notes due May 2006.

     "Single Employer Plan" shall mean any Plan that is not a Multiemployer
Plan.

     "Subordinated Debt" shall mean any Indebtedness incurred by any Credit
Party which by its terms is specifically subordinated in right of payment to the prior payment of the Credit Party Obligations and contains subordination and other terms acceptable to the Administrative Agent.

     "Subsidiary" shall mean, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or similar managers of such corporation, limited liability company, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.
Unless otherwise qualified, all references to a "Subsidiary" or to
"Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

     "Swingline Commitment" shall mean the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding up to the Swingline Committed Amount, and the commitment of the Revolving Lenders to purchase participation interests in the Swingline Loans as provided in
Section 2.4(b)(ii), as such amounts may be reduced from time to time in accordance with the provisions hereof.

     "Swingline Committed Amount" shall mean the amount of the Swingline
Lender's Swingline Commitment as specified in Section 2.4(a).

     "Swingline Lender" shall mean Wachovia and any successor in such capacity.

     "Swingline Loan" shall have the meaning set forth in Section 2.4(a).

     "Swingline Note" shall mean the promissory note of the Borrower in favor of the Swingline Lender evidencing the Swingline Loans provided pursuant to Section
2.4(d), as such promissory note may be amended, modified, restated, amended and restated, extended, replaced, increased or otherwise supplemented from time to time.

     "Taxes" shall have the meaning set forth in Section 2.17.

     "Term Loan" shall mean the Term Loan A and/or the Interim Term Loan, as applicable.

                                       29

     "Term Loan A" shall have the meaning set forth in Section 2.2(a).

     "Term Loan A Commitment" shall mean, with respect to each Term Loan A
Lender, the commitment of such Term Loan A Lender to make its portion of the
Term Loan A in a principal amount equal to such Term Loan A Lender's Term Loan A
Commitment Percentage of the Term Loan A Committed Amount.

     "Term Loan A Commitment Percentage" shall mean, for any Term Loan A Lender, the percentage identified as its Term Loan A Commitment Percentage in its Lender
Commitment Letter, as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 9.6.

     "Term Loan A Committed Amount" shall have the meaning set forth in Section
2.2(a).

     "Term Loan A Lender" shall mean a Lender holding a Term Loan A Commitment or a portion of the outstanding Term Loan A.

     "Term Loan A Maturity Date" shall mean the date that is five (5) years following the Closing Date.

     "Term Loan A Note" or "Term Loan A Notes" shall mean the promissory notes of the Borrower (if any) in favor of any of the Term Loan A Lenders evidencing the portion of the Term Loan A provided by any such Term Loan A Lender pursuant to Section 2.2(a), individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, amended and restated, extended, replaced, increased or otherwise supplemented from time to time.

     "Term Loan Commitment" shall mean the Term Loan A Commitment and/or the
Interim Term Loan Commitment, as applicable

     "Term Loan Committed Amount" shall mean the Term Loan A Committed Amount and/or the Interim Term Loan Committed Amount, as applicable.

     "Term Loan Lender" shall mean the Term Loan A Lenders and/or the Interim
Term Loan Lender, as applicable.

     "Term Loan Maturity Date" shall mean the Term Loan A Maturity Date and/or the Interim Maturity Date, as applicable.

     "Term Loan Note" or "Term Loan Notes" shall mean the Interim Term Loan Note and/or the Term Loan A Notes, as applicable.

     "Total Leverage Ratio" shall mean, as of the end of each fiscal quarter of the Borrower, for the Borrower and its Subsidiaries on a Consolidated basis for the four consecutive quarters ending on such date, the ratio of (a) Consolidated
Funded Debt of the Borrower and its

                                       30

Subsidiaries on such date minus, (i) to the extent the Term Loan on such date is outstanding, but no Revolving Loan or Swingline Loan is outstanding on such date, cash and Cash Equivalents on the balance sheet of the Borrower and its
Subsidiaries in an aggregate amount not to exceed $150,000,000 or (ii) to the extent no Term Loan, Revolving Loan or Swingline Loan is outstanding on such date, cash and Cash Equivalents on the balance sheet of the Borrower and its
Subsidiaries to (b) Consolidated EBITDA for such four fiscal quarter period.

     "Trademark License" shall mean any agreement, whether written or oral, providing for the grant by or to a Person of any right to use any Trademark, including, without limitation, any thereof referred to in Schedule 3.16.

     "Trademarks" shall mean (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, service marks, elements of package or trade dress of goods or services, logos and other source or business identifiers, together with the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United
States Patent and Trademark Office or in any similar office or agency of the
United States, any State thereof or any other country or any political subdivision thereof, including, without limitation, any thereof referred to in
Schedule 3.16 and (b) all renewals thereof including, without limitation, any thereof referred to in Schedule 3.16.

     "Tranche" shall mean the collective reference to LIBOR Rate Loans whose
Interest Periods begin and end on the same day.

     "Transactions" shall mean the closing of this Agreement, the other Credit
Documents and the other transactions contemplated hereby to occur in connection with such closing (including, without limitation, the initial borrowings under the Credit Documents, the payment of fees and expenses in connection with all of the foregoing and the Acquisition).

     "Transfer Effective Date" shall have the meaning set forth in each
Assignment Agreement.

     "Type" shall mean, as to any Loan, its nature as an Alternate Base Rate
Loan or LIBOR Rate Loan, as the case may be.

     "UCC" shall mean the Uniform Commercial Code from time to time in effect in any applicable jurisdiction.

     "Unused Fee" shall have the meaning set forth in Section 2.5(a).

     "Voting Stock" shall mean, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote may be or have been suspended by the happening of such a contingency.

                                       31

     "Wachovia" shall mean Wachovia Bank, National Association, a national banking association, together with its successors and/or assigns.

     "Works" shall mean all works which are subject to copyright protection pursuant to Title 17 of the United States Code.

     SECTION 1.2 OTHER DEFINITIONAL PROVISIONS.

          (a) Unless otherwise specified therein, all terms defined in this
     Agreement shall have the defined meanings when used in the Notes or other
     Credit Documents or any certificate or other document made or delivered pursuant hereto.

          (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     SECTION 1.3 ACCOUNTING TERMS.

     Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP applied on a basis consistent with the most recent audited
Consolidated financial statements of the Borrower delivered to the Lenders;
provided that, if the Borrower shall notify the Administrative Agent that it wishes to amend any definitions incorporated in Section 5.9 to eliminate the effect of any change in GAAP on the operation of any such definition or provision (or if the Administrative Agent notifies the Borrower that the
Required Lenders wish to amend any such definition or provision for such purpose), then the Borrower's compliance with such provisions shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such definition or provision is amended in a manner satisfactory to the Borrower and the Required Lenders.

     The Borrower shall deliver to the Administrative Agent and each Lender at the same time as the delivery of any annual or quarterly financial statements given in accordance with the provisions of Section 5.1, (a) a description in reasonable detail of any material change in the application of accounting principles employed in the preparation of such financial statements from those applied in the most recently preceding quarterly or annual financial statements as to which no objection shall have been made in accordance with the provisions above and (b) a reasonable estimate of the effect on the financial statements on account of such changes in application.

     For purposes of computing the financial covenants set forth in Section 5.9 for any applicable test period, any Permitted Acquisition or permitted sale of assets (including a stock

                                       32

sale) shall be given pro forma effect as if such transaction had taken place as of the first day of such applicable test period.

     SECTION 1.4 TIME REFERENCES.

     Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

                                   ARTICLE II

                           THE LOANS; AMOUNT AND TERMS

     SECTION 2.1 REVOLVING LOANS.

          (a) Revolving Commitment. During the Commitment Period, subject to the terms and conditions hereof, each Revolving Lender severally, but not jointly, agrees to make revolving credit loans in Dollars ("Revolving
     Loans") to the Borrower from time to time in an aggregate principal amount of up to FOUR HUNDRED TWENTY-FIVE MILLION DOLLARS ($425,000,000) (as such aggregate maximum amount may be reduced from time to time as provided in
     Section 2.6, the "Revolving Committed Amount") for the purposes hereinafter set forth; provided, however, that (i) with regard to each Revolving Lender individually, the sum of such Revolving Lender's Revolving Commitment
     Percentage of the aggregate principal amount of outstanding Revolving Loans plus such Revolving Lender's Revolving Commitment Percentage of outstanding
     Swingline Loans plus such Revolving Lender's Revolving Commitment
     Percentage of outstanding LOC Obligations shall not exceed such Revolving
     Lender's Revolving Commitment and (ii) with regard to the Revolving Lenders collectively, the sum of the aggregate principal amount of outstanding
     Revolving Loans plus outstanding Swingline Loans plus outstanding LOC
     Obligations shall not exceed the Revolving Committed Amount then in effect.
     Revolving Loans may consist of Alternate Base Rate Loans or LIBOR Rate
     Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof; provided, however, the Revolving Loans made on the Closing Date or any of the three
     (3) Business Days following the Closing Date, may only consist of Alternate
     Base Rate Loans unless the Borrower delivers a funding indemnity letter, substantially in the form of Exhibit 2.1(a), reasonably acceptable to the
     Administrative Agent not less than three (3) Business Days prior to the
     Closing Date; provided, further, that any such Alternate Base Rate Loans may be converted to LIBOR Rate Loans in accordance with Section 2.9. LIBOR
     Rate Loans shall be made by each Revolving Lender at its LIBOR Lending
     Office and Alternate Base Rate Loans at its Domestic Lending Office.

          (b) Revolving Loan Borrowings.

               (i) Notice of Borrowing. The Borrower shall request a Revolving
          Loan borrowing by delivering a written Notice of Borrowing (or telephone notice

                                       33

          promptly confirmed in writing by delivery of a written Notice of
          Borrowing, which delivery may be by fax) to the Administrative Agent not later than 11:00 A.M. on the Business Day of the requested borrowing in the case of Alternate Base Rate Loans, and on the third
          Business Day prior to the date of the requested borrowing in the case of LIBOR Rate Loans. Each such Notice of Borrowing shall be irrevocable and shall specify (A) that a Revolving Loan is requested,
          (B) the date of the requested borrowing (which shall be a Business
          Day), (C) the aggregate principal amount to be borrowed and (D)
          whether the borrowing shall be comprised of Alternate Base Rate Loans,
          LIBOR Rate Loans or a combination thereof, and if LIBOR Rate Loans are requested, the Interest Period(s) therefor. If the Borrower shall fail to specify in any such Notice of Borrowing (1) an applicable Interest
          Period in the case of a LIBOR Rate Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (2) the
          Type of Revolving Loan requested, then such notice shall be deemed to be a request for an Alternate Base Rate Loan hereunder. The
          Administrative Agent shall give notice to each Revolving Lender promptly upon receipt of each Notice of Borrowing, the contents thereof and each such Revolving Lender's share thereof.

               (ii) Minimum Amounts. Each Revolving Loan that is made as an
          Alternate Base Rate Loan shall be in a minimum aggregate amount of
          $2,500,000 and in integral multiples of $1,000,000 in excess thereof
          (or the remaining amount of the Revolving Committed Amount, if less).
          Each Revolving Loan that is made as a LIBOR Rate Loan shall be in a minimum aggregate amount of $2,500,000 and in integral multiples of
          $1,000,000 in excess thereof (or the remaining amount of the Revolving
          Committed Amount, if less).

               (iii) Advances. Each Revolving Lender will make its Revolving
          Commitment Percentage of each Revolving Loan borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in Section 9.2, or at such other office as the Administrative Agent may designate in writing, upon reasonable advance notice by 1:00 P.M. on the date specified in the applicable Notice of Borrowing, in Dollars and in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower on the books of such office (or such other account that the Borrower may designate in writing to the
          Administrative Agent) with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent.

          (c) Repayment. Subject to the terms of this Agreement, Revolving Loans may be borrowed, repaid and reborrowed during the Commitment Period. The principal amount of all Revolving Loans shall be due and payable in full on the Revolver Maturity Date, unless accelerated sooner pursuant to Section
     7.2.

                                       34

          (d) Interest. Subject to the provisions of Section 2.8(b), Revolving
     Loans shall bear interest as follows:

               (i) Alternate Base Rate Loans. During such periods as any
          Revolving Loans shall be comprised of Alternate Base Rate Loans, each such Alternate Base Rate Loan shall bear interest at a per annum rate equal to the sum of the Alternate Base Rate plus the Applicable
          Percentage; and

               (ii) LIBOR Rate Loans. During such periods as Revolving Loans shall be comprised of LIBOR Rate Loans, each such LIBOR Rate Loan shall bear interest at a per annum rate equal to the sum of the LIBOR
          Rate plus the Applicable Percentage.

          Interest on Revolving Loans shall be payable in arrears on each
     Interest Payment Date.

          (e) Revolving Notes; Covenant to Pay. The Borrower's obligation to pay each Lender's Revolving Loans shall be evidenced, upon such Revolving
     Lender's request, by a duly executed promissory note of the Borrower to such Revolving Lender in substantially the form of Exhibit 2.1(e). The
     Borrower covenants and agrees to pay the Revolving Loans in accordance with the terms of this Agreement and the Revolving Note or Revolving Notes.

     SECTION 2.2 TERM LOAN A.

          (a) Term Loan A. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each
     Term Loan A Lender severally, but not jointly, agrees to make available to the Borrower (through the Administrative Agent) on the Closing Date such
     Term Loan A Lender's Term Loan A Commitment Percentage of a term loan in
     Dollars (the "Term Loan A") in the aggregate principal amount of ONE
     HUNDRED MILLION DOLLARS ($100,000,000) (the "Term Loan A Committed Amount")
     for the purposes hereinafter set forth. Upon receipt by the Administrative
     Agent of the proceeds of the Term Loan A on or prior to the Closing Date, such proceeds will then be made available to the Borrower on the Closing
     Date by the Administrative Agent by crediting the account of the Borrower on the books of the office of the Administrative Agent specified in Section
     9.2, or at such other office as the Administrative Agent may designate in writing, with the aggregate of such proceeds made available to the
     Administrative Agent by the Term Loan A Lenders and in like funds as received by the Administrative Agent (or by crediting such other account(s)
     as directed by the Borrower). The Term Loan A may consist of Alternate Base
     Rate Loans or LIBOR Rate Loans, or a combination thereof, as the Borrower may request; provided, however, that the Term Loan A made on the Closing
     Date may only consist of Alternate Base Rate Loans unless the Borrower delivers a funding indemnity letter, substantially in the form of Exhibit
     2.1(a), reasonably acceptable to the Administrative Agent not less than three (3) Business Days prior to the Closing Date; provided, further, that any such Alternate Base Rate Loans may be converted to LIBOR Rate Loans in

                                       35

     accordance with Section 2.9. LIBOR Rate Loans shall be made by each Term
     Loan A Lender at its LIBOR Lending Office and Alternate Base Rate Loans at
     its Domestic Lending Office. Amounts repaid or prepaid on the Term Loan A may not be reborrowed.

          (b) Repayment of Term Loan A. The principal amount of the Term Loan A shall be repaid in twenty (20) consecutive quarterly installments as follows, unless accelerated sooner pursuant to Section 7.2:

                                                 TERM LOAN A PRINCIPAL
PRINCIPAL AMORTIZATION PAYMENT DATES             AMORTIZATION PAYMENT
------------------------------------   ----------------------------------------
            June 30, 2006                                 $0
         September 30, 2006                               $0
          December 31, 2006                               $0
           March 31, 2007                                 $0
            June 30, 2007                             $1,250,000
         September 30, 2007                           $1,250,000
          December 31, 2007                           $1,250,000
           March 31, 2008                             $1,250,000
            June 30, 2008                             $2,500,000
         September 30, 2008                           $2,500,000
          December 31, 2008                           $2,500,000
           March 31, 2009                             $2,500,000
            June 30, 2009                             $2,500,000
         September 30, 2009                           $2,500,000
          December 31, 2009                           $2,500,000
           March 31, 2010                             $2,500,000
            June 30, 2010                            $18,750,000
         September 30, 2010                          $18,750,000
          December 31, 2010                          $18,750,000
      Term Loan A Maturity Date        $18,750,000 or the remaining outstanding
                                           principal amount of the Term Loan

          (c) Interest on the Term Loan A. Subject to the provisions of Section
     2.8, the Term Loan A shall bear interest as follows:

               (i) Alternate Base Rate Loans. During such periods as the Term
          Loan A shall be comprised of Alternate Base Rate Loans, each such
          Alternate Base Rate Loan shall bear interest at a per annum rate equal to the sum of the Alternate Base Rate plus the Applicable Percentage;
          and

               (ii) LIBOR Rate Loans. During such periods as the Term Loan A shall be comprised of LIBOR Rate Loans, each such LIBOR Rate Loan shall bear interest at a per annum rate equal to the sum of the LIBOR
          Rate plus the Applicable Percentage.

                                       36

          Interest on the Term Loan A shall be payable in arrears on each
     Interest Payment Date.

          (d) Term Loan A Notes; Covenant to Pay. The Borrower's obligation to pay each Term Loan A Lender shall be evidenced, upon such Term Loan A
     Lender's request, by a duly executed promissory note of the Borrower to such Term Loan A Lender in substantially the form of Exhibit 2.2(d). The
     Borrower covenants and agrees to pay the Term Loan A in accordance with the terms of this Agreement and the Term Note A or Term Notes A.

     SECTION 2.2 A INTERIM TERM LOAN.

          (a) Interim Term Loan. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, the
     Interim Term Loan Lender agrees to make available to the Borrower (through the Administrative Agent) on the Closing Date a term loan in Dollars (the
     "Interim Term Loan") in the aggregate principal amount of THREE HUNDRED
     MILLION DOLLARS ($300,000,000) (the "Interim Term Loan Committed Amount")
     for the purposes hereinafter set forth. Upon receipt by the Administrative
     Agent of the proceeds of the Interim Term Loan on or prior to the Closing
     Date, such proceeds will then be made available to the Borrower on the
     Closing Date by the Administrative Agent by crediting the account of the
     Borrower on the books of the office of the Administrative Agent specified in Section 9.2, or at such other office as the Administrative Agent may designate in writing, with the aggregate of such proceeds made available to the Administrative Agent by the Interim Term Loan Lender and in like funds as received by the Administrative Agent (or by crediting such other account(s) as directed by the Borrower). The Interim Term Loan may only consist of Alternate Base Rate Loans. Amounts repaid or prepaid on the
     Interim Term Loan may not be reborrowed.

          (b) Repayment of the Interim Term Loan. The principal amount of the
     Interim Term Loan shall be due and payable in full on the Interim Maturity
     Date, unless accelerated sooner pursuant to Section 7.2.

          (c) Interest on the Term Loan. Subject to the provisions of Section
     2.8, the Interim Term Loan shall bear interest at a per annum rate equal to the sum of the Alternate Base Rate plus the Applicable Percentage.

          Interest on the Interim Term Loan shall be payable on the Interim
     Maturity Date.

          (d) Interim Term Loan Note; Covenant to Pay. The Borrower's obligation to pay the Interim Term Loan Lender shall be evidenced, upon the Interim
     Term Loan Lender's request, by a duly executed promissory note of the
     Borrower to the Interim Term Loan Lender in substantially the form of
     Exhibit 2.2A(e). The Borrower covenants and agrees to pay the Interim Term
     Loan in accordance with the terms of this Agreement and the Interim Term
     Note.

                                       37

     SECTION 2.3 LETTER OF CREDIT SUBFACILITY.

          (a) Issuance. Subject to the terms and conditions hereof and of the
     LOC Documents, if any, and any other terms and conditions which the Issuing
     Lender may reasonably require, during the Commitment Period the Issuing
     Lender shall issue, and the Revolving Lenders shall participate in, standby and commercial Letters of Credit for the account of the Borrower from time to time upon request in a form acceptable to the Issuing Lender; provided, however, that (i) the aggregate amount of LOC Obligations shall not at any time exceed SEVENTY-FIVE MILLION DOLLARS ($75,000,000) (the "LOC Committed
     Amount"), (ii) the sum of the aggregate principal amount of outstanding
     Revolving Loans plus outstanding Swingline Loans plus outstanding LOC
     Obligations shall not at any time exceed the Revolving Committed Amount then in effect, (iii) all Letters of Credit shall be denominated in Dollars and (iv) Letters of Credit shall be issued for any lawful corporate purposes and may be issued as standby letters of credit, including in connection with workers' compensation and other insurance programs. No
     Letter of Credit shall have an original expiry date more than twelve (12)
     months from the date of issuance; provided, however, so long as no Default or Event of Default has occurred and is continuing and subject to the other terms and conditions to the issuance of Letters of Credit hereunder, the expiry dates of Letters of Credit may be extended annually or periodically from time to time on the request of the Borrower or by operation of the terms of the applicable Letter of Credit to a date not more than twelve
     (12) months from the date of extension; provided, further, that no Letter of Credit, as originally issued or as extended, shall have an expiry date extending beyond the date that is five (5) Business Days prior to the
     Revolver Maturity Date. Each Letter of Credit shall comply with the related
     LOC Documents. The issuance and expiry date of each Letter of Credit shall be a Business Day. Each Letter of Credit issued hereunder shall be in a minimum original face amount of $100,000 or such lesser amount as approved by the Issuing Lender. The Existing Letters of Credit shall, as of the
     Closing Date, be deemed to have been issued pursuant hereto as "Letters of
     Credit". The Borrower's reimbursement obligations in respect of each
     Existing Letter of Credit, and each Revolving Lender's participation obligations in connection therewith, shall be governed by the terms of this
     Credit Agreement. The Borrower hereby assumes and agrees to pay all reimbursement obligations of Stewart & Stevenson Services, Inc., with respect to all Existing Letters of Credit.

          (b) Notice and Reports. The request for the issuance of a Letter of
     Credit shall be submitted to the Issuing Lender at least three (3) Business
     Days prior to the requested date of issuance. The Issuing Lender will promptly upon request of the Administrative Agent or any Revolving Lender provide to the Administrative Agent for dissemination to the Revolving
     Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of any prior report, and including therein, among other things, the account party, the beneficiary, the face amount, expiry date as well as any payments or expirations which may have occurred. The
     Issuing Lender will further provide to the Administrative Agent promptly upon request copies of the Letters of

                                       38

     Credit. The Issuing Lender will provide to the Administrative Agent promptly upon request a summary report of the nature and extent of LOC
     Obligations then outstanding.

          (c) Participations. Each Revolving Lender, upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its Revolving Commitment Percentage of the obligations under such Letter of Credit and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its Revolving Commitment Percentage of the obligations arising under such Letter of Credit; provided that any Person that becomes a Lender after the Closing Date shall be deemed to have purchased a
     Participation Interest in all outstanding Letters of Credit on the date it becomes a Lender hereunder and any Letter of Credit issued on or after such date, in each case in accordance with the foregoing terms. Without limiting the scope and nature of each Revolving Lender's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any LOC Document, each such Revolving Lender shall pay to the Issuing Lender its Revolving Commitment Percentage of such unreimbursed drawing in same day funds pursuant to and in accordance with the provisions of subsection (d) hereof. The obligation of each Revolving
     Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an
     Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

          (d) Reimbursement. In the event of any drawing under any Letter of
     Credit, the Issuing Lender will promptly notify the Borrower and the
     Administrative Agent. The Borrower shall reimburse the Issuing Lender on the day of drawing under any Letter of Credit (either with the proceeds of a Revolving Loan obtained hereunder or otherwise) in same day funds as provided herein or in the LOC Documents. If the Borrower shall fail to reimburse the Issuing Lender as provided herein, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the ABR
     Default Rate. Unless the Borrower shall immediately notify the Issuing
     Lender and the Administrative Agent of its intent to otherwise reimburse the Issuing Lender, the Borrower shall be deemed to have requested a
     Mandatory LOC Borrowing in the amount of the drawing as provided in subsection (e) hereof, the proceeds of which will be used to satisfy the
     Reimbursement Obligations. The Borrower's Reimbursement Obligations
     hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of set-off, counterclaim or defense to payment the Borrower may claim or have against the Issuing Lender, the
     Administrative Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrower to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit.
     The Issuing Lender will promptly notify the other Revolving Lenders of the amount of any unreimbursed drawing and each Revolving Lender shall promptly pay to the Administrative Agent for the account of the Issuing

                                       39

     Lender, in Dollars and in immediately available funds, the amount of such
     Revolving Lender's Revolving Commitment Percentage of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Revolving Lender from the Issuing Lender if such notice is received at or before 2:00 P.M., otherwise such payment shall be made at or before
     12:00 Noon on the Business Day next succeeding the day such notice is received. If such Revolving Lender does not pay such amount to the Issuing
     Lender in full upon such request, such Revolving Lender shall, on demand, pay to the Administrative Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Revolving Lender pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two (2) Business Days of the date of drawing, the Federal Funds Effective Rate and thereafter at a rate equal to the Alternate Base Rate. Each Revolving Lender's obligation to make such payment to the Issuing Lender, and the right of the Issuing
     Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the Credit Party
     Obligations hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever.

          (e) Repayment with Revolving Loans. On any day on which the Borrower shall have requested, or been deemed to have requested, a Revolving Loan to reimburse a drawing under a Letter of Credit, the Administrative Agent shall give notice to the Revolving Lenders that a Revolving Loan has been requested or deemed requested in connection with a drawing under a Letter of Credit, in which case a Revolving Loan borrowing comprised entirely of
     Alternate Base Rate Loans (each such borrowing, a "Mandatory LOC
     Borrowing") shall be made (without giving effect to any termination of the
     Commitments pursuant to Section 7.2) pro rata based on each Revolving
     Lender's respective Revolving Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section
     7.2) and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each Revolving Lender hereby irrevocably agrees to make such Revolving Loans on the day such notice is received by the Revolving Lenders from the Administrative Agent if such notice is received at or before 2:00 P.M., otherwise such payment shall be made at or before 12:00 Noon on the Business Day next succeeding the day such notice is received, in each case notwithstanding (i) the amount of Mandatory LOC Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (ii)
     whether any conditions specified in Section 4.2 are then satisfied, (iii)
     whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Revolving Loan to be made by the time otherwise required in Section 2.1(b), (v) the date of such Mandatory LOC
     Borrowing, or (vi) any reduction in the Revolving Committed Amount after any such Letter of Credit may have been drawn upon. In the event that any
     Mandatory LOC Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the occurrence of a Bankruptcy Event), then each such Revolving Lender hereby agrees that it shall forthwith fund (as of the date the Mandatory LOC
     Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after

                                       40

     such date and prior to such purchase) its Participation Interests in the outstanding LOC Obligations; provided, further, that in the event any
     Revolving Lender shall fail to fund its Participation Interest on the day the Mandatory LOC Borrowing would otherwise have occurred, then the amount of such Revolving Lender's unfunded Participation Interest therein shall bear interest payable by such Revolving Lender to the Issuing Lender upon demand, at the rate equal to, if paid within two (2) Business Days of such date, the Federal Funds Effective Rate, and thereafter at a rate equal to the Alternate Base Rate.

          (f) Modification, Extension. The issuance of any supplement, modification, amendment, renewal, or extension to any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

          (g) ISP98 and UCP. Unless otherwise expressly agreed by the Issuing
     Lender and the Borrower, when a Letter of Credit is issued, (i) the rules of the "International Standby Practices 1998," published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby
     Letter of Credit, and (ii) the rules of The Uniform Customs and Practice for Documentary Credits, as most recently published by the International
     Chamber of Commerce at the time of issuance, shall apply to each commercial
     Letter of Credit.

          (h) Conflict with LOC Documents. In the event of any conflict between this Agreement and any LOC Document (including any letter of credit application), this Agreement shall control.

          (i) Designation of Subsidiaries as Account Parties. Notwithstanding
     anything to the contrary set forth in this Agreement, including without limitation Section 2.3(a), a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of a Subsidiary of the Borrower; provided that, notwithstanding such statement, the Borrower shall be the actual account party for all purposes of this Agreement for such Letter of Credit and such statement shall not affect the Borrower's Reimbursement Obligations hereunder with respect to such Letter of Credit.

     SECTION 2.4 SWINGLINE LOAN SUBFACILITY.

          (a) Swingline Commitment. During the Commitment Period, subject to the terms and conditions hereof, the Swingline Lender, in its individual capacity, agrees to make certain revolving credit loans to the Borrower
     (each a "Swingline Loan" and, collectively, the "Swingline Loans") for the purposes hereinafter set forth; provided, however, (i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed TWENTY MILLION DOLLARS ($20,000,000) (the "Swingline Committed
     Amount"), and (ii) the sum of the aggregate principal amount of outstanding
     Revolving Loans plus outstanding Swingline Loans plus outstanding LOC
     Obligations shall not exceed the Revolving Committed Amount then in effect.
     Swingline Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.

                                       41

          (b) Swingline Loan Borrowings.

               (i) Notice of Borrowing and Disbursement. Upon receiving a Notice of Borrowing from the Borrower not later than 12:00 Noon on any
          Business Day requesting that a Swingline Loan be made, the Swingline
          Lender will make Swingline Loans available to the Borrower on the same
          Business Day such request is received by the Administrative Agent.
          Swingline Loan borrowings hereunder shall be made in minimum amounts of $500,000 (or the remaining available amount of the Swingline
          Committed Amount if less) and in integral amounts of $500,000 in excess thereof.

               (ii) Repayment of Swingline Loans. Each Swingline Loan borrowing shall be due and payable on the Revolver Maturity Date. The Swingline
          Lender may, at any time, in its sole discretion, by written notice to the Borrower and the Administrative Agent, demand repayment of its
          Swingline Loans by way of a Revolving Loan borrowing, in which case the Borrower shall be deemed to have requested a Revolving Loan borrowing comprised entirely of Alternate Base Rate Loans in the amount of such Swingline Loans; provided, however, that, in the following circumstances, any such demand shall also be deemed to have been given one Business Day prior to each of (A) the Revolver Maturity
          Date, (B) the occurrence of any Bankruptcy Event, (C) upon acceleration of the Credit Party Obligations hereunder, whether on account of a Bankruptcy Event or any other Event of Default, and (D)
          the exercise of remedies in accordance with the provisions of Section
          7.2 hereof (each such Revolving Loan borrowing made on account of any such deemed request therefor as provided herein being hereinafter referred to as "Mandatory Swingline Borrowing"). Each Revolving Lender
          hereby irrevocably agrees to make such Revolving Loans promptly upon any such request or deemed request on account of each Mandatory
          Swingline Borrowing in the amount and in the manner specified in the preceding sentence on the date such notice is received by the
          Revolving Lenders from the Administrative Agent if such notice is received at or before 2:00 P.M., otherwise such payment shall be made at or before 12:00 Noon on the Business Day next succeeding the date such notice is received notwithstanding (1) the amount of Mandatory
          Swingline Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (2)
          whether any conditions specified in Section 4.2 are then satisfied,
          (3) whether a Default or an Event of Default then exists, (4) failure of any such request or deemed request for Revolving Loans to be made by the time otherwise required in Section 2.1(b)(i), (5) the date of such Mandatory Swingline Borrowing, or (6) any reduction in the
          Revolving Committed Amount or termination of the Revolving Commitments immediately prior to such Mandatory Swingline Borrowing or contemporaneously therewith. In the event that any Mandatory Swingline
          Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code), then each Revolving Lender hereby agrees that it shall forthwith purchase

                                       42

          (as of the date the Mandatory Swingline Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline
          Lender such Participation Interest in the outstanding Swingline Loans as shall be necessary to cause each such Revolving Lender to share in such Swingline Loans ratably based upon its respective Revolving
          Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 7.2); provided that
          (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective Participation Interest is purchased, and (y) at the time any purchase of a Participation Interest pursuant to this sentence is actually made, the purchasing Revolving Lender shall be required to pay to the Swingline Lender interest on the principal amount of such
          Participation Interest purchased for each day from and including the day upon which the Mandatory Swingline Borrowing would otherwise have occurred to but excluding the date of payment for such Participation
          Interest, at the rate equal to, if paid within two (2) Business Days of the date of the Mandatory Swingline Borrowing, the Federal Funds
          Effective Rate, and thereafter at a rate equal to the Alternate Base
          Rate.

          (c) Interest on Swingline Loans. Subject to the provisions of Section
     2.8(b), Swingline Loans shall bear interest at a per annum rate equal to the Alternate Base Rate plus the Applicable Percentage for Revolving Loans that are Alternate Base Rate Loans. Interest on Swingline Loans shall be payable in arrears on each Interest Payment Date.

          (d) Swingline Note; Covenant to Pay. The Swingline Loans shall be evidenced by a duly executed promissory note of the Borrower to the
     Swingline Lender in the original amount of the Swingline Committed Amount and substantially in the form of Exhibit 2.4(d). The borrower covenants and agrees to pay the Swingline Loans in accordance with the terms of this
     Credit Agreement and the Swingline Note.

     SECTION 2.5 FEES.

          (a) Unused Fee. In consideration of the Revolving Commitments, the
     Borrower agrees to pay to the Administrative Agent, for the ratable benefit of the Revolving Lenders, an Unused Fee (the "Unused Fee") in an amount equal to the Applicable Percentage per annum on the average daily unused amount of the Revolving Committed Amount. For purposes of computation of the Unused Fee, LOC Obligations shall be considered usage of the Revolving
     Committed Amount but Swingline Loans shall not be considered usage of the
     Revolving Committed Amount. The Unused Fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter.

          (b) Letter of Credit Fees. In consideration of the LOC Commitments, the Borrower agrees to pay to the Administrative Agent, for the ratable benefit of the Revolving Lenders, a fee (the "Letter of Credit Fee") equal to the Applicable Percentage for Revolving Loans that are LIBOR Rate Loans per annum on the average daily maximum amount available to be drawn under each Letter of Credit from the date of

                                       43

     issuance to the date of expiration. The Letter of Credit Fee shall each be payable quarterly in arrears on the last Business Day of each calendar quarter.

          (c) Issuing Lender Fees. In addition to the Letter of Credit Fees payable pursuant to subsection (b) hereof, the Borrower shall pay to the
     Issuing Lender for its own account without sharing by the other Lenders the reasonable and customary charges from time to time of the Issuing Lender with respect to the amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the "Issuing Lender Fees"). The Issuing Lender may charge, and retain for its own account without sharing by the other Lenders, an additional facing fee (the "Letter of Credit Facing Fee") of 0.125% per annum on the average daily maximum amount available to be drawn under each such Letter of Credit issued by it. The Issuing Lender Fees and the Letter of Credit Facing Fee
     shall be payable quarterly in arrears on the last Business Day of each calendar quarter.

          (d) Administrative Fee. The Borrower agrees to pay to the
     Administrative Agent the annual administrative fee as described in the Fee
     Letter.

     SECTION 2.6 COMMITMENT REDUCTIONS.

          (a) Voluntary Reductions. The Borrower shall have the right to terminate or permanently reduce the unused portion of the Revolving
     Committed Amount at any time or from time to time upon not less than five
     (5) Business Days' prior written notice to the Administrative Agent (which shall notify the Lenders thereof as soon as practicable) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction which shall be in a minimum amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof and shall be irrevocable and effective upon receipt by the Administrative
     Agent; provided that no such reduction or termination shall be permitted if after giving effect thereto, and to any prepayments of the Revolving Loans made on the effective date thereof, the sum of the aggregate principal amount of outstanding Revolving Loans plus outstanding Swingline Loans plus outstanding LOC Obligations would exceed the Revolving Committed Amount then in effect.

          (b) Swingline Committed Amount. If the Revolving Committed Amount is
     reduced pursuant to Section 2.6(a) above the then current Swingline
     Committed Amount, the Swingline Committed Amount shall automatically be reduced by an amount such that the Swingline Committed Amount equals the
     Revolving Committed Amount.

          (c) Maturity Date. The Revolving Commitments, the Swingline Commitment
     and the LOC Commitment shall automatically terminate on the Revolver
     Maturity Date.

     SECTION 2.7 PREPAYMENTS.

          (a) Optional Prepayments. The Borrower shall have the right to prepay
     Loans in whole or in part from time to time; provided, however, that each partial prepayment of

                                       44

     a Revolving Loan or Term Loan shall be in a minimum principal amount of
     $2,500,000 and integral multiples of $1,000,000 in excess thereof (or the remaining outstanding principal amount), and each partial prepayment of a
     Swingline Loan shall be in a minimum principal amount of $500,000 and integral multiples of $500,000 in excess thereof (or the remaining outstanding principal amount). The Borrower shall give three (3) Business
     Days' irrevocable notice of prepayment in the case of LIBOR Rate Loans and same-day irrevocable notice on any Business Day in the case of Alternate
     Base Rate Loans, to the Administrative Agent (which shall notify the
     Lenders thereof as soon as practicable). To the extent that the Borrower elects to prepay either Term Loan, amounts prepaid under this Section shall be (i) applied ratably to the remaining principal installments thereof and
     (ii) applied first to Alternate Base Rate Loans and then to LIBOR Rate
     Loans in direct order of Interest Period maturities. All prepayments under this Section shall be subject to Section 2.16, but otherwise without premium or penalty. Interest on the principal amount prepaid shall be payable on the next occurring Interest Payment Date that would have occurred had such loan not been prepaid or, at the request of the
     Administrative Agent, interest on the principal amount prepaid shall be payable on any date that a prepayment is made hereunder through the date of prepayment. Amounts prepaid on the Revolving Loans and the Swingline Loans may be reborrowed in accordance with the terms hereof. Amounts prepaid on the Term Loan may not be reborrowed.

          (b) Mandatory Prepayments.

               (i) Revolving Committed Amount. If at any time after the Closing
          Date, the sum of the aggregate principal amount of outstanding
          Revolving Loans plus outstanding Swingline Loans plus outstanding LOC
          Obligations shall exceed the Revolving Committed Amount, the Borrower shall immediately prepay the Loans in an amount sufficient to eliminate such excess (such prepayment to be applied as set forth in clause (vii) below).

               (ii) Asset Dispositions. Promptly following any Asset Disposition
          (or related series of Asset Dispositions), the Borrower shall prepay the Loans and/or cash collateralize the LOC Obligations in an aggregate amount equal to one hundred percent (100%) of the Net Cash
          Proceeds derived from such Asset Disposition (or related series of
          Asset Dispositions) (such prepayment to be applied as set forth in clause (vii) below); provided, however, that, so long as no Default or
          Event of Default has occurred and is continuing, such Net Cash
          Proceeds shall not be required to be so applied (A) until the aggregate amount of Asset Dispositions in any fiscal year is equal to or greater than $5,000,000 and (B) to the extent the Borrower delivers to the Administrative Agent a certificate stating that the Credit
          Parties intend to use such Net Cash Proceeds to acquire like assets useful to the business of the Credit Parties within 180 days of the receipt of such Net Cash Proceeds, it being expressly agreed that Net
          Cash Proceeds not so reinvested shall be applied to prepay the Loans immediately thereafter (such prepayment to be applied as set forth in clause (vii) below).

                                       45

               (iii) Debt Issuances. Immediately upon receipt by any Credit
          Party or any of its Subsidiaries of proceeds from any Debt Issuance, the Borrower shall prepay the Loans in an aggregate amount equal to one hundred percent (100%) of the Net Cash Proceeds of such Debt
          Issuance (such prepayment to be applied as set forth in clause (vii)
          below).

               (iv) Issuances of Equity. Immediately upon receipt by any Credit
          Party or any of its Subsidiaries of proceeds from any Equity Issuance, the Borrower shall prepay the Loans in an aggregate amount equal to one hundred percent (100%) of the Net Cash Proceeds of such Equity
          Issuance (such prepayment to be applied as set forth in clause (vii)
          below).

               (v) Excess Cash Flow. Within ninety (90) days after the end of each fiscal year (commencing with the fiscal year ending December 31,
          2006), if the Borrower's Total Leverage Ratio as of the end of such fiscal year is greater than 3.25 to 1.0 (with compliance to be demonstrated upon receipt of the financial statements to be delivered pursuant to Section 5.1(a)), the Borrower shall prepay the Loans in an aggregate amount equal to 50% of the Excess Cash Flow for such fiscal year (such prepayments to be applied as set forth in clause (vii)
          below).

               (vi) Recovery Event. Immediately upon receipt by any Credit Party or any of its Subsidiaries of proceeds from any Recovery Event, the
          Borrower shall prepay the Loans in an aggregate amount equal to one hundred percent (100%) of the Net Cash Proceeds of such Recovery Event
          (such prepayment to be applied as set forth in clause (vii) below);
          provided, however, that, so long as no Default or Event of Default has occurred and is continuing, such Net Cash Proceeds shall not be required to be so applied to the extent the Borrower delivers to the
          Administrative Agent a certificate stating that Credit Parties intend to use such Net Cash Proceeds to repair or replace such damaged properties within 270 days of the receipt of such Net Cash Proceeds, it being expressly agreed that any Net Cash Proceeds not so reinvested shall be applied to prepay the Loans and/or cash collateralize the LOC
          Obligations immediately thereafter (such prepayment to be applied as set forth in clause (vii) below).

               (vii) Application of Mandatory Prepayments. All amounts required to be paid pursuant to this Section shall be applied as follows:

                    (A) with respect to all amounts prepaid pursuant to Section
               2.7(b)(i), (1) first to the outstanding Swingline Loans and (2)
               second to the outstanding Revolving Loans; and

                    (B) (y) with respect to all amounts prepaid pursuant to
               Sections 2.8(b)(ii) through (iv) and (vi), to the Term Loan A and to the extent then outstanding, the Interim Term Loan (ratably to the remaining amortization payments thereof) and (z) with respect to all amounts prepaid pursuant to Sections 2.8(b)(v), to the
               Term Loan A (ratably to the

                                       46

               remaining amortization payments thereof). Within the parameters of the applications set forth above, prepayments shall be applied first to Alternate Base Rate Loans and then to LIBOR Rate Loans in direct order of Interest Period maturities. All prepayments under this Section shall be subject to Section 2.16 and be accompanied by interest on the principal amount prepaid through the date of prepayment. Notwithstanding the foregoing, in the event that a mandatory prepayment made under this Section would result in funding losses resulting from the prepayment of LIBOR
               Rate Loans other than on the last day of the applicable interest period, any such amounts so required to be prepaid, may at the
               Borrower's option, be deposited into an escrow account under the sole dominion and control of the Administrative Agent to repay such Loans upon the last day of the applicable Interest Period.

          (c) Hedging Obligations Unaffected. Any repayment or prepayment made pursuant to this Section shall not affect the Borrower's obligation to continue to make payments under any Secured Hedging Agreement, which shall remain in full force and effect notwithstanding such repayment or prepayment, subject to the terms of such Secured Hedging Agreement.

     SECTION 2.8 DEFAULT RATE AND PAYMENT DATES.

          (a) If all or a portion of the principal amount of any Loan which is a
     LIBOR Rate Loan shall not be paid when due or continued as a LIBOR Rate
     Loan in accordance with the provisions of Section 2.9 (whether at the stated maturity, by acceleration or otherwise), such overdue principal amount of such Loan shall be converted to an Alternate Base Rate Loan at the end of the Interest Period applicable thereto.

          (b) (i) If all or a portion of the principal amount of any LIBOR Rate
     Loan shall not be paid when due, such overdue amount shall bear interest at a rate per annum which is equal to the rate that would otherwise be applicable thereto plus 2%, until the end of the Interest Period applicable thereto, and thereafter at a rate per annum which is equal to the Alternate
     Base Rate plus the sum of the Applicable Percentage then in effect for
     Alternate Base Rate Loans and 2% (the "ABR Default Rate") or (ii) if any
     interest payable on the principal amount of any Loan or any fee or other amount, including the principal amount of any Alternate Base Rate Loan, payable hereunder shall not be paid when due (whether at the stated
     maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is equal to the ABR Default Rate, in each case from the date of such non-payment until such amount is paid in full (after as well as before judgment). Upon the occurrence, and during the continuance, of any other Event of Default hereunder, at the option of the Required Lenders, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate which is (A) in the case of principal, the rate that would otherwise be applicable thereto plus 2% or (B) in the case of interest, fees or other amounts, the ABR Default Rate (after as well as before judgment).

                                       47

          (c) Interest on each Loan shall be payable in arrears on each Interest
     Payment Date; provided that interest accruing pursuant to paragraph (b) of this Section shall be payable from time to time on demand.

     SECTION 2.9 CONVERSION OPTIONS.

          (a) The Borrower may, in the case of Revolving Loans and the Term
     Loan, elect from time to time to convert Alternate Base Rate Loans to LIBOR
     Rate Loans, by delivering a Notice of Conversion/Extension to the
     Administrative Agent at least three (3) Business Days prior to the proposed date of conversion. In addition, the Borrower may elect from time to time to convert all or any portion of a LIBOR Rate Loan to an Alternate Base
     Rate Loan by giving the Administrative Agent irrevocable written notice thereof by 11:00 A.M. one (1) Business Day prior to the proposed date of conversion. If the date upon which an Alternate Base Rate Loan is to be converted to a LIBOR Rate Loan is not a Business Day, then such conversion shall be made on the next succeeding Business Day and during the period from such last day of an Interest Period to such succeeding Business Day such Loan shall bear interest as if it were an Alternate Base Rate Loan.
     LIBOR Rate Loans may only be converted to Alternate Base Rate Loans on the last day of the applicable Interest Period. If the date upon which a LIBOR
     Rate Loan is to be converted to an Alternate Base Rate Loan is not a
     Business Day, then such conversion shall be made on the next succeeding
     Business Day and during the period from such last day of an Interest Period to such succeeding Business Day such Loan shall bear interest as if it were an Alternate Base Rate Loan. All or any part of outstanding Alternate Base
     Rate Loans may be converted as provided herein; provided that (i) no Loan may be converted into a LIBOR Rate Loan when any Default or Event of
     Default has occurred and is continuing and (ii) partial conversions shall be in an aggregate principal amount of $2,500,000 or a whole multiple of
     $1,000,000 in excess thereof. All or any part of outstanding LIBOR Rate
     Loans may be converted as provided herein; provided that partial conversions shall be in an aggregate principal amount of $2,500,000 or a whole multiple of $1,000,000 in excess thereof.

          (b) Any LIBOR Rate Loans may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in Section 2.9(a); provided, that no
     LIBOR Rate Loan may be continued as such when any Default or Event of
     Default has occurred and is continuing, in which case such Loan shall be automatically converted to an Alternate Base Rate Loan at the end of the applicable Interest Period with respect thereto. If the Borrower shall fail to give timely notice of an election to continue a LIBOR Rate Loan, or the continuation of LIBOR Rate Loans is not permitted hereunder, such LIBOR
     Rate Loans shall be automatically converted to Alternate Base Rate Loans at the end of the applicable Interest Period with respect thereto.

                                       48

     SECTION 2.10 COMPUTATION OF INTEREST AND FEES; USURY.

          (a) Interest payable hereunder with respect to any Alternate Base Rate
     Loan based on the Prime Rate shall be calculated on the basis of a year of
     365 days (or 366 days, as applicable) for the actual days elapsed. All other fees, interest and all other amounts payable hereunder shall be calculated on the basis of a 360-day year for the actual days elapsed. The
     Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a LIBOR Rate on the Business Day of the determination thereof. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate shall become effective as of the opening of business on the day on which such change in the
     Alternate Base Rate shall become effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change.

          (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The
     Administrative Agent shall, at the request of the Borrower, deliver to the
     Borrower a statement showing the computations used by the Administrative
     Agent in determining any interest rate.

          (c) It is the intent of the Lenders and the Credit Parties to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between the Lenders and the Credit Parties are hereby limited by the provisions of this subsection which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment or acceleration of the maturity of any Credit Party Obligation), shall the interest taken, reserved, contracted for, charged, or received under this Agreement, under the Notes or otherwise, exceed the maximum nonusurious amount permissible under applicable law. If, from any possible construction of any of the
     Credit Documents or any other document, interest would otherwise be payable in excess of the maximum nonusurious amount, any such construction shall be subject to the provisions of this paragraph and such interest shall be automatically reduced to the maximum nonusurious amount permitted under applicable law, without the necessity of execution of any amendment or new document. If any Lender shall ever receive anything of value which is characterized as interest on the Loans under applicable law and which would, apart from this provision, be in excess of the maximum nonusurious amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loans and not to the payment of interest, or refunded to the Borrower or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal amount of the Loans. The right to demand payment of the Loans or any other
     Indebtedness evidenced by any of the Credit Documents does not include the right to receive any interest which has not otherwise accrued on the date of such demand, and the Lenders do not intend to charge or receive any unearned interest in the event of such demand. All interest paid or agreed to be paid to the Lenders with respect to the Loans shall, to the extent permitted by applicable law,

                                       49

     be amortized, prorated, allocated, and spread throughout the full stated
     term (including any renewal or extension) of the Loans so that the amount of interest on account of such Indebtedness does not exceed the maximum nonusurious amount permitted by applicable law.

     SECTION 2.11 PRO RATA TREATMENT AND PAYMENTS.

          (a) Allocation of Payments Prior to Exercise of Remedies. Each
     borrowing of Revolving Loans and any reduction of the Revolving Commitments shall be made pro rata according to the respective Revolving Commitment
     Percentages of the Revolving Lenders. Unless otherwise required by the terms of this Agreement, each payment under this Agreement or any Note shall be applied, first, to any fees then due and owing by the Borrower pursuant to Section 2.5, second, to interest then due and owing hereunder and under the Notes of the Borrower and, third, to principal then due and owing hereunder and under the Notes of the Borrower. Each payment on account of any fees pursuant to Section 2.5 shall be made pro rata in accordance with the respective amounts due and owing (except as to the
     Letter of Credit Facing Fees and the Issuing Lender Fees). Each payment
     (other than prepayments) by the Borrower on account of principal of and interest on the Revolving Loans and on the Term Loans, as applicable, shall be applied to such Loans, as applicable, on a pro rata basis in accordance with the terms of Section 2.7(a) hereof. Each optional prepayment on account of principal of the Loans shall be applied in accordance with
     Section 2.7(a). Each mandatory prepayment on account of principal of the
     Loans shall be applied in accordance with Section 2.7(b). All payments
     (including prepayments) to be made by the Borrower on account of principal, interest and fees shall be made without defense, set-off or counterclaim
     (except as provided in Section 2.17(b)) and shall be made to the
     Administrative Agent for the account of the Lenders at the Administrative
     Agent's office specified on Section 9.2 in Dollars and in immediately available funds not later than 1:00 P.M. on the date when due. The
     Administrative Agent shall distribute such payments to the Lenders entitled thereto promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the LIBOR Rate Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a LIBOR Rate Loan becomes due and payable on a day other than a Business Day, such payment date shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding
     Business Day.

          (b) Allocation of Payments After Exercise of Remedies. Notwithstanding
     any other provisions of this Agreement to the contrary, after the exercise of remedies (other than the invocation of default interest pursuant to
     Section 2.8(b)) by the Administrative Agent or the Lenders pursuant to
     Section 7.2 (or after the Commitments shall automatically terminate and the
     Loans (with accrued interest thereon) and all other amounts under the
     Credit Documents (including without limitation the maximum amount of all contingent liabilities under Letters of Credit) shall automatically become due and

                                       50

     payable in accordance with the terms of such Section), all amounts collected or received by the Administrative Agent or any Lender on account of the Credit Party Obligations or any other amounts outstanding under any of the Credit Documents or in respect of the Collateral shall be paid over or delivered as follows (irrespective of whether the following costs, expenses, fees, interest, premiums, scheduled periodic payments or Credit
     Party Obligations are allowed, permitted or recognized as a claim in any proceeding resulting from the occurrence of a Bankruptcy Event):

               FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Administrative Agent in connection with enforcing the rights of the Lenders under the Credit Documents and any protective advances made by the Administrative Agent with respect to the Collateral under or pursuant to the terms of the Security Documents;

               SECOND, to the payment of any fees owed to the Administrative
          Agent and the Issuing Lender

               THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys' fees) of each of the Lenders in connection with enforcing its rights under the
          Credit Documents or otherwise with respect to the Credit Party
          Obligations owing to such Lender;

               FOURTH, to the payment of all of the Credit Party Obligations consisting of accrued fees and interest, and including, with respect to any Secured Hedging Agreement, any fees, premiums and scheduled periodic payments due under such Secured Hedging Agreement and any interest accrued thereon;

               FIFTH, to the payment of the outstanding principal amount of the
          Credit Party Obligations and the payment or cash collateralization of the outstanding LOC Obligations, and including with respect to any
          Secured Hedging Agreement, any breakage, termination or other payments due under such Secured Hedging Agreement and any interest accrued thereon;

               SIXTH, to all other Credit Party Obligations and other
          obligations which shall have become due and payable under the Credit
          Documents or otherwise and not repaid pursuant to clauses "FIRST"
          through "FIFTH" above; and

               SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

          In carrying out the foregoing, (a) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (b) each of the Lenders and any Hedging Agreement
     Provider shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans and LOC Obligations held by such
     Lender or the outstanding obligations payable

                                       51

     to such Hedging Agreement Provider bears to the aggregate then outstanding
     Loans and LOC Obligations and obligations payable under all Secured Hedging
     Agreements) of amounts available to be applied pursuant to clauses "THIRD",
     "FOURTH", "FIFTH" and "SIXTH" above; and (c) to the extent that any amounts available for distribution pursuant to clause "FIFTH" above are attributable to the issued but undrawn amount of outstanding Letters of
     Credit, such amounts shall be held by the Administrative Agent in a cash collateral account and applied (i) first, to reimburse the Issuing Lender from time to time for any drawings under such Letters of Credit and (ii)
     then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "FIFTH" and "SIXTH" above in the manner provided in this Section. Notwithstanding the foregoing terms of this Section, only Collateral proceeds and payments under the Guaranty (as opposed to ordinary course principal, interest and fee payments hereunder)
     shall be applied to obligations under any Secured Hedging Agreement.

     SECTION 2.12 NON-RECEIPT OF FUNDS BY THE ADMINISTRATIVE AGENT.

          (a) Unless the Administrative Agent shall have been notified in writing by a Lender prior to the date a Loan is to be made by such Lender
     (which notice shall be effective upon receipt) that such Lender does not intend to make the proceeds of such Loan available to the Administrative
     Agent, the Administrative Agent may assume that such Lender has made such proceeds available to the Administrative Agent on such date, and the
     Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative
     Agent, the Administrative Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the
     Administrative Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative
     Agent. The Administrative Agent shall also be entitled to recover from the
     Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for the applicable borrowing pursuant to the Notice of Borrowing and (ii) from a
     Lender at the Federal Funds Effective Rate.

          (b) Unless the Administrative Agent shall have been notified in writing by the Borrower, prior to the date on which any payment is due from the Borrower hereunder (which notice shall be effective upon receipt) that the Borrower does not intend to make such payment, the Administrative Agent may assume that the Borrower has made such payment when due, and the
     Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to each Lender on such payment date an amount equal to the portion of such assumed payment to which such Lender is entitled hereunder, and if the Borrower has not in fact made such payment to the Administrative Agent, such Lender shall, on demand, repay to the
     Administrative Agent the amount

                                       52

     made available to such Lender. If such amount is repaid to the
     Administrative Agent on a date after the date such amount was made available to such Lender, such Lender shall pay to the Administrative Agent on demand interest on such amount in respect of each day from the date such amount was made available by the Administrative Agent to such Lender to the date such amount is recovered by the Administrative Agent at a per annum rate equal to the Federal Funds Effective Rate.

          (c) A certificate of the Administrative Agent submitted to the
     Borrower or any Lender with respect to any amount owing under this Section shall be conclusive in the absence of manifest error.

     SECTION 2.13 INABILITY TO DETERMINE INTEREST RATE.

     Notwithstanding any other provision of this Agreement, if (a) the
Administrative Agent shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that, by reason of circumstances affecting the relevant market, reasonable and adequate means do not exist for ascertaining LIBOR for such Interest Period, or (b) the Required Lenders shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that the LIBOR Rate does not adequately and fairly reflect the cost to such Lenders of funding LIBOR Rate Loans that the Borrower has requested be outstanding as a LIBOR Tranche during such Interest Period, the
Administrative Agent shall forthwith give telephone notice of such determination, confirmed in writing, to the Borrower, and the Lenders at least two (2) Business Days prior to the first day of such Interest Period. Unless the
Borrower shall have notified the Administrative Agent upon receipt of such telephone notice that it wishes to rescind or modify its request regarding such
LIBOR Rate Loans, any Loans that were requested to be made as LIBOR Rate Loans shall be made as Alternate Base Rate Loans and any Loans that were requested to be converted into or continued as LIBOR Rate Loans shall remain as or be converted into Alternate Base Rate Loans. Until any such notice has been withdrawn by the Administrative Agent, no further Loans shall be made as, continued as, or converted into, LIBOR Rate Loans for the Interest Periods so affected.

     SECTION 2.14 ILLEGALITY.

     Notwithstanding any other provision of this Agreement, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by the relevant Governmental Authority to any Lender shall make it unlawful for such Lender or its LIBOR Lending Office to make or maintain LIBOR
Rate Loans as contemplated by this Agreement or to obtain in the interbank eurodollar market through its LIBOR Lending Office the funds with which to make such Loans, (a) such Lender shall promptly notify the Administrative Agent and the Borrower thereof, (b) the commitment of such Lender hereunder to make LIBOR
Rate Loans or continue LIBOR Rate Loans as such shall forthwith be suspended until the Administrative Agent, on behalf of such Lender, shall give notice that the condition or situation which gave rise to the suspension shall no longer exist, and (c) such Lender's Loans then outstanding as LIBOR Rate Loans, if any, shall be converted on the last day of the Interest Period for such Loans or within such earlier period as required by law as Alternate Base Rate Loans. The
Borrower hereby agrees promptly to pay any Lender, upon its demand, any additional amounts necessary

                                       53

to compensate such Lender for actual and direct costs (but not including anticipated profits) reasonably incurred by such Lender in making any repayment in accordance with this Section including, but not limited to, any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder. A certificate as to any additional amounts payable pursuant to this Section submitted by such Lender, through the
Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error. Each Lender agrees to use reasonable efforts (including reasonable efforts to change its LIBOR Lending Office) to avoid or to minimize any amounts which may otherwise be payable pursuant to this Section; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender in its sole discretion to be material.

     SECTION 2.15 REQUIREMENTS OF LAW.

          (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

               (i) shall subject such Lender to any tax of any kind whatsoever with respect to any Letter of Credit, any Participation Interest therein, or any application relating thereto, any LIBOR Rate Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for changes in the rate of tax on the overall net income of such Lender);

               (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the LIBOR Rate hereunder; or

               (iii) shall impose on such Lender any other condition;

     and the result of any of the foregoing is to increase the cost to such
     Lender of making or maintaining LIBOR Rate Loans or the Letters of Credit or the Participation Interests therein or to reduce any amount receivable hereunder or under any Note, then, in any such case, the Credit Parties shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such additional cost or reduced amount receivable which such Lender reasonably deems to be material as determined by such Lender with respect to its LIBOR Rate Loans or Letters of Credit. A certificate as to any additional amounts payable pursuant to this Section submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error. Each
     Lender agrees to use reasonable efforts (including reasonable efforts to change its Domestic Lending Office or LIBOR Lending Office, as the case may
     be) to avoid or to minimize any amounts which might otherwise be payable pursuant to this paragraph of this Section; provided, however, that such efforts shall not

                                       54

     cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender in its sole discretion to be material.

          (b) If any Lender shall have reasonably determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such
     Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender in its sole discretion or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time, within fifteen (15)
     days after demand by such Lender, the Credit Parties shall pay to such
     Lender such additional amount as shall be certified by such Lender as being reasonably required to compensate it for such reduction. Such a certificate as to any additional amounts payable under this Section submitted by a
     Lender (which certificate shall include a description of the basis for the computation), through the Administrative Agent, to the Borrower shall be conclusive absent manifest error.

          (c) The agreements in this Section shall survive the termination of this Agreement and payment of the Credit Party Obligations.

     SECTION 2.16 INDEMNITY.

     The Credit Parties hereby agree to indemnify each Lender and to hold such
Lender harmless from any funding loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or interest on any Loan by such Lender in accordance with the terms hereof, (b) default by the Borrower in accepting a borrowing after the
Borrower has given a notice in accordance with the terms hereof, (c) default by the Borrower in making any prepayment after the Borrower has given a notice in accordance with the terms hereof, and/or (d) the making by the Borrower of a prepayment of a Loan, or the conversion thereof, on a day which is not the last day of the Interest Period with respect thereto, in each case including, but not limited to, any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its Loans hereunder. A certificate as to any additional amounts payable pursuant to this
Section submitted by any Lender, through the Administrative Agent, to the
Borrower (which certificate must be delivered to the Administrative Agent within thirty (30) days following such default, prepayment or conversion) shall be conclusive in the absence of manifest error. The agreements in this Section shall survive termination of this Agreement and payment of the Credit Party
Obligations.

                                       55

     SECTION 2.17 TAXES.

          (a) All payments made by the Borrower hereunder or under any Note will be, except as provided in Section 2.17(b), made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any Governmental Authority or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any tax imposed on or measured by the net income or profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or additions to tax with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes" and all such excluded taxes referred to collectively as "Excluded Taxes"). If any Taxes are so levied or imposed with respect to such payments made by the Borrower, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Credit Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. The Borrower will furnish to the Administrative Agent as soon as practicable after the date the payment of any Taxes is due pursuant to applicable law certified copies
     (to the extent reasonably available and required by law) of tax receipts evidencing such payment by the Borrower or such other evidence of payment reasonably satisfactory to the Lenders. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request (which shall specify in reasonable detail the nature and amount of such Taxes), for the amount of any Taxes so levied or imposed with respect to such payments made by the Borrower and paid by such Lender. Nothing contained in this Section shall require a Lender to make available its tax returns or provide any information relating to its taxes which it reasonably deems confidential.

          (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the
     Borrower and the Administrative Agent on or prior to the Closing Date, or in the case of a Lender that is an assignee or transferee of an interest under this Credit Agreement pursuant to Section 9.6(c) (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such
     Lender, (i) if the Lender is a "bank" within the meaning of Section
     881(c)(3)(A) of the Code, two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN, W-8ECI or W-8IMY with appropriate attachments (or successor forms) certifying such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Credit Agreement and under any Note, or (ii)
     if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, Internal Revenue Service Form W-8BEN, W-8ECI or W-8IMY with appropriate attachments as set forth in clause (i) above, or (x) a certificate in substantially the form of Exhibit 2.17 (any such certificate, a "Tax Exempt Certificate") and (y) two accurate and complete original signed copies of Internal

                                       56

     Revenue Service Form W-8BEN (or successor form) certifying such Lender's entitlement to an exemption from United States withholding tax with respect to payments of interest to be made under this Credit Agreement and under any Note. Each Lender that is a United States person as that term is defined in Section 7701(a)(30) of the Code, other than a Lender that may be treated as an exempt recipient based on the indicators described in
     Treasury Regulation Section 1.6049-4(c)(1)(ii), hereby agrees that it shall, no later than the Closing Date or, in the case of a Lender that is an assignee or transferee of an interest under this Credit Agreement pursuant Section 9.6(c), on the date of such assignment or transfer to such
     Lender, deliver to the Borrower and the Administrative Agent two accurate, complete and signed copies of Internal Revenue service Form W-9 or successor form, certifying that such Lender is not subject to United States backup withholding tax. In addition, each Lender agrees that it will deliver updated versions of the foregoing, as applicable, (i) whenever the previous certification has become inaccurate in any material respect or
     (ii) at any time reasonably requested by the Borrower or the Administrative
     Agent, together with such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued
     exemption from or reduction in United States withholding tax with respect to payments under this Credit Agreement and any Note. Notwithstanding anything to the contrary contained in Section 2.17(a), but subject to the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold Taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender to the extent that such Lender has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the
     Borrower shall not be obligated pursuant to Section 2.17(a) hereof to gross-up payments to be made to a Lender in respect of Taxes imposed by the
     United States or to indemnify such Lender for any withholding Taxes imposed by the United States if (I) such Lender has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such
     Taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section, the Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in
     Section 2.17(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Closing Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of Taxes.

          (c) Each Lender agrees to use reasonable efforts (including reasonable efforts to change its Domestic Lending Office or LIBOR Lending Office, as
     the case may be) to avoid or to minimize any amounts which might otherwise be payable pursuant to this Section; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender in its reasonable discretion to be material.

                                       57

          (d) If the Borrower pays any additional amount pursuant to this
     Section with respect to a Lender, such Lender shall use reasonable efforts to obtain a refund of tax or credit against its tax liabilities on account of such payment; provided that such Lender shall have no obligation to use such reasonable efforts if either (i) it is in an excess foreign tax credit position or (ii) it believes in good faith, in its sole discretion, that claiming a refund or credit would cause adverse tax consequences to it. In the event that such Lender receives such a refund or credit, such Lender shall pay to the Borrower an amount that such Lender reasonably determines is equal to the net tax benefit obtained by such Lender as a result of such payment by the Borrower. In the event that no refund or credit is obtained with respect to the Borrower's payments to such Lender pursuant to this, then such Lender shall upon request provide a certification that such
     Lender has not received a refund or credit for such payments. Nothing contained in this Section shall require a Lender to disclose or detail the basis of its calculation of the amount of any tax benefit or any other amount or the basis of its determination referred to in the proviso to the first sentence of this Section to the Borrower or any other party.

          (e) The agreements in this Section shall survive the termination of this Credit Agreement and the payment of the Notes and all other amounts payable hereunder.

     SECTION 2.18 INDEMNIFICATION; NATURE OF ISSUING LENDER'S DUTIES.

          (a) In addition to its other obligations under Section 2.3, the Credit
     Parties hereby agree to protect, indemnify, pay and save the Issuing Lender and each Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Issuing Lender or such Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit or (ii) the failure of the Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions, herein called "Government Acts").

          (b) As between the Credit Parties and the Issuing Lender and each
     Lender, the Credit Parties shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. Neither the
     Issuing Lender nor any Lender shall be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon a Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms;
     (vi) for any loss or delay in the

                                       58

     transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (vii) for any consequences arising from causes beyond the control of the Issuing
     Lender or any Lender, including, without limitation, any Government Acts.
     None of the above shall affect, impair, or prevent the vesting of the
     Issuing Lender's rights or powers hereunder.

          (c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the
     Issuing Lender or any Lender, under or in connection with any Letter of
     Credit or the related certificates, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put such Issuing Lender or such Lender under any resulting liability to the Credit Parties. It is the intention of the parties that this Agreement shall be construed and applied to protect and indemnify the Issuing Lender and each Lender against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Credit Parties, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any Government Authority. The Issuing Lender and the Lenders
     shall not, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing
     Lender and the Lenders.

          (d) Nothing in this Section is intended to limit the Reimbursement
     Obligation of the Borrower contained in Section 2.3(d) hereof. The obligations of the Credit Parties under this Section shall survive the termination of this Agreement. No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Lender and the Lenders to enforce any right, power or benefit under this Agreement.

          (e) Notwithstanding anything to the contrary contained in this
     Section, the Credit Parties shall have no obligation to indemnify the
     Issuing Lender or any Lender in respect of any liability incurred by the
     Issuing Lender or such Lender arising out of the gross negligence or willful misconduct of the Issuing Lender (including action not taken by the
     Issuing Lender or such Lender), as determined by a court of competent jurisdiction or pursuant to arbitration.

     SECTION 2.19 REPLACEMENT OF LENDERS.

     If any Lender requests compensation under Sections 2.14 or 2.17, or if the
Borrower is required to pay any additional amount to any Lender or any
Governmental Authority for the account of any Lender pursuant to Section 2.15, or if any Lender defaults in its obligation to fund Loans hereunder, then the
Borrower may, at its sole expense and effort, upon notice to such Lender and the
Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.6), all of its interests, rights and obligations under this Agreement and the related Credit Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment).

                                       59

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     To induce the Lenders to enter into this Agreement and to make the
Extensions of Credit herein provided for, other than Extensions of Credit made on the Closing Date, as it relates to Sections 3.6, 3.9, 3.10, 3.15 and 3.24, the Credit Parties hereby represent and warrant to the Administrative Agent and to each Lender that:

     SECTION 3.1 FINANCIAL CONDITION.

          (a) (i) The audited Consolidated financial statements of the Borrower and its Subsidiaries for the fiscal years ended December 31, 2003, 2004, and 2005 together with the related Consolidated and consolidating statements of income or operations, equity and cash flows for the fiscal years ended on such dates, (ii) the audited Consolidated financial statements of the Acquired Company and its Subsidiaries for the fiscal years ended January 31, 2004, 2005, and 2006 together with the related
     Consolidated and consolidating statements of income or operations, equity and cash flows for the fiscal years ended on such dates, (iii) the unaudited Consolidated financial statements of the Borrower and its
     Subsidiaries and the Acquired Company and its Subsidiaries for the
     twelve-month period ending on the last day of the most recent fiscal quarter ended for the Borrower or the Acquired Company, as the case may be, prior to the Closing Date, together with the related Consolidated and consolidating statements of income or operations, equity and cash flows for such twelve-month periods ending on such dates and (iv) a pro forma balance sheet of the Borrower and its Subsidiaries as of the last day of the most recent fiscal quarter ended prior to the Closing Date:

                    (A) were in all material respects prepared in accordance
               with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

                    (B) fairly present the financial condition of the Borrower and its Subsidiaries in all material respects, as applicable, as of the date thereof (subject, in the case of the unaudited financial statements, to normal year-end adjustments) and results of operations for the periods covered thereby; and

                    (C) show all material Indebtedness and other liabilities,
               direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and contingent obligations.

          (b) The five-year projections of the Borrower and its Subsidiaries delivered to the Lenders on or prior to the Closing Date have been prepared in good faith based upon reasonable assumptions as of the Closing Date. The parties hereto acknowledge that all

                                       60

     such forecasts and projections are based on various facts and assumptions which the Borrower believes are reasonable, but there can be no assurance that such facts or assumptions will materialize as anticipated, and the actual results may vary materially from such forecasts and projections.

     SECTION 3.2 NO CHANGE.

     Since December 31, 2005 (a) (and, in addition, after delivery of annual audited financial statements in accordance with Section 5.1(a), from the date of the most recently delivered annual audited financial statements), there has been no development or event which has had or could reasonably be expected to have a
Material Adverse Effect and (b) no Internal Control Event has occurred.

     SECTION 3.3 CORPORATE EXISTENCE; COMPLIANCE WITH LAW.

     Each of the Borrower and the other Credit Parties (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation, (b) is duly qualified to conduct business and in good standing under the laws of (i) the jurisdiction of its organization or formation, (ii) the jurisdiction where its chief executive office is located and (iii) each other jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to so qualify or be in good standing in any such other jurisdiction could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (c) is in compliance with all Requirements of Law, organizational documents, government permits and government licenses except to the extent such non-compliance could not, individually or in the aggregate, reasonably be expected to have a Material
Adverse Effect. The Borrower and the Credit Parties, taken as a whole, (a) have the requisite power and authority and the legal right to (i) own and operate all of their collective material property, (ii) lease their collective material property and (iii) conduct the business in which they are currently engaged and
(b) have taken all actions necessary to maintain all material rights, privileges, licenses and franchises necessary or required in the normal conduct of their business. The jurisdictions in which the Credit Parties are organized are described on Schedule 3.3 as of the Closing Date or as last updated in accordance with Section 5.2. The Borrower shall supplement Schedule 3.3 from time to time, in accordance with Section 5.2, to add Additional Credit Parties.

     SECTION 3.4 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS.

     Each of the Borrower and the other Credit Parties has full power and authority and the legal right to make, deliver and perform the Credit Documents to which it is party and has taken all necessary limited liability company, partnership or corporate action to authorize the execution, delivery and performance by it of the Credit Documents to which it is party. Each Credit
Document to which it is a party has been duly executed and delivered on behalf of each Credit Party. Each Credit Document to which it is a party constitutes a legal, valid and binding obligation of each Credit Party, enforceable against such Credit Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights

                                       61

generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     SECTION 3.5 NO LEGAL BAR; NO DEFAULT.

     The execution, delivery and performance of the Credit Documents, the borrowings thereunder and the use of the proceeds of the Loans (a) will not violate in any material respect any Requirement of Law or any Contractual
Obligation of any Credit Party (except those as to which waivers or consents have been obtained), (b) will not conflict with, result in a breach of or constitute a default under, in any material respect, the articles of incorporation, bylaws, articles of organization, operating agreement or other organization documents of the Credit Parties or any material agreement or other material instrument to which such Person is a party or by which any of its properties may be bound or any material approval or material consent from any
Governmental Authority relating to such Person, and (c) will not result in, or require, the creation or imposition of any Lien on any Credit Party's properties or revenues pursuant to any Requirement of Law or Contractual Obligation other than the Liens arising under or contemplated in connection with the Credit
Documents or Permitted Liens, in each instance for clauses (a) through (c), whether individually or in the aggregate, to the extent that it could reasonably be expected to materially and adversely affect the Borrower and its
Subsidiaries, taken as a whole, or the Lenders. No Credit Party is in default under or with respect to any of its Contractual Obligations that are material to the Borrower and its Subsidiaries, taken as a whole, in any material respect. No
Default or Event of Default has occurred and is continuing.

     SECTION 3.6 NO MATERIAL LITIGATION.

     No litigation, investigation, claim, criminal prosecution, civil investigative demand, imposition of criminal or civil fines and penalties, or any other proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of the Credit Parties, threatened by or against any Credit Party or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to the Credit Documents or any Extension of Credit or any of the transactions contemplated hereby, or
(b) which, if adversely determined, could, reasonably be expected to have a
Material Adverse Effect. Set forth on Schedule 3.6 is a list, as of the Closing
Date, of all litigation matters that the Credit Parties deem material.

     SECTION 3.7 INVESTMENT COMPANY ACT; ETC.

     No Credit Party is an "investment company", or a company "controlled" by an
"investment company", within the meaning of the Investment Company Act of 1940, as amended. No Credit Party is a subject to regulation under the Federal Power
Act, the Interstate Commerce Act, or any federal or state statute or regulation limiting its ability to incur the Credit Party Obligations.

     SECTION 3.8 MARGIN REGULATIONS.

     No part of the proceeds of any Extension of Credit hereunder will be used directly or indirectly for any purpose that violates, or that would require any
Lender to make any filings in

                                       62

accordance with, the provisions of Regulation T, U or X of the Board of
Governors of the Federal Reserve System as now and from time to time hereafter in effect. The Credit Parties and their Subsidiaries (a) are not engaged, principally or as one of their important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" "margin stock"
within the respective meanings of each of such terms under Regulation U and (b)
taken as a group do not own "margin stock" except as identified in the financial statements referred to in Section 3.1 and the aggregate value of all "margin stock" owned by the Credit Parties and their Subsidiaries taken as a group does not exceed 25% of the value of their assets.

     SECTION 3.9 ERISA.

     Set forth on Schedule 3.9 is a list, as of the Closing Date, of all ERISA matters that the Credit Parties deem material. Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect:

          (a) Neither a Reportable Event nor an "accumulated funding deficiency"
     (within the meaning of Section 412 of the Code or Section 302 of ERISA) has
     occurred during the five-year period prior to the date on which this representation is made with respect to any Plan, and each Plan has complied in all respects with the applicable provisions of ERISA and the Code.

          (b) No termination of a Single Employer Plan has occurred during the five-year period prior to the date on which this representation is made resulting in any liability that has remained underfunded, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period.

          (c) The present value of all accrued benefits under each Single
     Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits.

          (d) All contributions required to be made with respect to a Plan have been timely made.

          (e) Neither any Credit Party nor any Commonly Controlled Entity is
     currently subject to any liability that remains unfunded for a complete or partial withdrawal from a Multiemployer Plan.

     SECTION 3.10 ENVIRONMENTAL MATTERS.

     Set forth on Schedule 3.10 is a list, as of the Closing Date, of all environmental matters that the Credit Parties deem material. Except as could not reasonably be expected, individually or in the aggregate, to have a Material
Adverse Effect:

          (a) The facilities and properties owned, leased or operated by the
     Credit Parties or any of their Subsidiaries (the "Properties") do not contain any Materials of

                                       63

     Environmental Concern in amounts or concentrations which (i) constitute a violation of, or (ii) could give rise to liability on behalf of any Credit
     Party under, any Environmental Law.

          (b) The Properties and all operations of the Credit Parties and/or their Subsidiaries at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Credit Parties or any of their Subsidiaries (the
     "Business").

          (c) Neither the Credit Parties nor their Subsidiaries have received any written or actual notice of violation, alleged violation, non-compliance, liability or potential liability on behalf of any Credit
     Party with respect to environmental matters or Environmental Laws regarding any of the Properties or the Business, nor do the Credit Parties and their
     Subsidiaries have knowledge or reason to believe that any such notice will be received or is being threatened.

          (d) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that could give rise to liability on behalf of any Credit Party under any Environmental Law, and no Materials of Environmental Concern have been generated, treated, stored or disposed of at, on or under any of the
     Properties in violation of, or in a manner that could give rise to liability on behalf of any Credit Party under, any applicable Environmental
     Law.

          (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Credit Parties and their Subsidiaries, threatened, under any Environmental Law to which any Credit Party or any
     Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.

          (f) There has been no release or threat of release of Materials of
     Environmental Concern at or from the Properties, or arising from or related to the operations of any Credit Party or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability on behalf of any Credit Party under Environmental Laws.

     SECTION 3.11 USE OF PROCEEDS.

     The proceeds of the Term Loan A and the Revolving Loans shall be used by the Borrower solely (a) to finance a portion of the Acquisition, (b) to refinance certain existing Indebtedness of the Borrower, the Acquired Company and their respective Subsidiaries, (c) to pay any costs, fees and expenses associated with this Agreement or the Acquisition, and (d) for working capital, capital expenditures, Permitted Acquisitions and other general corporate

                                       64

purposes of the Credit Parties and their Subsidiaries. The proceeds of the
Interim Term Loan shall be used by the Borrower solely to finance a portion of the Acquisition.

     SECTION 3.12 SUBSIDIARIES; JOINT VENTURES; PARTNERSHIPS.

     Set forth on Schedule 3.12 is a complete and accurate list of all
Subsidiaries, joint ventures and partnerships of the Credit Parties as of the
Closing Date. Information on the attached Schedule includes the following: (a)
the number of shares of each class of Capital Stock or other equity interests outstanding owned by the Borrower and each Domestic Subsidiary; (b) the number of outstanding shares of each class of Capital Stock of the Subsidiary and the number of such shares owned by the Borrower and each Domestic Subsidiary; (c)
the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and similar rights of each Subsidiary and (d)
whether such Subsidiary is an Excluded Subsidiary. The outstanding Capital Stock and other equity interests of the Borrower and each Material Domestic Subsidiary the Capital Stock of which is pledged as Collateral hereunder is validly issued, fully paid and non-assessable and is owned free and clear of all Liens (other than those arising under or contemplated in connection with the Credit
Documents). There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock issued by any Material Domestic Subsidiary, except as contemplated in connection with the Credit Documents.

     SECTION 3.13 OWNERSHIP.

     Each of the Credit Parties and its Subsidiaries is the owner of all of its respective material personal and material real property and has good and marketable title to or a valid leasehold interest in, all of its respective material real property, which, together with assets leased or licensed by the
Credit Parties and their Subsidiaries, represents all assets in the aggregate material to the conduct of the business of the Credit Parties and their
Subsidiaries, taken as a whole, and (after giving effect to the Transactions)
none of such material assets is subject to any Lien other than Permitted Liens.
Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, each Credit Party and its Subsidiaries enjoys peaceful and undisturbed possession under all of its leases and all such leases are valid and subsisting and in full force and effect.

     SECTION 3.14 INDEBTEDNESS.

     Except as otherwise permitted under Section 6.1, the Credit Parties and their Subsidiaries have no Indebtedness.

     SECTION 3.15 TAXES.

     Each of the Credit Parties and its Subsidiaries has filed, or caused to be filed, all income tax returns and all other material tax returns (federal, state, local and foreign) required to be filed and paid (a) all amounts of taxes shown thereon to be due (including interest and penalties) and (b) all other taxes, fees, assessments and other governmental charges (including mortgage

                                       65

recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such filings, taxes, fees, assessments and other governmental charges
(i) that are not yet delinquent, (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP or (iii) the failure to pay or file could not reasonably be expected to result in a Material Adverse Effect. Except as set forth on
Schedule 3.15, none of the Credit Parties and their Subsidiaries is aware as of the Closing Date of any proposed or actual tax assessments against it or any of its Subsidiaries that would be material to the Borrower and its Subsidiaries, taken as a whole.

     SECTION 3.16 INTELLECTUAL PROPERTY RIGHTS.

     The Credit Parties and their Subsidiaries, taken as a whole, own, or have the legal right to use, all Material Intellectual Property necessary to conduct their business as currently conducted. Set forth on Schedule 3.16 is a list of all Material Intellectual Property owned by each of the Credit Parties and its
Subsidiaries or that each of the Credit Parties or any of its Subsidiaries has the right to use as of the Closing Date or as last updated in accordance with
Section 5.2. Except insofar as the failure of the following representations and warranties to be true and correct could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (a) at least one of the
Credit Parties or a Subsidiary thereof has the right to use the Material
Intellectual Property disclosed in Schedule 3.16 hereto, (b) all registrations with and applications to Governmental Authorities in respect of such Material
Intellectual Property are valid and in full force and effect and are not subject to the payment of any taxes or maintenance fees or the taking of any interest therein and (c) there are no restrictions on the direct or indirect transfer of any Contractual Obligation, or any interest therein, held by any of the Credit
Parties in respect of such Material Intellectual Property which has not been obtained. Except insofar as the failure of the following representations and warranties to be true and correct could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (a) none of the Credit
Parties is in default (or with the giving of notice or lapse of time or both, would be in default) under any license to use such Material Intellectual
Property; (b) no claim has been asserted and is pending by any Person challenging or questioning the use of any such Material Intellectual Property or the validity or effectiveness of any such Material Intellectual Property, nor do the Credit Parties or any of their Subsidiaries know of any such claim which could reasonably be expected to have a Material Adverse Effect; and (c) to the knowledge of the Credit Parties or any of their Subsidiaries, the use of such
Material Intellectual Property by any of the Credit Parties or any of its
Subsidiaries does not infringe on the rights of any Person. Except insofar as the failure of the following representations and warranties to be true and correct could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the Credit Parties have recorded or deposited with and paid to the United States Copyright Office, the Register of Copyrights,
the Copyrights Royalty Tribunal or other Governmental Authority, with respect to any Copyright constituting Material Intellectual Property, all notices, statements of account, royalty fees and other documents and instruments required under the terms and conditions of any Contractual Obligation of the Credit
Parties and/or under Title 17 of the United States Code and the rules and regulations issued thereunder (collectively, the "Copyright Act") with respect to any Copyright constituting Material Intellectual Property, and are not liable to any Person for copyright infringement under the Copyright Act or any other law, rule, regulation, contract or license as a result of their business operations. Schedule 3.16 shall

                                       66

be updated from time to time, in accordance with Section 5.2, by the Borrower to include new Material Intellectual Property.

     SECTION 3.17 SOLVENCY.

     After giving effect to the Transactions, the fair saleable value of the assets of the Borrower and its Subsidiaries, taken as a whole, measured on a going concern basis, exceeds all probable liabilities of the Borrower and its
Subsidiaries, taken as a whole, including those to be incurred pursuant to this
Agreement. The Borrower and its Subsidiaries, taken as a whole, (a) do not have unreasonably small capital in relation to the business in which they propose to be engaged or (b) have not incurred, or believe that they will incur after giving effect to the Transactions, debts beyond their ability to pay such debts as they become due. In executing the Credit Documents and consummating the
Transactions, none of the Credit Parties intends to hinder, delay or defraud either present or future creditors or other Persons to which one or more of the
Credit Parties is or will become indebted.

     SECTION 3.18 INVESTMENTS.

     All Investments of each of the Credit Parties and its Subsidiaries are
Permitted Investments.

     SECTION 3.19 LOCATION OF COLLATERAL.

     Set forth on Schedule 3.19(a) is a list of all locations of the Credit
Parties and their Subsidiaries, as of the Closing Date required to be disclosed in any filing with the SEC, including street address, county and state where located. Set forth on Schedule 3.19(b) is the state of incorporation or organization, the chief executive office, organization and tax identification numbers and the principal place of business of each of the Credit Parties as of the Closing Date.

     SECTION 3.20 NO BURDENSOME RESTRICTIONS.

     None of the Credit Parties and their Subsidiaries is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which has non-standard terms that could reasonably be expected to be exercised and, if so exercised, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     SECTION 3.21 BROKERS' FEES.

     Except as set forth on Schedule 3.21, none of the Credit Parties and their
Subsidiaries has any obligation to any Person in respect of any finder's, broker's, investment banking or other similar fee in connection with any of the transactions contemplated under the Credit Documents other than the closing and other fees payable pursuant to this Agreement and as set forth in the Fee
Letter.

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     SECTION 3.22 LABOR MATTERS.

     There are no collective bargaining agreements or Multiemployer Plans covering the employees of the Credit Parties or any of their Subsidiaries as of the Closing Date, other than as set forth in Schedule 3.22 hereto, and none of the Credit Parties and their Subsidiaries (a) has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last two
(2) years, other than as set forth in Schedule 3.22 hereto, or (b) has knowledge of any potential or pending strike, walkout or work stoppage. Other than as set forth on Schedule 3.22, no material unfair labor practice complaint is pending against any Credit Party or any of its Subsidiaries.

     SECTION 3.23 ACCURACY AND COMPLETENESS OF INFORMATION.

     All written information heretofore, contemporaneously or hereafter furnished by or on behalf of any Credit Party or any of its Subsidiaries to the
Administrative Agent, the Arranger or any Lender for purposes of or in connection with this Agreement or any other Credit Document (other than the representations and warranties set forth in the definitive documentation for the
Acquisition), or any transaction contemplated hereby or thereby, is or will be true and accurate in all material respects and not incomplete by omitting to state any material fact necessary to make such information not misleading. There is no fact now known to any Credit Party or any of its Subsidiaries which, individually or in the aggregate, has, or could reasonably be expected to have, a Material Adverse Effect, which fact has not been set forth herein, in the financial statements of the Borrower and its Subsidiaries furnished to the
Administrative Agent and the Lenders, or in any certificate, opinion or other written statement made or furnished by any Credit Party to the Administrative
Agent and the Lenders. To the knowledge of the Credit Parties, all representations and warranties set forth in the definitive documentation for the
Acquisition are true and correct in all material respects.

     SECTION 3.24 MATERIAL CONTRACTS.

     Schedule 3.24 sets forth a complete and accurate list of all Material
Contracts of the Credit Parties and their Subsidiaries in effect as of the
Closing Date or as last updated in accordance with Section 5.2. Each Material
Contract is, and after giving effect to the Transactions will be, in full force and effect in accordance with the terms thereof. To the extent requested by the
Administrative Agent, the Credit Parties and their Subsidiaries have delivered to, or have allowed access to, the Administrative Agent a true and complete copy of each such Material Contract, except to the extent the disclosure of such
Material Contract is then prohibited by any Requirement of Law, the directive of any applicable Governmental Authority or any Contractual Obligation binding on any Credit Party as of the Closing Date; provided that the Borrower may redact or summarize certain portions of such Material Contracts containing non-financial trade secrets or non-financial proprietary information with the consent of the Administrative Agent (such consent not to be unreasonably withheld). Schedule 3.24 shall be updated from time to time, in accordance with
Section 5.2, by the Borrower to include new Material Contracts.

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     SECTION 3.25 INSURANCE.

     The liability, casualty, property and business interruption insurance of the Credit Parties and their Subsidiaries as of the Closing Date or as last updated in accordance with Section 5.2 is outlined as to carrier, policy number, expiration date, type and amount on Schedule 3.25 and such insurance coverage complies with the requirements set forth in Section 5.5(b). Schedule 3.25 shall be updated from time to time, in accordance with Section 5.2, by the Borrower to include additional insurance coverage.

     SECTION 3.26 SECURITY DOCUMENTS.

     The Security Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby. Except as set forth in the
Security Documents, such security interests and Liens are currently (or will be, upon (a) the filing of appropriate financing statements with the Secretary of
State of the state of incorporation or organization for each Credit Party, and the filing of appropriate assignments or notices with the United States Patent and Trademark Office and the United States Copyright Office, in each case in favor of the Administrative Agent, on behalf of the Lenders, and (b) the
Administrative Agent obtaining Control (as defined in the Security Agreement) or possession over those items of Collateral in which a security interest is perfected through Control or possession) perfected security interests and Liens, prior to all other Liens other than Permitted Liens.

     SECTION 3.27 CLASSIFICATION OF SENIOR INDEBTEDNESS.

     The Credit Party Obligations constitute "Senior Indebtedness", "Designated
Senior Indebtedness" or any similar designation under and as defined in any agreement governing any Subordinated Debt and the subordination provisions set forth in each such agreement are legally valid and enforceable against the parties thereto.

     SECTION 3.28 ANTI-TERRORISM LAWS.

     Neither any Credit Party nor any of its Subsidiaries is an "enemy" or an
"ally of the enemy" within the meaning of Section 2 of the Trading with the
Enemy Act of the United States of America (50 U.S.C. App. Sections 1 et seq.),
as amended. Neither any Credit Party nor any or its Subsidiaries is in violation of (a) the Trading with the Enemy Act, as amended, (b) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle
B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (c) the Patriot Act. None of the Credit Parties (i) is a
blocked person described in section 1 of the Anti-Terrorism Order or (ii) to the best of its knowledge, engages in any dealings or transactions, or is otherwise associated, with any such blocked person, in each instance in a manner that is not permitted pursuant to applicable law.

     SECTION 3.29 COMPLIANCE WITH OFAC RULES AND REGULATIONS.

     None of the Credit Parties or their Subsidiaries or their respective
Affiliates is a Sanctioned Person. None of the Credit Parties, except as may be permitted pursuant to

                                       69

applicable law, (a) has more than 15% of its assets in Sanctioned Countries, or
(b) derives more than 15% of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Countries. Except as may be
permitted by applicable law, no part of the proceeds of any Extension of Credit hereunder will be used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.

     SECTION 3.30 COMPLIANCE WITH FCPA.

     Except as could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, each of the Credit Parties and their Subsidiaries is in compliance with the Foreign Corrupt Practices Act, 15
U.S.C. Sections 78dd-1, et seq., and any foreign counterpart thereto.

     SECTION 3.31 CONSENT; GOVERNMENTAL AUTHORIZATIONS.

     No approval, consent or authorization in respect of, any Governmental
Authority or any other Person is required in connection with acceptance of
Extensions of Credit by the Borrower or the making of the Guaranty hereunder or with the execution, delivery or performance of any Credit Document by the Credit
Parties (other than those which have been obtained) or with the validity or enforceability of any Credit Document against the Credit Parties (except such filings as are necessary in connection with the perfection of the Liens created by such Credit Documents).

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

     SECTION 4.1 CONDITIONS TO CLOSING DATE.

     This Agreement shall become effective upon, and the obligation of each
Lender to make the Term Loan and the initial Revolving Loans on the Closing Date is subject to, the satisfaction of the following conditions precedent:

          (a) Execution of Credit Agreement and Credit Documents. The
     Administrative Agent shall have received (i) counterparts of this
     Agreement, executed by a duly authorized officer of each party hereto, (ii)
     for the account of each Revolving Lender requesting a promissory note, a
     Revolving Note, (iii) for the account of each Term Loan Lender requesting a promissory note for the Term Loan A, a Term Loan A Note, (iv) for the account of the Interim Term Loan Lender requesting a promissory note for the Interim Term Loan, an Interim Term Loan Note, (v) for the account of the Swingline Lender requesting a promissory note, the Swingline Note, (vi)
     counterparts of the Security Agreement, and the Pledge Agreement, in each case conforming to the requirements of this Agreement and executed by duly authorized officers of the Credit Parties or other Person, as applicable, and (vii) counterparts of any other Credit Document, executed by the duly authorized officers of the parties thereto.

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          (b) Authority Documents. The Administrative Agent shall have received the following:

               (i) Articles of Incorporation/Charter Documents. Copies of the
          articles of incorporation or other charter documents, as applicable, of each Credit Party certified (A) by an officer of such Credit Party
          (pursuant to an officer's certificate in substantially the form of
          Exhibit 4.1(b) attached hereto) as of the Closing Date to be true and correct and in force and effect as of such date, and (B) subject to
          Section 5.15(c), to be true and complete as of a recent date by the appropriate Governmental Authority of the state of its incorporation or organization, as applicable.

               (ii) Resolutions. Copies of resolutions of the board of directors or comparable managing body of each Credit Party approving and adopting the Credit Documents, the transactions contemplated therein and authorizing execution and delivery thereof, certified by an officer of such Credit Party (pursuant to an officer's certificate in substantially the form of Exhibit 4.1(b) attached hereto) as of the
          Closing Date to be true and correct and in force and effect as of such date.

               (iii) Bylaws/Operating Agreement. A copy of the bylaws or
          comparable operating agreement of each Credit Party certified by an officer of such Credit Party (pursuant to an officer's certificate in substantially the form of Exhibit 4.1(b) attached hereto) as of the
          Closing Date to be true and correct and in force and effect as of such date.

               (iv) Good Standing. Subject to Section 5.15(c), copies of
          certificates of good standing, existence or its equivalent with respect to each Credit Party certified as of a recent date by the appropriate Governmental Authorities of (A) the state of incorporation or organization and (B) each other state in which the failure to so qualify and be in good standing could reasonably be expected to have a
          Material Adverse Effect.

               (v) Incumbency. An incumbency certificate of each Credit Party certified by an officer (pursuant to an officer's certificate in substantially the form of Exhibit 4.1(b) attached hereto) to be true and correct as of the Closing Date.

          (c) Legal Opinion of Counsel. The Administrative Agent shall have received an opinion or opinions (including, if reasonably requested by the
     Administrative Agent, local counsel opinions) of counsel for the Credit
     Parties (including the Acquired Company), dated the Closing Date and addressed to the Administrative Agent and the Lenders, in form and substance acceptable to the Administrative Agent (which shall include, without limitation, opinions with respect to the due organization and valid existence of each Credit Party (including the Acquired Company), opinions as to perfection of the Liens granted to the Administrative Agent pursuant to the Security

                                       71

     Documents and opinions as to the non-contravention of the Credit Parties'
     (including the Acquired Company's) organizational documents and Material
     Contracts). The Administrative Agent shall have received evidence that the
     Administrative Agent and the Lenders have been permitted to rely on each opinion delivered by the Borrower and the seller in connection with the
     Acquisition, in form and substance reasonably acceptable to the
     Administrative Agent.

          (d) Personal Property Collateral. Subject to the terms of Section
     5.15, the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent:

               (i) (A) searches of Uniform Commercial Code filings in the jurisdiction of the chief executive office, the state of organization, and the state of incorporation, of each Credit Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Lenders' security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted
          Liens and (B) tax lien, judgment and pending litigation searches;

               (ii) searches of ownership of Intellectual Property in the appropriate governmental offices and such patent/trademark/copyright filings as requested by the Administrative Agent in order to perfect the Administrative Agent's security interest in the Intellectual
          Property;

               (iii) completed UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent's sole discretion, to perfect the Lenders' security interest in the
          Collateral;

               (iv) the stock or membership certificates, if any, evidencing the
          Capital Stock pledged to the Administrative Agent pursuant to the
          Pledge Agreement, together with duly executed in blank undated stock or transfer powers;

               (v) duly executed consents as are necessary, in the
          Administrative Agent's sole discretion, to perfect the Lenders'
          security interest in the Collateral;

               (vi) in the case of any personal property Collateral located at premises leased by a Credit Party and set forth on Schedule 3.19(a)
          such estoppel letters, consents and waivers from the landlords on such real property to the extent (A) requested by the Administrative Agent and (B) the Borrower is able to secure such letters, consents and waivers after using commercially reasonable efforts (such letters, consents and waivers shall be in form and substance satisfactory to the Administrative Agent, it being acknowledged and agreed that any landlord waiver in the form of Exhibit 4.1(d) is satisfactory to the
          Administrative Agent);

               (vii) all instruments and chattel paper in the possession of any of the Credit Parties, together with allonges or assignments as may be necessary or

                                       72

          appropriate to perfect the Administrative Agent's and the Lenders'
          security interest in the Collateral; and

               (viii) such documentation as may be required by the
          Administrative Agent to be executed by the Credit Parties to comply with the Federal Assignment of Claims Act.

          (e) Liability, Casualty, Property and Business Interruption Insurance.
     The Administrative Agent shall have received certificates and endorsements of insurance evidencing liability, casualty, property and business interruption insurance meeting the requirements set forth herein or in the
     Security Documents. The Administrative Agent shall be named as lender loss payee, as its interest may appear and/or additional insured with respect to any such insurance providing liability coverage or coverage in respect of any Collateral, and the Borrower will use its commercially reasonable efforts to have each provider of any such insurance agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative
     Agent thirty (30) days prior written notice before any such policy or policies shall be altered or cancelled.

          (f) Litigation. There shall not exist any pending or ongoing, action, suit, investigation, litigation or proceeding in any court or before any other Governmental Authority (i) affecting or relating to this Agreement or the other Credit Documents, that has not been settled, dismissed, vacated, discharged or terminated prior to the Closing Date or (ii) that purports to affect any Credit Party or any of its Subsidiaries, or any transaction contemplated by the Credit Documents, which action, suit, investigation, litigation or proceeding could reasonably be expected to have a Material
     Adverse Effect, that has not been settled, dismissed, vacated, discharged or terminated prior to the Closing Date.

          (g) Solvency Certificate. The Administrative Agent shall have received an officer's certificate prepared by the chief financial officer of the
     Borrower as to the financial condition, solvency and related matters of the
     Credit Parties and their Subsidiaries, after giving effect to the initial borrowings under the Credit Documents, in substantially the form of Exhibit
     4.1(g) hereto.

          (h) Account Designation Letter. The Administrative Agent shall have received the executed Account Designation Letter in the form of Exhibit
     1.1(a) hereto.

          (i) Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing with respect to the Revolving Loans.

          (j) Consents. The Administrative Agent shall have received evidence that all boards of directors (including, without limitation, the board of directors of the Acquired Company), governmental, shareholder and material third party consents (including, without limitation, Hart-Scott-Rodino clearance) and approvals necessary in connection with the Transactions have been obtained and all applicable waiting periods have expired

                                       73

     without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on such transactions or that could seek or threaten any of the foregoing.

          (k) Compliance with Laws. The financings and other Transactions contemplated hereby shall be in compliance with all applicable laws and regulations (including all applicable securities and banking laws, rules and regulations).

          (l) Bankruptcy. There shall be no bankruptcy or insolvency proceedings pending with respect to any Credit Party or any Subsidiary thereof.

          (m) Existing Indebtedness of the Credit Parties. All of the existing
     Indebtedness for borrowed money of the Credit Parties and their
     Subsidiaries (including the Acquired Company and other than Indebtedness permitted to exist pursuant to Section 6.1) shall be repaid in full and all security interests related thereto shall be terminated on or prior to the
     Closing Date.

          (n) Financial Statements. The Administrative Agent and the Lenders
     shall have received copies of the financial statements referred to in
     Section 3.1, each in form and substance satisfactory to it.

          (o) No Material Adverse Change. Since December 31, 2005, there shall have been no material adverse change in the business, operations or financial condition of the Acquired Company and its Subsidiaries, taken as a whole.

          (p) Financial Condition Certificate. The Administrative Agent shall have received a certificate or certificates executed by a Responsible
     Officer of the Borrower as of the Closing Date, substantially in the form of Exhibit 4.1(p) stating that (i) there does not exist any pending or ongoing, action, suit, investigation, litigation or proceeding in any court or before any other Governmental Authority (A) affecting this Agreement or the other Credit Documents, that has not been settled, dismissed, vacated, discharged or terminated prior to the Closing Date or (B) that purports to affect any Credit Party or any of its Subsidiaries, or any transaction contemplated by the Credit Documents, which action, suit, investigation, litigation or proceeding could reasonably be expected to have a Material
     Adverse Effect, that has not been settled, dismissed, vacated, discharged or terminated prior to the Closing Date, (ii) immediately after giving effect to this Agreement, the other Credit Documents, and all the
     Transactions contemplated to occur on such date, (A) no Default or Event of
     Default exists, (B) all representations and warranties contained herein and in the other Credit Documents (other than representations and warranties made pursuant to Sections 3.6, 3.9, 3.10, 3.15 and 3.24 hereof) are true and correct, and (C) the Credit Parties are in pro forma compliance with each of the initial financial covenants set forth in Section 5.9 (as evidenced through detailed calculations of such financial covenants on a schedule to such certificate) as of the most recent fiscal quarter ended prior to the Closing Date, (iii) immediately after giving effect to the
     Transactions, the Total Leverage Ratio of the Borrower and its Subsidiaries
     as of the last day of the fiscal quarter ending prior to the Closing Date, shall

                                       74

     not exceed 4.50 to 1.0, and (iv) each of the other conditions precedent in
     Section 4.1 have been satisfied.

          (q) Material Contracts. To the extent requested by the Administrative
     Agent, the Administrative Agent shall have received, or shall have access to, a true and complete copy of any Material Contract, together with all exhibits and schedules, except to the extent the disclosure of such
     Material Contract is then prohibited by any Requirement of Law, the directive of any applicable Governmental Authority or any Contractual obligation binding on any Credit Party as of the Closing Date; provided that the Borrower may redact certain portions of such Material Contract containing non-financial trade secrets or non-financial proprietary information with the consent for the Administrative Agent (such consent not to be unreasonably withheld).

          (r) Patriot Act Certificate. The Administrative Agent shall have received a certificate satisfactory thereto, substantially in the form of
     Exhibit 4.1(r), for benefit of itself and the Lenders, provided by the
     Borrower that sets forth information required by the Patriot Act including, without limitation, the identity of the Credit Parties, the name and address of the Credit Parties and other information that will allow the
     Administrative Agent or any Lender, as applicable, to identify the Credit
     Parties in accordance with the Patriot Act.

          (s) Acquisition Documents. The Acquisition shall have been consummated in accordance with the terms of the Acquisition Documents (without waiver of any conditions precedent to the obligations of any party thereto) and there shall not have been any material modification, amendment, supplement or waiver to the Acquisition Documents without the written consent or waiver by the Administrative Agent.

          (t) Total Leverage Ratio. Immediately after giving effect to the
     Transactions, the Total Leverage Ratio of the Borrower and its Subsidiaries
     as of the last day of the fiscal quarter ending prior to the Closing Date, shall not exceed 4.50 to 1.0.

          (u) Fees. The Administrative Agent and the Lenders shall have received all fees and expenses, if any, owing pursuant to the Fee Letter and Section
     2.5.

          (v) Additional Matters. All other documents and legal matters in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

     SECTION 4.2 CONDITIONS TO ALL EXTENSIONS OF CREDIT.

     The obligation of each Lender to make any Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent on the date of making such Extension of Credit:

          (a) Representations and Warranties. The representations and warranties made by the Credit Parties herein, in the Security Documents or which are contained in any

                                       75

     certificate furnished at any time under or in connection herewith shall be
     (i) with respect to representations and warranties that contain a materiality qualification, true and correct and (ii) with respect to representations and warranties that do not contain a materiality qualification, true and correct in all material respects, on and as of the date of such Extension of Credit as if made on and as of such date except for any representation or warranty made as of an earlier date, which representation and warranty shall remain true and correct, in accordance with (i) and (ii) above, as of such earlier date.

          (b) No Default or Event of Default. No Default or Event of Default
     shall have occurred and be continuing on such date or after giving effect to the Extension of Credit to be made on such date unless such Default or
     Event of Default shall have been waived in accordance with this Agreement.

          (c) Compliance with Commitments. Immediately after giving effect to the making of any such Extension of Credit (and the application of the proceeds thereof), (i) the sum of the aggregate principal amount of outstanding Revolving Loans plus outstanding Swingline Loans plus outstanding LOC Obligations shall not exceed the Revolving Committed Amount then in effect, (ii) the outstanding LOC Obligations shall not exceed the
     LOC Committed Amount, and (iii) the outstanding Swingline Loans shall not exceed the Swingline Committed Amount.

          (d) Additional Conditions to Revolving Loans. If a Revolving Loan is
     requested, all conditions set forth in Section 2.1 shall have been satisfied.

          (e) Additional Conditions to Letters of Credit. If the issuance of a
     Letter of Credit is requested, all conditions set fort in Section 2.3 shall have been satisfied.

          (f) Additional Conditions to Swingline Loans. If a Swingline Loan is
     requested, all conditions set forth in Section 2.4 shall have been satisfied.

     Each request for an Extension of Credit and each acceptance by the Borrower of any such Extension of Credit shall be deemed to constitute representations and warranties by the Credit Parties as of the date of such Extension of Credit that the conditions set forth above in paragraphs (a) through (f), as applicable, have been satisfied.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

     Each of the Credit Parties hereby covenants and agrees that on the Closing
Date, and thereafter for so long as this Agreement is in effect and until the
Commitments have terminated, no Note remains outstanding and unpaid and the
Credit Party Obligations and all other amounts owing to the Administrative Agent or any Lender hereunder are paid in full, such Credit Party shall, and shall cause each of their Subsidiaries (other than in the case of Sections 5.1 or 5.2 hereof), to:

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     SECTION 5.1 FINANCIAL STATEMENTS.

     Furnish to the Administrative Agent and each of the Lenders:

          (a) Annual Financial Statements. As soon as available and in any event no later than the earlier of (i) to the extent applicable, the date the
     Borrower is required by the SEC to deliver its Form 10-K for any fiscal year of the Borrower and (ii) ninety (90) days after the end of each fiscal year of the Borrower, a copy of the Consolidated balance sheet of the
     Borrower and its Consolidated Subsidiaries as at the end of such fiscal year and the related Consolidated statements of income and retained earnings and of cash flows of the Borrower and its Consolidated
     Subsidiaries for such year, which shall be audited by a firm of independent certified public accountants of nationally recognized standing reasonably acceptable to the Required Lenders, setting forth in each case in comparative form the figures for the previous year, reported on without a
     "going concern" or like qualification or exception, or qualification indicating that the scope of the audit was inadequate to permit such independent certified public accountants to certify such financial statements without such qualification;

          (b) Quarterly Financial Statements. As soon as available and in any event no later than the earlier of (i) to the extent applicable, the date the Borrower is required by the SEC to deliver its Form 10-Q for any fiscal quarter of the Borrower and (ii) forty-five (45) days after the end of each fiscal quarter of the Borrower, a copy of the Consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such period and related Consolidated statements of income and retained earnings and of cash flows for the Borrower and its Consolidated Subsidiaries for such quarterly period and for the portion of the fiscal year ending with such period; and

          (c) Annual Operating Budget and Cash Flow. As soon as available, but in any event within forty-five (45) days after the end of each fiscal year, a copy of the detailed annual operating budget or plan including cash flow projections of the Borrower and its Subsidiaries for the next four fiscal quarter period prepared on a annual basis, in form and detail reasonably acceptable to the Administrative Agent and the Lenders, together with a summary of the material assumptions made in the preparation of such annual budget or plan;

all such financial statements to be complete and correct in all material respects (subject, in the case of interim statements, to normal recurring year-end audit adjustments) and to be prepared in reasonable detail and, in the case of the annual and quarterly financial statements provided in accordance with subsections (a) and (b) above, in accordance with GAAP applied consistently throughout the periods reflected therein and further accompanied by a description of, and an estimation of the effect on the financial statements on account of, a change, if any, in the application of accounting principles as provided in Section 1.3.

     Notwithstanding the foregoing, (a) financial statements and reports required to be delivered pursuant to the foregoing provisions of this Section and Section 5.2(e) may be

                                       77

delivered electronically and if so, shall be deemed to have been delivered on the date on which the Administrative Agent receives such reports from the
Borrower through electronic mail and (b) financial statements and reports required to be delivered pursuant to subsections (a) and (b) hereof and Section
5.2(e) of this Section shall be deemed delivered upon the posting of such financial statements on EDGAR or the Borrower's website together with, if posted on the Borrower's website only, the delivery of notice to the Administrative
Agent of such posting; provided that, upon the Administrative Agent's request, the Borrower shall thereafter provide electronic or paper copies of any documents required hereby to the Administrative Agent.

     SECTION 5.2 CERTIFICATES; OTHER INFORMATION.

     Furnish to the Administrative Agent and each of the Lenders:

          (a) concurrently with the delivery of the financial statements referred to in Section 5.1(a) above, an unqualified opinion of the registered independent certified public accountants of the Borrower accompanying such audited financial statements without a "going concern" or like qualification or exception, or qualification indicating that the scope of the audit was inadequate to permit such registered independent certified public accountants to certify such financial statements without such qualification;

          (b) concurrently with the delivery of the financial statements referred to in Sections 5.1(a) and 5.1(b) above, a certificate of a
     Responsible Officer substantially in the form of Exhibit 5.2(b) stating that (i) (A) such financial statements present fairly in all material respects the financial position of the Borrower and its Subsidiaries for the periods indicated in conformity with GAAP applied on a consistent basis, (B) each of the Credit Parties during such period observed or performed all of its covenants and other agreements in all material respects, and satisfied every material condition, contained in this
     Agreement to be observed, performed or satisfied by it, and (C) such
     Responsible Officer has obtained no knowledge of any Default or Event of
     Default except as specified in such certificate and such certificate shall include the calculations in reasonable detail required to indicate compliance with Section 5.9 as of the last day of such period;

          (c) concurrently with or prior to the delivery of the financial statements referred to in Sections 5.1(a) and 5.1(b) above, (i) an updated copy of Schedule 3.3 if the Borrower or any of its Subsidiaries has formed or acquired a new Subsidiary since the Closing Date or since such Schedule was last updated, as applicable, and (ii) an updated copy of Schedule 3.16 if the Borrower or any of its Subsidiaries has registered, applied for registration of, acquired or otherwise obtained ownership of any new
     Material Intellectual Property since the Closing Date or since Schedule
     3.16 was last updated, as applicable;

          (d) concurrently with or prior to the delivery of the financial statements referred to in Sections 5.1(a) above, an updated copy of
     Schedule 3.25 if the Borrower or any of its Subsidiaries has altered or acquired any insurance policies since the Closing Date or since Schedule
     3.25 was last updated;

                                       78

          (e) promptly upon their becoming available, (i) copies of all reports
     (other than those otherwise provided pursuant to Section 5.1 and those which are of a promotional nature) and other financial information which the Borrower sends to its shareholders, and (ii) copies of all reports and all registration statements and prospectuses, if any, which the Borrower may make to, or file with, the SEC (or any successor or analogous
     Governmental Authority) or any securities exchange or other private regulatory authority;

          (f) within ninety (90) days after the end of each fiscal year of the
     Borrower, a certificate containing information including the calculation of
     Excess Cash Flow, the amount of all acquisitions, all dividends, Asset
     Dispositions, Debt Issuances, and Equity Issuances that were made during the prior fiscal year and amounts received in connection with any Recovery
     Event during the prior fiscal year;

          (g) not less than five (5) Business Days prior to the consummation of any Permitted Acquisition with a purchase price in excess of $150,000,000, a certificate substantially in the form of Exhibit 5.2(g) and reasonably satisfactory to the Administrative Agent, executed by a Responsible Officer of the Borrower (i) certifying that such Permitted Acquisition complies with the requirements of this Agreement, (ii) providing a description of the material terms of such acquisition (including a description of the business and the form of consideration), (iii) providing the audited financial statements (or, if unavailable, management-prepared financial statements) of the Target for its two most recent fiscal years and for any fiscal quarters ended within the fiscal year to date and (iv) providing a description of any pro forma adjustments contemplated as add-backs to
     Consolidated EBITDA for headcount reduction, facility closures and transaction expenses, in each case in form and substance reasonably satisfactory to the Administrative Agent;

          (h) upon the Administrative Agent's request, an updated copy of
     Schedule 3.24 and a copy of (or access to) any Material Contract, except to the extent the disclosure of such Material Contract is then prohibited by any Requirement of Law, the directive of any applicable Governmental
     Authority or any Contractual obligation binding on any Credit Party as of the Closing Date; provided that the Borrower may redact certain portions of such Material Contract containing non-financial trade secrets or non-financial proprietary information with the consent for the
     Administrative Agent (such consent not to be unreasonably withheld); and

          (i) promptly, such additional financial and other information as the
     Administrative Agent, on behalf of any Lender, may from time to time reasonably request.

     SECTION 5.3 PAYMENT OF TAXES AND OTHER OBLIGATIONS.

     Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, subject, where applicable, to specified grace periods, (a) its material taxes (Federal, state, local and any other taxes) and (b) its other material obligations and

                                       79

liabilities of whatever nature in accordance with industry practice and (c) any material additional costs that are imposed as a result of any failure to so pay, discharge or otherwise satisfy such taxes, obligations and liabilities, except when the amount or validity of any such taxes, obligations and liabilities is currently being contested in good faith by appropriate proceedings and reserves, if applicable, in conformity with GAAP with respect thereto have been provided on the books of the Credit Parties.

     SECTION 5.4 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE.

          (a) Except as permitted pursuant to Section 6.4 and Section 6.8, continue to engage in business of the same general type as now conducted by it or its Subsidiaries on the Closing Date and preserve, renew and keep in full force and effect its corporate or other formative existence and good standing and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business;

          (b) comply in all material respects with all Contractual Obligations that are material to the Borrower and its Subsidiaries, taken as a whole;
     and

          (c) comply with all Requirements of Law applicable to it except to the extent that failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     SECTION 5.5 MAINTENANCE OF PROPERTY; INSURANCE.

          (a) Keep all material property useful and necessary in its business in good working order and condition (ordinary wear and tear and obsolescence excepted).

          (b) Maintain with financially sound and reputable insurance companies liability, casualty, property and business interruption insurance
     (including, without limitation, insurance with respect to its tangible
     Collateral) in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Administrative Agent, upon the request of the Administrative Agent, full information as to the insurance carried. The Administrative Agent shall be named as loss payee or mortgagee, as its interest may appear, and/or additional insured with respect to any such casualty, property and liability insurance, as applicable, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the
     Administrative Agent thirty (30) days prior written notice before any such policy or policies shall be altered or canceled, and such policies shall provide that no act or default of the Credit Parties or any of their
     Subsidiaries or any other Person shall affect the rights of the
     Administrative Agent or the Lenders under such policy or policies.

          (c) In case of any material loss, damage to or destruction of the
     Collateral of any Credit Party or any part thereof, such Credit Party shall promptly give written notice thereof

                                       80

     to the Administrative Agent generally describing the nature and extent of such damage or destruction. In case of any such material loss, damage to or destruction of a material portion of the Collateral of the Credit Parties, taken as a whole, if required by the Administrative Agent or the Required
     Lenders, such Credit Party (whether or not the insurance proceeds, if any, received on account of such damage or destruction shall be sufficient for that purpose), at such Credit Party's cost and expense, will promptly repair or replace the Collateral of such Credit Party so lost, damaged or destroyed.

     SECTION 5.6 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS.

     Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its businesses and activities; and
permit, during regular business hours and upon reasonable notice by the
Administrative Agent or any Lender, the Administrative Agent or any Lender to
visit and inspect any of its properties and examine and make abstracts and copies from any of its books and records at any reasonable time and as often as may reasonably be desired, and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants.

     SECTION 5.7 NOTICES.

     Give notice in writing to the Administrative Agent (which shall promptly transmit such notice to each Lender) of:

          (a) promptly, but in any event within two (2) Business Days after any
     Credit Party knows or has reason to know thereof, the occurrence of any
     Default or Event of Default;

          (b) promptly, any default or event of default under any Contractual
     Obligation of any Credit Party or any of their Subsidiaries which, individually or in the aggregate, could reasonably be expected to have a
     Material Adverse Effect or involve a monetary claim in excess of
     $5,000,000;

          (c) promptly, any litigation, or any investigation or proceeding known to any Credit Party (i) affecting any Credit Party or any of their
     Subsidiaries which, if adversely determined, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or involve an uninsured monetary claim in excess of $5,000,000, (ii)
     affecting or with respect to this Agreement, any other Credit Document or any security interest or Lien created thereunder or (iii) involving an environmental claim or potential liability under Environmental Laws which could reasonably be expected to have, individually or in the aggregate, a
     Material Adverse Effect;

          (d) any labor controversy that has resulted in, or threatens to result in, a strike or other work action against any Credit Party which could reasonably be expected to have a Material Adverse Effect;

                                       81

          (e) any attachment, judgment, lien, levy or order exceeding $5,000,000 that may be assessed against or threatened against any Credit Party other than Permitted Liens;

          (f) as soon as possible and in any event within thirty (30) days after any Credit Party knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any
     Lien in favor of the PBGC (other than a Permitted Lien) or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any
     Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or any Credit Party, any Commonly Controlled
     Entity or any Multiemployer Plan, with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan, in each case to the extent material to the Borrower and its Subsidiaries, taken as a whole;

          (g) promptly after becoming aware of the occurrence of any Internal
     Control Event;

          (h) as soon as possible and in any event within ten (10) days after the creation of a Material Domestic Subsidiary, notice of the creation of such Material Domestic Subsidiary;

          (i) promptly, any notice of any violation received by any Credit Party from any Governmental Authority including, without limitation, any notice of violation of Environmental Laws; and

          (j) promptly, any other development or event which could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a
Responsible Officer setting forth details of the occurrence referred to therein and stating what material action the Credit Parties propose to take with respect thereto, if any. In the case of any notice of a Default or Event of Default, the
Borrower shall specify that such notice is a Default or Event of Default notice on the face thereof.

     SECTION 5.8 ENVIRONMENTAL LAWS.

          (a) Except as could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, comply with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws;

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          (b) Except as could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental
     Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings; and

          (c) Defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective employees, agents, officers and directors and affiliates, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Credit
     Parties or any of their Subsidiaries or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The agreements in this paragraph shall survive repayment of the Credit Party Obligations and all other amounts payable hereunder and termination of the Commitments and the Credit Documents.

     SECTION 5.9 FINANCIAL COVENANTS.

     Comply with the following financial covenants:

          (a) Total Leverage Ratio. The Total Leverage Ratio, for the twelve months ending as of each fiscal quarter end, shall be less than or equal to
     4.50 to 1.0 at all times

          (b) Senior Leverage Ratio. The Senior Leverage Ratio, for the twelve months ending as of each fiscal quarter end, shall be less than or equal to
     3.25 to 1.0 at all times.

          (c) Interest Coverage Ratio. The Interest Coverage Ratio, for the
     twelve months ending as of each fiscal quarter end, shall be greater than or equal to 3.0 to 1.0 at all times.

     Notwithstanding the above, the parties hereto acknowledge and agree that, for purposes of all calculations made in determining compliance for any applicable period with the financial covenants set forth in this Section, (i)
after consummation of any Permitted Acquisition, Indebtedness of a Target which is retired in connection with a Permitted Acquisition shall be excluded from such calculations and deemed to have been retired as of the first day of such applicable period and (ii) after any Asset Disposition permitted by Section
6.4(a)(x), (A) income statement items, cash flow statement items and other balance sheet items (whether positive or negative) attributable to the property or assets disposed of shall be excluded in such calculations to the extent relating to such applicable period and (B) Indebtedness that is repaid with the

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proceeds of such Asset Disposition shall be excluded from such calculations and deemed to have been repaid as of the first day of such applicable period.

     SECTION 5.10 ADDITIONAL GUARANTORS.

     The Credit Parties will cause each of their Material Domestic Subsidiaries
(other than the Excluded Subsidiaries), whether newly formed, after acquired or otherwise existing to promptly (and in any event within thirty (30) days after such Material Domestic Subsidiary is formed or acquired (or such longer period of time as agreed to by the Administrative Agent in its reasonable discretion))
become a Guarantor hereunder by way of execution of a Joinder Agreement. In connection therewith, the Credit Parties shall give prompt notice to the
Administrative Agent upon creating a Material Domestic Subsidiary, or acquiring the Capital Stock of any other Person. The Credit Party Obligations shall be secured by, among other things, a first priority perfected security interest in the Collateral of such new Guarantor and a pledge of 100% of the Capital Stock of such new Guarantor and its material Domestic Subsidiaries (other than
Excluded Subsidiaries) and 65% (or such higher percentage that would not result in material adverse tax consequences for such new Guarantor) of the voting
Capital Stock and 100% of the non-voting Capital Stock of its first-tier
Material Foreign Subsidiaries. In connection with the foregoing, the Credit
Parties shall deliver to the Administrative Agent, with respect to each new
Guarantor to the extent applicable, substantially the same documentation required pursuant to Sections 4.1(b)-(f) and 5.12 and such other documents or agreements as the Administrative Agent may reasonably request.

     SECTION 5.11 COMPLIANCE WITH LAW.

     Comply with all laws, rules, regulations and orders (including
Environmental Laws), and all applicable restrictions imposed by all Governmental
Authorities, applicable to it and its Property if noncompliance with any such law, rule, regulation, order or restriction could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     SECTION 5.12 PLEDGED ASSETS.

          (a) Each Credit Party will cause 100% of the Capital Stock in each of its direct or indirect Material Domestic Subsidiaries (other than Excluded
     Subsidiaries and unless such Domestic Subsidiary is owned by a Foreign
     Subsidiary) and 65% (to the extent the pledge of a greater percentage would be unlawful or would cause any materially adverse tax consequences to the
     Borrower or any Guarantor) of the voting Capital Stock and 100% of the non-voting Capital Stock of its first-tier Material Foreign Subsidiaries
     (other than Excluded Subsidiaries), in each case to the extent owned by such Credit Party, to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent pursuant to the terms and conditions of the Security Documents or such other security documents as the Administrative Agent shall reasonably request.

          (b) Subject to the terms of subsection (c) below, each Credit Party will cause and all tangible and intangible personal property now owned or hereafter acquired to be subject at all times to a first priority, perfected Lien (subject in each case to Permitted

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     Liens) in favor of the Administrative Agent pursuant to the terms and conditions of the Security Documents or such other security documents as the Administrative Agent shall reasonably request. Each Credit Party shall, and shall cause each of its Subsidiaries to, adhere to the covenants set forth in the Security Documents.

          (c) Each Credit Party shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located.

     SECTION 5.13 FEDERAL ASSIGNMENT OF CLAIMS ACT.

     The Borrower will execute all documents necessary to comply with the
Federal Assignment of Claims Act and comparable state law with respect to the accounts arising from (a) any Material Government Contract entered into on or before the Closing Date and any Material Government Contract entered into after the Closing Date to the extent reasonably required by the Administrative Agent, such documents to be held in escrow by the Administrative Agent in accordance with the terms of Section 5(a) of the Security Agreement.

     SECTION 5.14 LANDLORD WAIVERS.

     In the case of any personal property Collateral located at premises leased by a Credit Party and which premises would be required to be disclosed in any filing with the SEC, the Credit Parties will provide the Administrative Agent with an estoppel letter, consent and waiver from the landlord with regard to such premises to the extent (a) requested by the Administrative Agent and (b)
the Borrower is able to secure such letter, consent and waiver after using commercially reasonable efforts (such letter, consent and waiver to be in form and substance satisfactory to the Administrative Agent, it being acknowledged and agreed that any landlord waiver in the form of Exhibit 4.1(d) is satisfactory to the Administrative Agent).

     SECTION 5.15 POST-CLOSING REQUIREMENTS; FURTHER ASSURANCES.

          (a) Within ninety (90) days after the Closing Date (or such extended period of time as agreed to by the Administrative Agent), the
     Administrative Agent shall have received evidence that all chain-of-title issues with respect to the Material Intellectual Property of the Credit
     Parties have been resolved to the satisfaction of the Administrative Agent and all third party security interests with respect to the Material
     Intellectual Property of the Credit Parties have been released of record with the United States Patent and Trademark Office and the United States
     Copyright Office; provided that any Indebtedness associated with such security interests shall have been paid in full and terminated on or prior to the Closing Date.

          (b) Within thirty (30) days after the Closing Date (or such extended period of time as agreed to by the Administrative Agent), the
     Administrative Agent shall have received all stock or membership certificates, if any, evidencing the Capital Stock of the Material Domestic
     Subsidiaries and Material Foreign Subsidiaries pledged to the
     Administrative Agent pursuant to the Pledge Agreement that are not delivered on or prior

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     to the Closing Date, together with duly executed in blank undated stock or transfer powers.

          (c) Within sixty (60) days after the Closing Date (or such extended period of time as agreed to by the Administrative Agent), the
     Administrative Agent shall have received copies of (i) (A) the articles of incorporation or other charter documents, as applicable, of each Credit
     Party organized or incorporated in Pennsylvania and California and (B) the articles of incorporation of Simula, Inc., in each case certified to be true and complete as of a recent date by the appropriate Governmental
     Authority of the state of its incorporation or organization, as applicable and (ii) to the extent not previously delivered on or prior to the Closing
     Date, certificates of good standing, existence or its equivalent with respect to each Credit Party certified as of a recent date by the appropriate Governmental Authorities of the state of incorporation or organization.

          (d) Upon the reasonable request of the Administrative Agent, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents for filing under the provisions of the
     Uniform Commercial Code or any other Requirement of Law which are necessary or advisable to maintain in favor of the Administrative Agent, for the benefit of the Secured Parties, Liens on the Collateral that are duly perfected in accordance with the requirements of, or the obligations of the
     Credit Parties under, the Credit Documents and all applicable Requirements of Law.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

     The Credit Parties hereby covenant and agree that on the Closing Date, and thereafter for so long as this Agreement is in effect and until the Commitments have terminated, no Note remains outstanding and unpaid and the Credit Party
Obligations and all other amounts owing to the Administrative Agent or any
Lender hereunder are paid in full, that:

     SECTION 6.1 INDEBTEDNESS.

     The Credit Parties will not, nor will they permit any Subsidiary to, contract, create, incur, assume or permit to exist any Indebtedness, except:

          (a) Indebtedness arising or existing under this Agreement and the other Credit Documents;

          (b) Indebtedness of the Credit Parties and their Subsidiaries existing as of the Closing Date as referenced in the fiscal year ended 2005 financial statements referenced in Section 3.1 (and set out more specifically in Schedule 6.1(b)) hereto and renewals, refinancings or extensions thereof in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension;

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          (c) Indebtedness of the Credit Parties and their Subsidiaries incurred after the Closing Date consisting of Capital Leases or Indebtedness incurred to provide all or a portion of the purchase price or cost of construction of an asset; provided that (i) such Indebtedness when incurred shall not exceed the purchase price or cost of construction of such asset;
     (ii) no such Indebtedness shall be renewed, refinanced or extended for a principal amount in excess of the principal balance outstanding thereon at the time of such renewal, refinancing or extension; and (iii) the total amount of all such Indebtedness shall not exceed $50,000,000 at any time outstanding;

          (d) Unsecured intercompany Indebtedness (i) among the Credit Parties,
     (ii) among Subsidiaries that are not Credit Parties and (iii) to the extent such Indebtedness constitutes a Permitted Investment, among Credit Parties and direct and indirect Subsidiaries of the Borrower; provided that any such Indebtedness shall be, to the extent requested by the Administrative
     Agent, evidenced by a promissory note which shall be pledged to the
     Administrative Agent as Collateral for the Credit Party Obligations so long as such promissory note would not cause any adverse tax consequences to the
     Borrower or any of its Subsidiaries (it being acknowledged and agreed that any unsecured intercompany Indebtedness allowed pursuant to this clause (d)
     is subordinated to the prior payment in cash in full of the Credit Party
     Obligations);

          (e) Indebtedness and obligations owing under Secured Hedging
     Agreements and other Hedging Agreements entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes;

          (f) Guaranty Obligations in respect of Indebtedness of a Credit Party to the extent such Indebtedness is permitted to exist or be incurred pursuant to this Section;

          (g) the Senior Subordinated Indebtedness;

          (h) the Senior Unsecured Notes;

          (i) Indebtedness issued for the purpose of refinancing the Senior
     Subordinated Notes on terms substantially similar to the Senior
     Subordinated Notes and otherwise reasonably satisfactory to the
     Administrative Agent;

          (j) Indebtedness of Foreign Subsidiaries which does not to exceed
     $40,000,000 in the aggregate;

          (k) Indebtedness (other than intercompany Indebtedness) consisting of
     Permitted Investments;

          (l) so long as there exists no Default or Event of Default both immediately before and immediately after giving effect to any such transaction, Indebtedness of a Person which becomes a Subsidiary after the date hereof or Indebtedness of a Person that is assumed by the Borrower or any Subsidiary in connection with a Permitted

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     Acquisition; provided that (i) such Indebtedness existed at the time such
     Person became a Subsidiary or such Permitted Acquisition was consummated, as the case may be, and, in either case, was not created in anticipation thereof and (ii) such Indebtedness (to the extent secured) shall not exceed
     $25,000,000 at any time outstanding;

          (m) other subordinated Indebtedness of the Credit Parties (A) which is on terms substantially similar to the Senior Subordinated Notes and the
     Senior Subordinated Convertible Notes and (B) which matures on or after the date which is ninety (91) days following the Maturity Date;

          (n) Indebtedness consisting of earnout obligations or deferred purchase price obligations incurred as part of the consideration for a
     Permitted Acquisition;

          (o) Indebtedness consisting of sale leasebacks permitted pursuant to
     Section 6.12;

          (p) other unsecured Indebtedness of the Credit Parties so long as such unsecured Indebtedness matures after the Maturity Date and is incurred on terms no more restrictive than those set forth in this Agreement; and

          (q) other Indebtedness (other than intercompany Indebtedness) of the
     Credit Parties and their Subsidiaries in an aggregate amount not to exceed
     $10,000,000.

     SECTION 6.2 LIENS.

     The Credit Parties will not, nor will they permit any Subsidiary to, contract, create, incur, assume or permit to exist any Lien with respect to any of their respective property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, except for
Permitted Liens. Notwithstanding the foregoing, if a Credit Party shall grant a
Lien on any of its assets in violation of this Section, then it shall be deemed to have simultaneously granted an equal and ratable Lien on any such assets in favor of the Administrative Agent for the ratable benefit of the Lenders and the
Hedging Agreement Providers, to the extent such Lien has not already been granted to the Administrative Agent.

     SECTION 6.3 NATURE OF BUSINESS.

     The Credit Parties will not, nor will they permit any Subsidiary to, alter the character of their business in any material respect from that conducted by the Borrower or its Subsidiaries as of the Closing Date and any business reasonably related, ancillary or complimentary thereto.

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     SECTION 6.4 CONSOLIDATION, MERGER, SALE OR PURCHASE OF ASSETS, ETC.

     The Credit Parties will not, nor will they permit any Subsidiary to,

          (a) dissolve, liquidate or wind up its affairs, or sell, transfer, lease or otherwise dispose of its property or assets or agree to do so at a future time, except the following, without duplication, shall be expressly permitted:

               (i) (A) the sale, transfer, lease or other disposition of
          inventory and materials in the ordinary course of business and (B) the conversion of cash into Cash Equivalents and Cash Equivalents into cash;

               (ii) Recovery Events;

               (iii) the sale, lease, transfer or other disposition of
          machinery, parts and equipment no longer used or useful in the conduct of the business of the Credit Parties or any of their Subsidiaries;

               (iv) the sale, lease or transfer of property or assets (at fair value) between the Borrower and any Guarantor;

               (v) the sale, lease or transfer of property or assets permitted pursuant to Section 6.12;

               (vi) the sale, lease or transfer of property or assets from a
          Subsidiary which is not a Credit Party to another Subsidiary which is not a Credit Party;

               (vii) the sale, lease or transfer of property or assets from
          Subsidiary which is not a Credit Party to any Credit Party;

               (viii) so long as the Credit Parties are in compliance on a Pro
          Forma Basis with the financial covenants set forth in Section 5.9 hereof, a one-time dividend of a subsidiary, division or line of business whose (A) revenues do not exceed $100,000,000, and (B)
          business is unrelated to the Credit Parties' primary business;

               (ix) the sale, lease or transfer of property or assets from a
          Credit Party other than the Borrower to another Credit Party; and

               (x) the sale, lease or transfer of property or assets not to exceed 10% of Total Consolidated Assets as reported in the audited financial statements of the Borrower most recently delivered to the
          Administrative Agent pursuant to Section 5.1 per sale or series of related sales;

     provided that (A) with respect to clauses (i)(A), (ii), (iii) and (vii)
     above, if the Total Leverage Ratio, on a Pro Forma Basis, is greater than or equal to 3.5 to 1.0, at least 75%

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     of the consideration received therefor by the Credit Parties or any such
     Subsidiary shall be in the form of cash or Cash Equivalents, (B) after giving effect to any Asset Disposition pursuant to clause (vii) above, the
     Credit Parties shall be in compliance on a Pro Forma Basis with the financial covenants set forth in Section 5.9 hereof, recalculated for the most recently ended month for which information is available, and (C) with respect to clause (vii) above, no Default or Event of Default shall exist or shall result therefrom; provided, further, that with respect to sales of assets permitted hereunder only, the Administrative Agent shall be entitled, without the consent of the Required Lenders, to release its Liens relating to the particular assets sold; or

          (b) except as otherwise permitted by this Agreement, including, without limitation Section 6.8, (i) purchase, lease or otherwise acquire
     (in a single transaction or a series of related transactions) the property or assets of any Person (other than a Credit Party), other than (A)
     Permitted Acquisitions and (B) except as otherwise limited or prohibited herein, purchases or other acquisitions of inventory, materials, property and equipment in the ordinary course of business, or (ii) enter into any transaction of merger or consolidation, except for (A) Investments or acquisitions permitted pursuant to Section 6.5, (B) the merger or consolidation of a Credit Party (or Subsidiary that is not a Credit Party)
     with and into another Credit Party; provided that if the Borrower is a party thereto, the Borrower will be the surviving corporation and (C) the merger or consolidation of a Subsidiary which is not a Credit Party with and into another Subsidiary which is not a Credit Party.

     SECTION 6.5 ADVANCES, INVESTMENTS AND LOANS.

     The Credit Parties will not, nor will they permit any Subsidiary to, make any Investment except for Permitted Investments.

     SECTION 6.6 TRANSACTIONS WITH AFFILIATES.

     Other than Investments made pursuant to clauses (d) or (e) of the definition of Permitted Investments, the Credit Parties will not, nor will they permit any Subsidiary to, enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder or Affiliate other than on terms and conditions substantially as favorable as would be obtainable in a comparable arm's-length transaction with a
Person other than an officer, director, shareholder or Affiliate.

     SECTION 6.7 OWNERSHIP OF SUBSIDIARIES; RESTRICTIONS.

     The Credit Parties will not sell, transfer, pledge or otherwise dispose of any Capital Stock or other equity interests in any of their Subsidiaries, nor will they permit any of their Subsidiaries to issue, sell, transfer, pledge or otherwise dispose of any of their Capital Stock or other equity interests, except in a transaction permitted by Section 6.4 or Section 6.8.

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     SECTION 6.8 CORPORATE CHANGES; MATERIAL CONTRACTS.

     No Credit Party will, nor will it permit any of its Subsidiaries to, (a)
change its fiscal year, (b) amend, modify or change its articles of incorporation, certificate of designation (or corporate charter or other similar organizational document) operating agreement or bylaws (or other similar document) in any respect materially adverse to the interests of the Lenders without the prior written consent of the Required Lenders, (c) change its state of incorporation, organization or formation or have more than one state of incorporation, organization or formation without promptly, but in any case within thirty (30) days, notifying the Administrative Agent thereof or (d)
materially change its accounting method (except in accordance with GAAP) in any manner materially adverse to the interests of the Lenders without the prior written consent of the Required Lenders.

     SECTION 6.9 LIMITATION ON RESTRICTED ACTIONS.

     The Credit Parties will not, nor will they permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to
(a) pay dividends or make any other distributions to any Credit Party on its
Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to any Credit Party, (c) make loans or advances to any Credit Party, (d) sell, lease or transfer any of its properties or assets to any Credit Party, or (e)
act as a Guarantor and pledge its assets pursuant to the Credit Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (a)-(d) above) for such encumbrances or restrictions existing under or by reason of (i) this Agreement and the other Credit Documents, (ii) applicable law, (iii) any document or instrument governing Indebtedness incurred pursuant to Section 6.1(c); provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, or (iv) any Permitted Lien or any document or instrument governing any Permitted Lien; provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien.

     SECTION 6.10 RESTRICTED PAYMENTS.

     The Credit Parties will not, nor will they permit any Subsidiary to, directly or indirectly, declare, order, make or set apart any sum for or pay any
Restricted Payment, except (a) to make dividends payable solely in the same class of Capital Stock of such Person, (b) to make dividends or other distributions payable to (i) the Borrower or any other Credit Party or (ii) a
Subsidiary which is not a Credit Party but which is the parent company of such
Person, (directly or indirectly through its Subsidiaries), (c) to make a dividend pursuant to Section 6.4(a)(viii), (d) to make other Restricted Payments
(other than Restricted Payments made pursuant to the Senior Subordinated
Convertible Notes), so long as (i) no Default or Event of Default exists or would exist on a Pro Forma Basis after giving effect to such Restricted Payment and (ii) the Total Leverage Ratio and the Senior Leverage Ratio each shall be at least .25x below the applicable covenant levels then in effect on a Pro Forma
Basis after giving effect to such Restricted Payment, and (e) to pay any net share settlement cost due under the Senior Subordinated Convertible Notes to the extent required by the mandatory conversion provisions of the indenture

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therefor as in effect on the Closing Date; provided that no Revolving Loan borrowings under Section 2.1 of this Agreement may be used to make such payment unless (i) no Default or Event of Default exists or would exist on a Pro Forma
Basis after giving effect to such payment, (ii) the Total Leverage Ratio and the
Senior Leverage Ratio each shall be at least .25x below the applicable covenant levels then in effect on a Pro Forma Basis after giving effect to such payment and (iii) there is at least $50,000,000 of availability under the Revolving
Committed Amount after giving effect to such payment.

     SECTION 6.11 AMENDMENT OF SUBORDINATED DEBT.

     The Credit Parties will not, nor will they permit any Subsidiary to, without the prior written consent of the Required Lenders, amend, modify, waive or extend or permit the amendment, modification, waiver or extension of any term of any document governing or relating to any Subordinated Debt in a manner that is materially adverse to the interests of the Lenders.

     SECTION 6.12 SALE LEASEBACKS.

     The Credit Parties will not, nor will they permit any Subsidiary to, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an Operating lease or a Capital
Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (a) which any Credit Party or any Subsidiary has sold or transferred or is to sell or transfer to a Person which is not a Credit Party or a Subsidiary or (b) which any Credit Party or any Subsidiary intends to use for substantially the same purpose as any other property which has been sold or is to be sold or transferred by a Credit Party or a Subsidiary to another Person which is not a Credit Party or a Subsidiary in connection with such lease, except for such transactions that do not exceed $30,000,000 in the aggregate during the term of this Agreement.

     SECTION 6.13 NO FURTHER NEGATIVE PLEDGES.

     The Credit Parties will not, nor will they permit any Subsidiary to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon any of their properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation, except (a) pursuant to this Agreement and the other Credit Documents, (b)
pursuant to any document or instrument; provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith or otherwise the subject matter thereof; (c) in connection with any Permitted Lien or any document or instrument governing any Permitted
Lien; provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien and (d) customary non-assignment or non-pledge provisions in Government Contracts, joint venture agreements,
Intellectual Property licenses and other agreements that customarily have such provisions; provided that any such restriction contained therein relates only to such contract, agreement, or license (and assets required for performance thereunder) and does not extend to any other properties or assets.

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     SECTION 6.14 ACCOUNT CONTROL AGREEMENTS; ADDITIONAL BANK ACCOUNTS.

     Beginning forty-five (45) days following the Closing Date, the Credit
Parties will not open, maintain or otherwise have any checking, savings, securities or other accounts at any bank or other financial institution, or any other account where money is or may be deposited or maintained with any Person, other than (a) demand deposit accounts and securities accounts that are subject to Account Control Agreements, (b) other demand deposit accounts established solely as payroll and other zero balance accounts and (c) other deposit and securities accounts, so long as at any time the balance in any such account does not exceed $5,000,000 and the aggregate balance in all such accounts does not exceed $15,000,000.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

     SECTION 7.1 EVENTS OF DEFAULT.

     An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

          (a) Payment. (i) The Borrower shall fail to pay any principal on any
     Loan or Note when due (whether at maturity, by reason of acceleration or otherwise) in accordance with the terms hereof or thereof; or (ii) the
     Borrower shall fail to reimburse the Issuing Lender for any LOC Obligations when due (whether at maturity, by reason of acceleration or otherwise) in accordance with the terms hereof; or (iii) the Borrower shall fail to pay any interest on any Loan or any fee or other amount payable hereunder when due (whether at maturity, by reason of acceleration or otherwise) in accordance with the terms hereof and such failure shall continue unremedied for three (3) days; or (iv) or any Guarantor shall fail to pay on the
     Guaranty in respect of any of the foregoing or in respect of any other
     Guaranty Obligations hereunder (after giving effect to the grace period in clause (iii)); or

          (b) Misrepresentation. Any representation or warranty made or deemed made herein, in the Security Documents or in any of the other Credit
     Documents or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this
     Agreement shall prove to have been incorrect, false or misleading on or as of the date made or deemed made; or

          (c) Covenant Default. (i) Any Credit Party shall fail to perform, comply with or observe any term, covenant or agreement applicable to it contained in Sections 5.1, 5.2, 5.7, 5.9 or Article VI hereof (other than
     Section 6.14); (ii) any Credit Party shall fail to perform, comply with or observe any term, covenant or agreement applicable to it contained in
     Sections 5.4, 5.5(b), 5.11, 5.13 or 6.14 and such breach or failure to comply is not cured within ten (10) days of its occurrence or (iii) any
     Credit Party shall fail to comply with any other covenant contained in this
     Agreement or the other Credit

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     Documents or any other agreement, document or instrument among any Credit
     Party, the Administrative Agent and the Lenders or executed by any Credit
     Party in favor of the Administrative Agent or the Lenders (other than as described in Sections 7.1(a) or 7.1(c)(i) above), and such breach or failure to comply is not cured within thirty (30) days of its occurrence;
     or

          (d) Indebtedness Cross-Default. (i) any Credit Party shall default in any payment of principal of or interest on any Indebtedness (other than the
     Loans, Reimbursement Obligations and the Guaranty) in a principal amount outstanding of at least $5,000,000 for the Borrower and any of its
     Subsidiaries in the aggregate beyond any applicable grace period (not to exceed thirty (30) days), if any, provided in the instrument or agreement under which such Indebtedness was created, other than the Indebtedness set forth on Schedule 7.1(d), which shall be paid within thirty (30) days after the Closing Date; or (ii) any Credit Party shall default in the observance or performance of any other material agreement or material condition relating to any Indebtedness (other than the Loans, Reimbursement
     Obligations and the Guaranty) in a principal amount outstanding of at least
     $5,000,000 in the aggregate for the Credit Parties and their Subsidiaries or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity, other than the Indebtedness set forth on Schedule 7.1(d), which shall be paid within thirty (30) days after the Closing Date; or
     (iii) any Credit Party shall breach or default any Secured Hedging
     Agreement (after giving effect to any grace periods with respect thereto);
     or

          (e) Other Cross-Defaults. The occurrence of any of the following to the extent it could reasonably be expected to have a Material Adverse
     Effect: (i) the Borrower or any Subsidiary thereof is debarred or suspended from contracting with any Governmental Authority; or (ii) a notice of debarment or suspension has been issued to or received by the Borrower or any Subsidiary thereof; or (iii) an investigation by any Governmental
     Authority relating to the Borrower or any Subsidiary thereof and involving fraud, deception or willful misconduct shall have been commenced in connection with any Government Contract or other Material Contract or the
     Borrower's or any Subsidiary's activities with respect thereto; or (iv) the actual termination of a Government Contract or other Material Contract due to alleged fraud, deception or willful misconduct; or

          (f) Bankruptcy Default. (i) A Credit Party or any of its Subsidiaries
     (other than any Subsidiary listed on Schedule 7.1(f) or any dormant
     Subsidiary of the Borrower) shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief

                                       94

     with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or a Credit Party or any of its
     Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against a Credit Party or any of its Subsidiaries (other than any Subsidiary listed on Schedule 7.1(f) or any dormant Subsidiary of the Borrower) any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B)
     remains undismissed, undischarged or unbonded for a period of sixty (60)
     days; or (iii) there shall be commenced against a Credit Party or any of its Subsidiaries (other than any Subsidiary listed on Schedule 7.1(f) or any dormant Subsidiary of the Borrower) any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of their assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty
     (60) days from the entry thereof; or (iv) a Credit Party or any of its
     Subsidiaries (other than any Subsidiary listed on Schedule 7.1(f) or any dormant Subsidiary of the Borrower) shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) a Credit
     Party or any of its Subsidiaries (other than any Subsidiary listed on
     Schedule 7.1(f) or any dormant Subsidiary of the Borrower) shall generally not, or shall be unable to, or shall admit in writing their inability to, pay its debts as they become due; or

          (g) Judgment Default. One or more judgments or decrees shall be entered against a Credit Party or any of its Subsidiaries involving in the aggregate a liability (to the extent not covered by insurance) of
     $10,000,000 or more and all such judgments or decrees shall not have been paid and satisfied, vacated, discharged, stayed or bonded pending appeal within twenty (20) Business Days from the entry thereof or any injunction, temporary restraining order or similar decree shall be issued against a
     Credit Party or any of its Subsidiaries that, individually or in the aggregate, could result in a Material Adverse Effect; or

          (h) ERISA Default. (i) Except as could not reasonably be expected to result in a Material Adverse Effect, (A) any Person shall engage in any
     "prohibited transaction" (as defined in Section 406 of ERISA or Section
     4975 of the Code) involving any Plan, or (B) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a
     Plan (other than a Permitted Lien) shall arise on the assets of the Credit
     Parties or any Commonly Controlled Entity, (ii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iii) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, or (iv) a Credit Party, any of
     its Subsidiaries or any Commonly Controlled Entity shall incur any liability in connection with a withdrawal from, or the Insolvency or
     Reorganization of, any Multiemployer Plan; or

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          (i) Change of Control. There shall occur a Change of Control; or

          (j) Invalidity of Guaranty. At any time after the execution and delivery thereof, the Guaranty, for any reason other than the satisfaction in full of all Credit Party Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void, or any Credit Party shall contest the validity or enforceability of the Guaranty or any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by the Lenders, under any Credit Document to which it is a party;
     or

          (k) Invalidity of Credit Documents. Any other Credit Document shall fail to be in full force and effect or to give the Administrative Agent and/or the Lenders the security interests, liens, rights, powers, priority and privileges purported to be created thereby (except as such documents may be terminated or no longer in force and effect in accordance with the terms thereof, other than those indemnities and provisions which by their terms shall survive) or any Lien shall fail to be a first priority, perfected Lien on a material portion of the Collateral; or

          (l) Hedging Agreement. Any termination payment in excess of $5,000,000 shall be due by a Credit Party under any Hedging Agreement and such amount is not paid within the later to occur of five (5) Business Days after the due date thereof or the expiration of grace periods, if any, in such
     Hedging Agreement; or

          (m) Subordinated Debt. Any default (which is not waived or cured within the applicable period of grace) or event of default shall occur under any Subordinated Debt in an aggregate amount of at least $5,000,000 or the subordination provisions contained therein shall cease to be in full force and effect or to give the Lenders the rights, powers and privileges purported to be created thereby; or

          (n) Uninsured Loss. Any uninsured damage to or loss, theft or destruction of any assets of the Credit Parties or any of their
     Subsidiaries shall occur that is in excess of $20,000,000.

     SECTION 7.2 ACCELERATION; REMEDIES.

     Upon the occurrence and during the continuance of an Event of Default, then, and in any such event, (a) if such event is an Event of Default specified in Section 7.1(f) above, (i) automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon), and all other amounts under the Credit Documents (including without limitation the maximum amount of all contingent liabilities under Letters of Credit) shall immediately become due and payable and (ii) the Borrower shall cash collateralize the LOC Obligations, and (b) if such event is any other Event of Default, any or all of the following actions may be taken: (i) with the written consent of the Required Lenders, the
Administrative Agent may, or upon the written request of the Required Lenders, the Administrative Agent shall, declare the Commitments to be terminated forthwith, whereupon the Commitments shall

                                       96

immediately terminate; (ii) the Administrative Agent may, or upon the written request of the Required Lenders, the Administrative Agent shall, declare the
Loans (with accrued interest thereon) and all other amounts owing under this
Agreement and the Notes to be due and payable forthwith and direct the Borrower to pay to the Administrative Agent cash collateral as security for the LOC
Obligations for subsequent drawings under then outstanding Letters of Credit an amount equal to the maximum amount of which may be drawn under Letters of Credit then outstanding, whereupon the same shall immediately become due and payable;
and/or (iii) with the written consent of the Required Lenders, the
Administrative Agent may, or upon the written request of the Required Lenders, the Administrative Agent shall, exercise such other rights and remedies as provided under the Credit Documents and under applicable law.

                                  ARTICLE VIII

                            THE ADMINISTRATIVE AGENT

     SECTION 8.1 APPOINTMENT.

     Each Lender hereby irrevocably designates and appoints Wachovia as the
Administrative Agent of such Lender under this Agreement, and each such Lender irrevocably authorizes Wachovia, as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to the
Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Each Lender acknowledges that the
Credit Parties may rely on each action taken by the Administrative Agent on behalf of the Lenders hereunder. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this
Agreement or otherwise exist against the Administrative Agent.

     SECTION 8.2 DELEGATION OF DUTIES.

     The Administrative Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative
Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. Without limiting the foregoing, the Administrative Agent may appoint one of its affiliates as its agent to perform the functions of the Administrative Agent hereunder relating to the advancing of funds to the Borrower and distribution of funds to the Lenders and to perform such other related functions of the Administrative Agent hereunder as are reasonably incidental to such functions.

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     SECTION 8.3 EXCULPATORY PROVISIONS.

     Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or affiliates shall be (a)
liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (except for its or such Person's own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Credit Party or any officer thereof contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this
Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any of the Credit Documents or for any failure of any Credit
Party to perform its obligations hereunder or thereunder. The Administrative
Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance by any Credit Party of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of any Credit Party.

     SECTION 8.4 RELIANCE BY ADMINISTRATIVE AGENT.

          (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Credit Parties), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless an executed Assignment Agreement has been filed with the Administrative Agent pursuant to Section 9.6(c) with respect to the Loans evidenced by such
     Note. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the
     Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The
     Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under any of the Credit Documents in accordance with a request of the Required Lenders or all of the Lenders, as may be
     required under this Agreement, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

          (b) For purposes of determining compliance with the conditions specified in Section 4.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

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     SECTION 8.5 NOTICE OF DEFAULT.

     The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the
Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, however, that unless and until the
Administrative Agent shall have received such directions, the Administrative
Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not taken, only with the consent or upon the authorization of the Required Lenders, or all of the Lenders, as the case may be.

     SECTION 8.6 NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS.

     Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representation or warranty to it and that no act by the
Administrative Agent hereinafter taken, including any review of the affairs of any Credit Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the
Administrative Agent that it has, independently and without reliance upon the
Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower or any other Credit Party and made its own decision to make its Loans hereunder and enter into this Agreement.
Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and the other Credit Parties.
Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the
Administrative Agent shall not have any duty or responsibility to provide any
Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or any other Credit Party which may come into the possession of the
Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

     SECTION 8.7 INDEMNIFICATION.

     The Lenders agree to indemnify the Administrative Agent, the Issuing
Lender, the Swingline Lender and the Other Agents in their capacity hereunder and their Affiliates and their respective officers, directors, agents and employees (to the extent not reimbursed by the

                                       99

Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this Section, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time
(including, without limitation, at any time following the payment of the Credit
Party Obligations) be imposed on, incurred by or asserted against any such
Indemnitee in any way relating to or arising out of any Credit Document or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such
Indemnitee under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from such Indemnitee's gross negligence or willful misconduct, as determined by a court of competent jurisdiction. The agreements in this Section shall survive the termination of this Agreement and payment of the Notes and all other amounts payable hereunder.

     SECTION 8.8 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY.

     The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and the other Credit Parties as though the Administrative Agent were not the
Administrative Agent hereunder. With respect to its Loans made or renewed by it and any Note issued to it, the Administrative Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and
"Lenders" shall include the Administrative Agent in its individual capacity.

     SECTION 8.9 SUCCESSOR ADMINISTRATIVE AGENT.

     The Administrative Agent may resign as Administrative Agent upon thirty
(30) days' prior written notice to the Borrower and the Lenders. If the
Administrative Agent shall resign as Administrative Agent under this Credit
Agreement and the other Credit Documents, then the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor agent shall be approved by the Borrower (such approval not to be unreasonably withheld) so long as no Default or Event of Default has occurred and is continuing, whereupon such successor administrative agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term
"Administrative Agent" shall mean such successor administrative agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Credit Agreement or any holders of the Notes. If no successor Administrative Agent has accepted appointment as Administrative
Agent within thirty (30) days after the retiring Administrative Agent's giving notice of resignation, the retiring Administrative Agent shall have the right, on behalf of the Lenders, to appoint a successor administrative agent, which successor shall be approved by the Borrower (such approval not to be unreasonably withheld) so long as no Default or Event of Default has occurred and is continuing. If no successor administrative agent has accepted appointment as Administrative Agent within

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sixty (60) days after the retiring Administrative Agent's giving notice of resignation, the retiring Administrative Agent's resignation shall nevertheless become effective and the Lenders shall perform all duties of the Administrative
Agent hereunder until such time, if any, as the Required Lenders appoint a successor administrative agent as provided for above. After any retiring
Administrative Agent's resignation as Administrative Agent, the indemnification provisions of this Credit Agreement and the other Credit Documents and the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this
Credit Agreement.

     SECTION 8.10 OTHER AGENTS.

     None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a "syndication agent," "documentation agent," "co-agent," "joint book runner" or "joint lead arranger" (collectively, the "Other Agents") shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such
Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or Agents shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

     SECTION 8.11 NATURE OF DUTIES.

     Except as otherwise expressly stated herein, any agent (other than the
Administrative Agent) or co-lead arranger listed from time to time on the cover page of this Agreement shall have no obligations, responsibilities or duties under this Agreement or under any other Credit Document other than obligations, responsibilities and duties applicable to all Lenders in their capacity as
Lenders; provided, however, that such agents and co-lead arrangers shall be entitled to the same rights, protections, exculpations and indemnifications granted to the Administrative Agent under this Article VIII in their capacity as an agent or co-lead arranger.

     SECTION 8.12 RELEASES.

     The Administrative Agent will release any Guarantor and any Lien on any
Collateral, which is sold as permitted by the Credit Agreement or as otherwise permitted by the Lenders or Required Lenders, as applicable.

                                   ARTICLE IX

                                  MISCELLANEOUS

     SECTION 9.1 AMENDMENTS, WAIVERS AND RELEASE OF COLLATERAL.

     Neither this Agreement nor any of the other Credit Documents, nor any terms hereof or thereof may be amended, modified, restated, amended and restated, extended, replaced,

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increased or supplemented (by amendment, waiver, consent or otherwise) except in accordance with the provisions of this Section nor may Collateral be released except as specifically provided herein or in the Security Documents or in accordance with the provisions of this Section. The Required Lenders may or, with the written consent of the Required Lenders, the Administrative Agent may,
from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive or consent to the departure from, on such terms and conditions as the Required Lenders may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or
Event of Default and its consequences; provided, however, that no such amendment, supplement, modification, release, waiver or consent shall:

               (i) reduce the amount or extend the scheduled date of maturity of any Loan or Note or any installment thereon, or reduce the stated rate of any interest or fee payable hereunder (except in connection with a waiver of interest at the increased post-default rate set forth in
          Section 2.8 which shall be determined by a vote of the Required
          Lenders) or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's
          Commitment, in each case without the written consent of each Lender directly affected thereby; provided that, it is understood and agreed that (A) no waiver, reduction or deferral of a mandatory prepayment required pursuant to Section 2.7(b), nor any amendment of Section
          2.7(b) or the definitions of Asset Disposition, Debt Issuance, Equity
          Issuance, or Recovery Event, shall constitute a reduction of the amount of, or an extension of the scheduled date of, the scheduled date of maturity of, or any installment of, any Loan or Note, (B) any reduction in the stated rate of interest on Revolving Loans shall only require the written consent of each Lender holding a Revolving
          Commitment and (C) any reduction in the stated rate of interest on the
          Term Loan shall only require the written consent of each Lender holding a portion of the outstanding Term Loan; or

               (ii) amend, modify or waive any provision of this Section or reduce the percentage specified in the definition of Required Lenders, without the written consent of all the Lenders; or

               (iii) amend, modify or waive any provision of Article VIII without the written consent of the then Administrative Agent; or

               (iv) release the Borrower or all or substantially all of the
          Guarantors from obligations under the Guaranty, without the written consent of all of the Lenders and Hedging Agreement Providers; or

               (v) release all or substantially all of the Collateral without the written consent of all of the Lenders and Hedging Agreement
          Providers; or

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               (vi) subordinate the Loans to any other Indebtedness without the written consent of all of the Lenders; or

               (vii) permit a Letter of Credit to have an original expiry date more than twelve (12) months from the date of issuance without the consent of each of the Revolving Lenders; provided, that the expiry date of any Letter of Credit may be extended in accordance with the terms of Section 2.3(a); or

               (viii) permit the Borrower to assign or transfer any of its rights or obligations under this Agreement or other Credit Documents without the written consent of all of the Lenders; or

               (ix) amend, modify or waive any provision of the Credit Documents requiring consent, approval or request of the Required Lenders or all
          Lenders without the written consent of the Required Lenders or all the
          Lenders as appropriate; or

               (x) without the consent of Revolving Lenders holding in the aggregate more than 50% of the outstanding Revolving Commitments (or if the Revolving Commitments have been terminated, the aggregate principal amount of outstanding Revolving Loans), amend, modify or waive any provision in Section 4.2 or waive any Default or Event of
          Default (or amend any Credit Document to effectively waive any Default or Event of Default) if the effect of such amendment, modification or waiver is that the Revolving Lenders shall be required to fund
          Revolving Loans when such Lenders would otherwise not be required to do so; or

               (xi) amend, modify or waive the order in which Credit Party
          Obligations are paid or in a manner that would alter the pro rata sharing of payments by and among the Lenders in Section 2.11(b)
          without the written consent of each Lender and each Hedging Agreement
          Provider directly affected thereby; or

               (xii) amend the definitions of "Hedging Agreement," "Secured
          Hedging Agreement," or "Hedging Agreement Provider" without the consent of any Hedging Agreement Provider that would be adversely affected thereby.

provided, further, that no amendment, waiver or consent affecting the rights or duties of the Administrative Agent, the Issuing Lender or the Swingline Lender
under any Credit Document shall in any event be effective, unless in writing and signed by the Administrative Agent, the Issuing Lender and/or the Swingline
Lender, as applicable, in addition to the Lenders required hereinabove to take such action.

     Any such waiver, any such amendment, supplement or modification and any such release shall apply equally to each of the Lenders and shall be binding upon the Borrower, the other Credit Parties, the Lenders, the Administrative
Agent and all future holders of the Notes. In the case of any waiver, the
Borrower, the other Credit Parties, the Lenders and the Administrative

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Agent shall be restored to their former position and rights hereunder and under the outstanding Loans and Notes and other Credit Documents, and any Default or
Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

     Notwithstanding any of the foregoing to the contrary, the consent of the
Borrower and the other Credit Parties shall not be required for any amendment, modification or waiver of the provisions of Article VIII (other than the provisions of Section 8.9).

     Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (a) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the
Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (b) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

     SECTION 9.2 NOTICES.

          (a) Except as otherwise provided in Article II, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy or other electronic communications as provided below), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (i) when delivered by hand, (ii)
     when transmitted via telecopy (or other facsimile device) to the number set out herein, (iii) the Business Day following the day on which the same has been delivered prepaid (or pursuant to an invoice arrangement) to a reputable national overnight air courier service, or (iv) the third
     Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case, addressed as follows in the case of the Borrower, the other Credit Parties and the Administrative
     Agent, and, in the case of each of the Lenders, as set forth in such
     Lender's Administrative Details Form, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

          The Borrower
          and the other
          Credit Parties:    Armor Holdings, Inc.
                             13386 International Parkway
                             Jacksonville, Florida 32218
                             Attention: Robert R. Schiller
                             Telecopier: (904) 741-6597
                             Telephone: (904) 741-6597

                             with a copy to:

                             Kane Kessler, P.C.
                             1350 Avenue of the Americas, 26th Floor
                             New York City, New York 10019

                                      104

                             Attention: Robert L. Lawrence
                             Telecopier: (212) 245-3009
                             Telephone: (212) 519-9103

          The Administrative
                      Agent: Wachovia Bank, National Association,
                             as Administrative Agent
                             Charlotte Plaza
                             201 South College Street, CP8
                             Charlotte, North Carolina  28288-0680
                             Attention: Syndication Agency Services
                             Telecopier: (704) 388-2833
                             Telephone: (704) 715-2210

                             with a copy to:

                             Wachovia Bank, National Association
                             One South Broad
                             Mailcode PA4843
                             Philadelphia, Pennsylvania 19107
                             Attention: William F. Fox
                             Telecopier: (267) 321-6700
                             Telephone: (267) 321-6612

     provided, that notices given by the Borrower pursuant to Section 2.1 or
     Section 2.9 hereof shall be effective only upon receipt thereof by the
     Administrative Agent.

          (b) Notices and other communications to the Lenders or the
     Administrative Agent hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. The Administrative Agent or the Borrower may, in its
     discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

          Unless the Administrative Agent otherwise prescribes, (a) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient
     (such as by the "return receipt requested" function, as available, return
     e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and
     (b) notices or communications posted to an Internet or intranet website shall be deemed

                                      105

     received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (a) of notification that such notice or communication is available and identifying the website address therefor.

     SECTION 9.3 NO WAIVER; CUMULATIVE REMEDIES.

     No failure to exercise and no delay in exercising, on the part of the
Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     SECTION 9.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

     All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans; provided that all such representations and warranties shall terminate on the date upon which the Commitments have been terminated and all amounts owing hereunder and under any Notes have been paid in full.

     SECTION 9.5 PAYMENT OF EXPENSES AND TAXES.

     The Credit Parties agree (a) to pay or reimburse the Administrative Agent and the Arranger for all their reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation, printing and execution of, and any amendment, supplement or modification to, this
Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith (including, without limitation, all CUSIP fees for registration with S&P's CUSIP Service Bureau, and the consummation and administration of the transactions contemplated hereby and thereby, together with the reasonable fees and disbursements of counsel to the Administrative
Agent and the Arranger, (b) to pay or reimburse each Lender and the
Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement and the other
Credit Documents, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and to the Lenders
(including reasonable allocated costs of in-house legal counsel), (c) on demand, to pay, indemnify, and hold each Lender, the Administrative Agent, the Arranger and the Other Agents harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Credit Documents and any such other documents, (d) to pay, indemnify, and hold each Lender, the Administrative Agent, the Arranger, the
Other Agents and their Affiliates and their respective officers, directors, employees, partners, members, counsel, agents, representatives, advisors and affiliates (collectively called the "Indemnitees") harmless from and against, any and all other liabilities, obligations, losses, damages, penalties,

                                      106

actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of the Credit Documents and any such other documents and the use, or proposed use, of proceeds of the Loans and (e) to pay any civil penalty or fine assessed by the U.S. Department of the Treasury's
Office of Foreign Assets Control against, and all reasonable costs and expenses
(including counsel fees and disbursements) incurred in connection with defense thereof by the Administrative Agent or any Lender as a result of the funding of
Loans, the issuance of Letters of Credit, the acceptance of payments or of
Collateral due under the Credit Documents (all of the foregoing, collectively, the "Indemnified Liabilities"); provided, however, that the Borrower shall not have any obligation hereunder to an Indemnitee with respect to Indemnified
Liabilities arising from the gross negligence or willful misconduct of such
Indemnitee, as determined by a court of competent jurisdiction pursuant to a final non-appealable judgment. The agreements in this Section shall survive repayment of the Loans, Notes and all other amounts hereunder.

     SECTION 9.6 SUCCESSORS AND ASSIGNS; PARTICIPATIONS; PURCHASING LENDERS.

          (a) This Agreement shall be binding upon and inure to the benefit of the Credit Parties, the Lenders, the Administrative Agent, all future holders of the Notes and their respective successors and assigns, except that the Credit Parties may not assign or transfer any of their rights or obligations under this Agreement or the other Credit Documents without the prior written consent of each Lender.

          (b) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such
     Lender, or any other interest of such Lender hereunder. In the event of any such sale by a Lender of participating interests to a Participant, such
     Lender's obligations under this Agreement to the other parties to this
     Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement, and the
     Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. No Lender shall transfer or grant any participation under which the Participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the scheduled maturity of any Loan or Note or any installment thereon in which such Participant is participating, or reduce the stated rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of interest at the increased post-default rate set forth in Section
     2.9 which shall be determined by a vote of the Required Lenders) or reduce the principal amount thereof, or increase the amount of the Participant's participation over the amount thereof then in effect; provided that, it is understood and agreed that (A) no waiver, reduction or deferral of a mandatory prepayment required pursuant to Section 2.7(b), nor any amendment of Section 2.7(b) or the definitions of Asset Disposition, Debt Issuance,
     Equity Issuance, or Recovery Event, shall constitute a reduction of the amount of, or an extension of the scheduled date of, the scheduled date of maturity of, or any installment of, any Loan or

                                      107

     Note, (B) a waiver of any Default or Event of Default shall not constitute a change in the terms of such participation, and (C) an increase in any
     Commitment or Loan shall be permitted without consent of any participant if the Participant's participation is not increased as a result thereof, (ii)
     release all or substantially all of the Guarantors from their obligations under the Guaranty, (iii) release all or substantially all of the
     Collateral, or (iv) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement. In the case of any such participation, the Participant shall not have any rights under this Agreement or any of the other Credit Documents (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation; provided that each Participant shall be entitled to the benefits of Sections 2.14,
     2.15, 2.16, 2.17 and 9.5 with respect to its participation in the
     Commitments and the Loans outstanding from time to time; provided further, that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

          (c) Any Lender may, in accordance with applicable law, at any time, sell or assign to any Lender or any Affiliate or Approved Fund thereof and to one or more additional banks, insurance companies, financial institutions, investment funds or other entities ("Purchasing Lenders"), all or any part of its rights and obligations under this Agreement and the
     Notes in minimum amounts of (i) $1,000,000 (or such lesser amount approved by the Administrative Agent) with respect to its Revolving Commitment and its Revolving Loans (or, if less, the entire amount of such Lender's
     Revolving Commitment and Revolving Loans) and (ii) $1,000,000 (or such lesser amount approved by the Administrative Agent) with respect to its
     Term Loans (or, if less, the entire amount of such Lender's Term Loans), pursuant to an Assignment Agreement, executed by such Purchasing Lender, such transferor Lender, the Administrative Agent (such consent not to be unreasonably withheld or delayed), the Issuing Lender (such consent not to be unreasonably withheld or delayed), and the Borrower (to the extent required), and delivered to the Administrative Agent for its acceptance and recording in the Register; provided, however, that (A) any sale or assignment to an existing Lender, or Affiliate or Approved Fund thereof, shall not require the consent of the Borrower nor shall any such sale or assignment be subject to the minimum assignment amounts specified herein,
     (B) so long as no Default or Event of Default shall have occurred and be continuing, any sale or assignment of a portion of the Revolving Loans and a Revolving Loan Commitment shall require the consent of the Borrower (such consent not to be unreasonably withheld or delayed) and (C) any sale or assignment of a portion of the Term Loan and a Term Loan Commitment shall not require the consent of the Borrower. Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date specified in such Assignment Agreement, (1) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such
     Assignment Agreement, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (2) the transferor Lender thereunder shall, to the extent provided in

                                      108

     such Assignment Agreement, be released from its obligations under this
     Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto;
     provided, however, that such Lender shall continue to be entitled to any indemnification rights that expressly survive hereunder). Such Assignment
     Agreement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Notes.
     On or prior to the Transfer Effective Date specified in such Assignment
     Agreement, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the Notes delivered to the
     Administrative Agent pursuant to such Assignment Agreement new Notes to the order of such Purchasing Lender in an amount equal to the Commitment assumed by it pursuant to such Assignment Agreement and, unless the transferor Lender has not retained a Commitment hereunder, new Notes to the order of the transferor Lender in an amount equal to the Commitment retained by it hereunder. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Notes replaced thereby.
     Notwithstanding anything to the contrary contained in this Section, a
     Lender may assign any or all of its rights under this Agreement to an
     Affiliate or a Approved Fund of such Lender without delivering an
     Assignment Agreement to the Administrative Agent; provided, however, that
     (x) the Credit Parties and the Administrative Agent may continue to deal solely and directly with such assigning Lender until an Assignment
     Agreement has been delivered to the Administrative Agent for recordation on the Register, (y) the failure of such assigning lender to deliver a
     Assignment Agreement to the Administrative Agent shall not affect the legality, validity or binding effect of such assignment and (z) an
     Assignment Agreement between the assigning Lender an Affiliate or Approved
     Fund of such Lender shall be effective as of the date specified in such
     Assignment Agreement.

          (d) The Administrative Agent shall maintain at its address referred to in Section 9.2 a copy of each Assignment Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. A Loan (and the related Note) recorded on the Register may be assigned or sold in whole or in part upon registration of such assignment or sale on the Register. The entries in the
     Register shall be conclusive, in the absence of manifest error, and the
     Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. In the case of an assignment pursuant to the last sentence of Section 9.6(c) as to which an
     Assignment Agreement is not delivered to the Administrative Agent, the assigning Lender shall, acting solely for this purpose as a non-fiduciary agent of the Credit Parties, maintain a comparable register on behalf of the Credit Parties. In the event that any Lender sells participations in a
     Loan recorded on the Register, such Lender shall maintain a register

                                      109

     on which it enters the name of all participants in such Loans held by it
     (the "Participant Register"). A Loan recorded on the Register (and the registered Note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant
     Register (and each registered Note shall expressly so provide). Any participation of such Loan recorded on the Register (and the registered
     Note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.

          (e) Upon its receipt of a duly executed Assignment Agreement, together with payment to the Administrative Agent by the transferor Lender or the
     Purchasing Lender, as agreed between them, of a registration and processing fee of $3,500 for each Purchasing Lender (other than a Purchasing Lender that is an Affiliate or Approved Fund of the transferor Lender) listed in such Assignment Agreement and the Notes subject to such Assignment
     Agreement, the Administrative Agent shall (i) accept such Assignment
     Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice of such acceptance and recordation to the
     Lenders and the Borrower.

          (f) The Borrower authorizes each Lender to disclose to any Participant or Purchasing Lender (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrower and its Subsidiaries which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement, in each case subject to
     Section 9.15.

          (g) At the time of each assignment pursuant to this Section to a
     Person which is not already a Lender hereunder and which is not a United
     States person (as such term is defined in Section 7701(a)(30) of the Code)
     for Federal income tax purposes, the respective assignee Lender shall provide to the Borrower and the Administrative Agent the appropriate
     Internal Revenue Service Forms described in Section 2.17.

          (h) Nothing herein shall prohibit any Lender from pledging or assigning any of its rights under this Agreement (including, without limitation, any right to payment of principal and interest under any Note)
     to secure obligations of such Lender, including without limitation, (i) any pledge or assignment to secure obligations to a Federal Reserve Bank and
     (ii) in the case of any Lender that is a fund or trust or entity that invests in commercial bank loans in the ordinary course of business, any pledge or assignment to any holders of obligations owed, or securities issued, by such Lender including to any trustee for, or any other representative of, such holders; it being understood that the requirements for assignments set forth in this Section shall not apply to any such pledge or assignment of a security interest, except with respect to any foreclosure or similar action taken by such pledgee or assignee with respect to such pledge or assignment; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such
     Lender as a party hereto and no such pledgee or assignee

                                      110

     shall have any voting rights under this Agreement unless and until the requirements for assignments set forth in this Section are complied with in connection with any foreclosure or similar action taken by such pledgee or assignee.

     SECTION 9.7 ADJUSTMENTS; SET-OFF.

          (a) Each Lender agrees that if any Lender (a "Benefited Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to a Bankruptcy Event or otherwise)
     in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other
     Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment
     (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

          (b) In addition to any rights and remedies of the Lenders provided by law (including, without limitation, other rights of set-off), each Lender shall have the right, without prior notice to the Borrower or the applicable Credit Party, any such notice being expressly waived by the
     Credit Parties to the extent permitted by applicable law, upon the occurrence of any Event of Default, to setoff and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held by or owing to such
     Lender or any branch or agency thereof to or for the credit or the account of the Borrower or any other Credit Party, or any part thereof in such amounts as such Lender may elect, against and on account of the Loans and other Credit Party Obligations of the Borrower and the other Credit Parties to the Administrative Agent and the Lenders and claims of every nature and description of the Administrative Agent and the Lenders against the
     Borrower and the other Credit Parties, in any currency, whether arising hereunder, under any other Credit Document or any Secured Hedging Agreement pursuant to the terms of this Agreement, as such Lender may elect, whether or not the Administrative Agent or the Lenders have made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The aforesaid right of set-off may be exercised by such Lender against the Borrower, any other Credit Party or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of the
     Borrower or any other Credit Party, or against anyone else claiming through or against the Borrower, any other Credit Party or any such trustee in bankruptcy, debtor in possession, assignee

                                      111

     for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the occurrence of any
     Event of Default. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

     SECTION 9.8 TABLE OF CONTENTS AND SECTION HEADINGS.

     The table of contents and the Section and subsection headings herein are intended for convenience only and shall be ignored in construing this Agreement.

     SECTION 9.9 COUNTERPARTS.

     This Agreement may be executed by one or more of the parties to this
Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

     SECTION 9.10 EFFECTIVENESS.

     This Agreement shall become effective on the date on which all of the parties have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent pursuant to Section
9.2 or, in the case of the Lenders, shall have given to the Administrative Agent written, telecopied or telex notice (actually received) at such office that the same has been signed and mailed to it.

     SECTION 9.11 SEVERABILITY.

     Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 9.12 INTEGRATION.

     This Agreement and the other Credit Documents represent the agreement of the Borrower, the other Credit Parties, the Administrative Agent and the Lenders
with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, the
Borrower, the other Credit Parties, or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or therein.

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     SECTION 9.13 GOVERNING LAW.

     This Agreement and, unless otherwise specified therein, each other Credit
Document and the rights and obligations of the parties under this Agreement and such other Credit Document shall be governed by, and construed and interpreted in accordance with, the law of the State of New York (including Sections 5-1401 and 5-1402 of The New York General Obligations Law).

     SECTION 9.14 CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

     All judicial proceedings brought against any party hereto with respect to this Agreement, any Note or any of the other Credit Documents may be brought in any state or federal court of competent jurisdiction in the State of New York, and, by execution and delivery of this Agreement, each party hereto accepts, for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Agreement from which no appeal has been taken or is available. Each party hereto agrees that all service of process in any such proceedings in any such court may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto, such service being hereby acknowledged by each party hereto to be effective and binding service in every respect. The Borrower, the other Credit Parties, the Administrative Agent and the Lenders irrevocably waive any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non-conveniens which it may now or hereafter have to the bringing of any such action or proceeding in any such jurisdiction. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Lender to bring proceedings against the Borrower or the other Credit Parties in the court of any other jurisdiction.

     SECTION 9.15 CONFIDENTIALITY.

     The Administrative Agent and each of the Lenders agrees that it will use its best efforts not to disclose without the prior consent of the Borrower any information (the "Information") with respect to the Credit Parties and their
Subsidiaries which is furnished pursuant to this Agreement, any other Credit
Document or any documents contemplated by or referred to herein or therein and which is designated by the Borrower to the Lenders in writing as confidential or as to which it is otherwise reasonably clear such information is not public, except that any Lender may disclose any such Information (a) to its employees, affiliates, auditors or counsel or to another Lender, (b) as has become generally available to the public other than by a breach of this Section, (c) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal
Deposit Insurance Corporation or the Office of the Comptroller of the Currency
or the National Association of Insurance Commissioners or similar organizations
(whether in the United States or elsewhere) or their successors, (d) as may be required or appropriate in response to any summons or subpoena or any law, order, regulation or ruling applicable to such Lender, (e) to (i) any prospective Participant or assignee in connection with any contemplated transfer pursuant to Section 9.6 or

                                      113

(ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower, provided that such prospective transferee shall have been made aware of this Section and shall have agreed to be bound by its provisions as if it were a party to this Agreement, (f) to Gold
Sheets and other similar bank trade publications; such information to consist of deal terms and other information regarding the credit facilities evidenced by this Agreement customarily found in such publications, (g) in connection with any suit, action or proceeding for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies or interests under or in connection with the Credit Documents or any Secured
Hedging Agreement, (h) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section), (i) any nationally recognized rating agency that requires access to information about a
Lender's investment portfolio in connection with ratings issued with respect to such Lender, (j) to a Person that is an investor or prospective investor in a
Securitization (as defined below) that agrees that its access to information regarding the Borrower and the Loans is solely for purposes of evaluating an investment in such Securitization; provided that such Person shall have been made aware of this Section and shall have agreed to be bound by its provisions as if it were a party to this Agreement, or (k) to a Person that is a trustee, collateral manager, servicer, noteholder or secured party in a Securitization in connection with the administration, servicing and reporting on the assets serving as collateral for such Securitization; provided that such Person shall have been made aware of this Section and shall have agreed to be bound by its provisions as if it were a party to this Agreement provided that, with respect to Information disclosed pursuant to clauses (c), (d) or (g), the Borrower shall have been given as much notice as reasonably possible and shall have the right to pursue a protective order from a court of competent jurisdiction to prevent such disclosure. For purposes of this Section "Securitization" shall mean a public or private offering by a Lender or any of its affiliates or their respective successors and assigns, of securities which represent an interest in, or which are collateralized in whole or in part by, the Loans.

     SECTION 9.16 ACKNOWLEDGMENTS.

     The Borrower and the other Credit Parties each hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of each Credit Document;

          (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower or any other Credit Party arising out of or in connection with this Agreement and the relationship between the Administrative Agent and the Lenders, on one hand, and the Borrower and the other Credit Parties, on the other hand, in connection herewith is solely that of debtor and creditor; and

          (c) no joint venture exists among the Lenders or among the Borrower or the other Credit Parties and the Lenders.

                                      114

     SECTION 9.17 WAIVERS OF JURY TRIAL; WAIVER OF CONSEQUENTIAL DAMAGES.

     THE BORROWER, THE OTHER CREDIT PARTIES, THE ADMINISTRATIVE AGENT AND THE
LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE EXTENT PERMITTED BY
APPLICABLE LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS
AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN. Each of
the Borrower, the other Credit Parties, the Administrative Agent and the Lenders
agree not to assert any claim against any other party to this Agreement or any their respective directors, officers, employees, attorneys, Affiliates or agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to any of the transactions contemplated herein.

     SECTION 9.18 PATRIOT ACT NOTICE.

     Each Lender and the Administrative Agent (for itself and not on behalf of any other party) hereby notifies the Borrower that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26,
2001 (the "Patriot Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Patriot Act.

     SECTION 9.19 RESOLUTION OF DRAFTING AMBIGUITIES.

     Each Credit Party acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of this Agreement and the other Credit Documents to which it is a party, that it and its counsel reviewed and participated in the preparation and negotiation hereof and thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.

                                    ARTICLE X

                                    GUARANTY

     SECTION 10.1 THE GUARANTY.

     In order to induce the Lenders to enter into this Agreement and any Hedging
Agreement Provider to enter into any Secured Hedging Agreement and to extend credit hereunder and thereunder and in recognition of the direct benefits to be received by the Guarantors from the Extensions of Credit hereunder and any
Secured Hedging Agreement, each of the Guarantors hereby agrees with the
Administrative Agent, the Lenders and the Hedging Agreement Providers as
follows: the Guarantor hereby unconditionally and irrevocably jointly and severally guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all Credit Party Obligations. If

                                      115

any or all of the indebtedness becomes due and payable hereunder or under any
Secured Hedging Agreement, each Guarantor unconditionally promises to pay such indebtedness to the Administrative Agent, the Lenders, the Hedging Agreement
Providers, or their respective order, or demand, together with any and all reasonable expenses which may be incurred by the Administrative Agent or the
Lenders in collecting any of the Credit Party Obligations. The Guaranty set
forth in this Article X is a guaranty of timely payment and not of collection.
The word "indebtedness" is used in this Article X in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of the Borrower, including specifically all Credit Party Obligations, arising in connection with this Credit Agreement, the other Credit Documents or any Secured
Hedging Agreement, in each case, heretofore, now, or hereafter made, incurred or created, whether voluntarily or involuntarily, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether or not such indebtedness is from time to time reduced, or extinguished and thereafter increased or incurred, whether the Borrower may be liable individually or jointly with others, whether or not recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, and whether or not such indebtedness may be or hereafter become otherwise unenforceable.

     Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the
Bankruptcy Code).

     SECTION 10.2 BANKRUPTCY.

     Additionally, each of the Guarantors unconditionally and irrevocably guarantees jointly and severally the payment of any and all Credit Party
Obligations of the Borrower to the Lenders and any Hedging Agreement Provider
whether or not due or payable by the Borrower upon the occurrence of any of the events specified in Section 7.1(f), and unconditionally promises to pay such
Credit Party Obligations to the Administrative Agent for the account of the
Lenders and to any such Hedging Agreement Provider, or order, on demand, in lawful money of the United States. Each of the Guarantors further agrees that to the extent that the Borrower or a Guarantor shall make a payment or a transfer of an interest in any property to the Administrative Agent, any Lender or any
Hedging Agreement Provider, which payment or transfer or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, or otherwise is avoided, and/or required to be repaid to the Borrower or a
Guarantor, the estate of the Borrower or a Guarantor, a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such avoidance or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

     SECTION 10.3 NATURE OF LIABILITY.

     The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the Credit Party Obligations of the
Borrower whether executed by any

                                      116

such Guarantor, any other guarantor or by any other party, and no Guarantor's liability hereunder shall be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Credit Party Obligations of the Borrower, or (c)
any payment on or in reduction of any such other guaranty or undertaking, or (d)
any dissolution, termination or increase, decrease or change in personnel by the
Borrower, or (e) any payment made to the Administrative Agent, the Lenders or any Hedging Agreement Provider on the Credit Party Obligations which the
Administrative Agent, such Lenders or such Hedging Agreement Provider repay the
Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each of the Guarantors waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

     SECTION 10.4 INDEPENDENT OBLIGATION.

     The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor or the Borrower and whether or not any other Guarantor or the Borrower is joined in any such action or actions.

     SECTION 10.5 AUTHORIZATION.

     Each of the Guarantors authorizes the Administrative Agent, each Lender and each Hedging Agreement Provider without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to (a) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Credit Party Obligations or any part thereof in accordance with this Agreement and any Secured Hedging Agreement, as applicable, including any increase or decrease of the rate of interest thereon,
(b) take and hold security from any Guarantor or any other party for the payment of this Guaranty or the Credit Party Obligations and exchange, enforce waive and release any such security, (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent and the Lenders in their discretion may determine and (d) release or substitute any one or more endorsers, Guarantors, the Borrower or other obligors.

     SECTION 10.6 RELIANCE.

     It is not necessary for the Administrative Agent, the Lenders or any
Hedging Agreement Provider to inquire into the capacity or powers of the
Borrower or the officers, directors, members, partners or agents acting or purporting to act on its behalf, and any Credit Party Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

                                      117

     SECTION 10.7 WAIVER.

          (a) Each of the Guarantors waives any right (except as shall be required by applicable statute and cannot be waived) to require the
     Administrative Agent, any Lender or any Hedging Agreement Provider to (i)
     proceed against the Borrower, any other guarantor or any other party, (ii)
     proceed against or exhaust any security held from the Borrower, any other guarantor or any other party, or (iii) pursue any other remedy in the
     Administrative Agent's, any Lender's or any Hedging Agreement Provider's
     power whatsoever. Each of the Guarantors waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party other than payment in full of the Credit Party Obligations
     (other than contingent indemnity obligations), including without limitation any defense based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the unenforceability of the Credit
     Party Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Credit Party Obligations. The Administrative Agent may, at its
     election, foreclose on any security held by the Administrative Agent by one or more judicial or nonjudicial sales (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the
     Administrative Agent or any Lender may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Credit Party
     Obligations have been paid in full and the Commitments have been terminated. Each of the Guarantors waives any defense arising out of any such election by the Administrative Agent or any of the Lenders, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantors against the Borrower or any other party or any security.

          (b) Each of the Guarantors waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notice of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Credit Party Obligations. Each Guarantor assumes all responsibility for being and keeping itself informed of the
     Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Credit Party Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any
     Lender shall have any duty to advise such Guarantor of information known to it regarding such circumstances or risks.

          (c) Each of the Guarantors hereby agrees it will not exercise any rights of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the U.S.
     Bankruptcy Code, or otherwise) to the claims of the Lenders or any Hedging
     Agreement Provider against the Borrower or any other guarantor of the
     Credit Party Obligations of the Borrower owing to the Lenders or such
     Hedging Agreement Provider (collectively, the "Other Parties") and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any Other Party which it may at any time otherwise have as a result of this Guaranty until such time as the Credit Party
     Obligations shall have been paid in full and the

                                      118

     Commitments have been terminated. Each of the Guarantors hereby further agrees not to exercise any right to enforce any other remedy which the
     Administrative Agent, the Lenders or any Hedging Agreement Provider now
     have or may hereafter have against any Other Party, any endorser or any other guarantor of all or any part of the Credit Party Obligations of the
     Borrower and any benefit of, and any right to participate in, any security or collateral given to or for the benefit of the Lenders and/or the Hedging
     Agreement Providers to secure payment of the Credit Party Obligations of the Borrower until such time as the Credit Party Obligations (other than contingent indemnity obligations) shall have been paid in full and the
     Commitments have been terminated.

     SECTION 10.8 LIMITATION ON ENFORCEMENT.

     The Lenders and the Hedging Agreement Providers agree that this Guaranty may be enforced only by the action of the Administrative Agent acting upon the instructions of the Required Lenders or such Hedging Agreement Provider (only with respect to obligations under the applicable Secured Hedging Agreement) and that no Lender or Hedging Agreement Provider shall have any right individually to seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent for the benefit of the Lenders under the terms of this Agreement and for the benefit of any Hedging Agreement Provider under any Secured Hedging Agreement. The
Lenders and the Hedging Agreement Providers further agree that this Guaranty may not be enforced against any director, officer, employee or stockholder of the
Guarantors.

     SECTION 10.9 CONFIRMATION OF PAYMENT.

     The Administrative Agent and the Lenders will, upon request after payment of the Credit Party Obligations which are the subject of this Guaranty and termination of the Commitments relating thereto, confirm to the Borrower, the
Guarantors or any other Person that such indebtedness and obligations have been paid and the Commitments relating thereto terminated, subject to the provisions of Section 10.2.

                            [Signature Pages Follow]

                                      119

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by its proper and duly authorized officers as of the day and year first above written.

BORROWER:                               ARMOR HOLDINGS, INC.

                                        By: /s/ Philip Baratelli
                                            ------------------------------------
                                        Name: Philip Baratelli
                                        Title: Corporate Controller, Treasurer
                                               and Secretary

GUARANTORS:                             911EP, INC.
                                        AHI PROPERTIES I, LLC
                                        ARMOR ACCESSORIES, INC.
                                        ARMOR BRANDS, INC.
                                        ARMORGROUP SERVICES, LLC
                                        ARMOR HOLDINGS GP, LLC
                                        ARMOR HOLDINGS LP, LLC
                                        ARMOR HOLDINGS FORENSICS, L.L.C.
                                        ARMOR HOLDINGS PRODUCTS, L.L.C.
                                        ARMOR HOLDINGS PROPERTIES, INC.
                                        ARMOR HOLDINGS MOBILE
                                           SECURITY, L.L.C.
                                        ARMOR SAFETY PRODUCTS COMPANY
                                        CASCO INTERNATIONAL, INC.
                                        CDR INTERNATIONAL, INC.
                                        DEFENSE TECHNOLOGY CORPORATION
                                           OF AMERICA
                                        IDENTICATOR, LLC
                                        MONADNOCK LIFETIME PRODUCTS, INC.,
                                           a Delaware corporation
                                        MONADNOCK LIFETIME PRODUCTS, INC.,
                                           a New Hampshire corporation
                                        MONADNOCK POLICE TRAINING
                                           COUNCIL, INC.
                                        ODV HOLDINGS CORP.
                                        NEW TECHNOLOGIES ARMOR, INC.
                                        RAMTECH DEVELOPMENT CORP.
                                        SAFARILAND GOVERNMENT SALES, INC.
                                        SAFARI LAND LTD., INC.

                                        Each of the above

                                        By: /s/ Philip Baratelli
                                            ------------------------------------
                                        Name: Philip Baratelli
                                        Title: Vice President

GUARANTORS (CONTINUED):                 O'GARA-HESS & EISENHARDT ARMORING
                                           COMPANY, L.L.C.
                                        PRO-TECH ARMORED PRODUCTS OF
                                           MASSACHUSETTS, INC.
                                        THE CENTIGON COMPANY, LLC
                                        CENTIGON SALES & MARKETING, LLC
                                        CENTIGON USA, LLC
                                        HATCH IMPORTS, INC.
                                        ARMOR HOLDINGS INFORMATION
                                           TECHNOLOGY, L.L.C.
                                        THE SPECIALTY GROUP, INC.
                                        SPECIALTY PLASTIC PRODUCTS OF
                                           DELAWARE, INC.
                                        SPECIALTY DEFENSE SYSTEMS OF
                                           DELAWARE, INC.
                                        MT. COBB SPECIALTY, INC.
                                        PENN FIBRE & SPECIALTY COMPANY OF
                                           DELAWARE, INC.
                                        PFS SALES COMPANY
                                        SPECIALTY DEFENSE SYSTEMS OF
                                           KENTUCKY, INC.
                                        SPECIALTY DEFENSE SYSTEMS OF
                                           NEVADA, INC.
                                        SPECIALTY DEFENSE SYSTEMS OF
                                           PENNSYLVANIA, INC.
                                        SPECIALTY DEFENSE SYSTEMS OF
                                           TENNESSEE, INC.
                                        SPECIALTY MACHINERY, INC.
                                        BIANCHI INTERNATIONAL
                                        ACCUCASE, LLC
                                        ARMOR HOLDINGS GOVERNMENT
                                           RELATIONS, LLC
                                        SECOND CHANCE ARMOR, INC.

                                        Each of the above

                                        By: /s/ Philip Baratelli
                                            ------------------------------------
                                        Name: Philip Baratelli
                                        Title: Vice President

GUARANTORS (CONTINUED):                 OAK BRANCH, LLC

                                        By: /s/ Philip Baratelli
                                            ------------------------------------
                                        Name: Philip Baratelli
                                        Title: President and Treasurer

                                        NAP PROPERTIES, LTD., A CALIFORNIA
                                           LIMITED PARTNERSHIP

                                        By: NAP PROPERTY MANAGERS LLC, its
                                        General Partner

                                        By: ARMOR HOLDINGS PROPERTIES, INC.,
                                        its Managing Member

                                        By: /s/ Philip Baratelli
                                            ------------------------------------
                                        Name: Philip Baratelli
                                        Title: Vice President

                                        NAP PROPERTY MANAGERS LLC

                                        By: ARMOR HOLDINGS PROPERTIES, INC.,
                                        its Managing Member

                                        By: /s/ Philip Baratelli
                                            ------------------------------------
                                        Name: Philip Baratelli
                                        Title: Vice President

                                        ARMOR HOLDINGS PAYROLL SERVICES, LLC

                                        By: /s/ Philip Baratelli
                                            ------------------------------------
                                        Name: Philip Baratelli
                                        Title: Manager

                                        STEWART & STEVENSON TACTICAL
                                           VEHICLE SYSTEMS, LP

                                        By: STEWART & STEVENSON TVS, INC.,
                                        its General Partner

                                        By: /s/ Philip Baratelli
                                            ------------------------------------
                                        Name: Philip Baratelli
                                        Title: Vice President

GUARANTORS (CONTINUED):                 SIMULA, INC.
                                        SIMULA AEROSPACE & DEFENSE
                                           GROUP, INC.
                                        SIMULA POLYMER SYSTEMS, INC.
                                        SIMULA TECHNOLOGIES, INC.
                                        INTERNATIONAL CENTER FOR SAFETY
                                           EDUCATION, INC.
                                        ARMOR HOLDINGS AEROSPACE &
                                           DEFENSE, INC.

                                        Each of the above

                                        By: /s/ Glenn J. Heiar
                                            ------------------------------------
                                        Name: Glenn Heiar
                                        Title: Secretary and Treasurer

                                        ARMOR HOLDINGS AIRCRAFT, LLC

                                        By: /s/ Philip Baratelli
                                            ------------------------------------
                                        Name: Philip Baratelli
                                        Title: President

                                        STEWART & STEVENSON SERVICES, INC.
                                        EXTENDED REACH LOGISTICS, INC.
                                        STEWART & STEVENSON FMTV
                                           INTERNATIONAL, INC.
                                        S&S TRUST
                                        SIERRA DETROIT DIESEL ALLISON, INC.
                                        STEWART & STEVENSON TVS, INC.
                                        STEWART & STEVENSON VEHICLE
                                           SERVICES, INC.
                                        STEWART & STEVENSON HOLDINGS, INC.
                                        TVS HOLDINGS, INC.
                                        TVS HOLDINGS, LLC

                                        Each of the above

                                        By: /s/ Philip Baratelli
                                            ------------------------------------
                                        Name: Philip Baratelli
                                        Title: Vice President

ADMINISTRATIVE AGENT
AND LENDERS:                            WACHOVIA BANK, NATIONAL
                                        ASSOCIATION,
                                        as Administrative Agent and as a Lender

                                        By: /s/ James Zilisch
                                            ------------------------------------
                                        Name: James Zilisch
                                        Title: Managing Director

                                        Bank of America, N.A.
                                        as a Lender

                                        By: /s/ Michael W. Mason
                                            ------------------------------------
                                        Name: Michael W. Mason
                                        Title: Vice President

                                        JPMorgan Chase Bank, N.A.
                                        as a Lender

                                        By: /s/ Robert P. Carswell
                                            ------------------------------------
                                        Name: Robert P. Carswell
                                        Title: Vice President

                                        KeyBank, NA
                                        as a Lender

                                        By: /s/ Louis A. Fender
                                            ------------------------------------
                                        Name: Louis A. Fender
                                        Title: Senior Vice President

                                        SunTrust Bank
                                        as a Lender

                                        By: /s/ Stacy M. Lewis
                                            ------------------------------------
                                        Name: Stacy M. Lewis
                                        Title: Vice President

                                        CALYON NEW YORK BRANCH
                                        as a Lender

                                        By: /s/ James Gibson
                                            ------------------------------------
                                        Name: James Gibson
                                        Title: Managing Director

                                        By: /s/ Philip Schubert
                                            ------------------------------------
                                        Name: Philip Schubert
                                        Title: Director

                                        HARRIS N.A.
                                        as a Lender

                                        By: /s/ Patrick McDonnell
                                            ------------------------------------
                                        Name: Patrick McDonnell
                                        Title: Managing Director

                                        LASALLE BANK, NATIONAL ASSOCIATION
                                        as a Lender

                                        By: /s/ Mark J. Nyland
                                            ------------------------------------
                                        Name: Mark J Nyland
                                        Title: Vice President

                                        MIZUHO CORPORATE BANK, LTD.
                                        as a Lender

                                        By: /s/ Bertram Tang
                                            ------------------------------------
                                        Name: Bertram Tang
                                        Title: Senior Vice President and
                                               Team Leader

                                        NATIONAL CITY BANK
                                        as a Lender

                                        By: /s/ Tony J. Daber
                                            ------------------------------------
                                        Name: Tony J. Daber
                                        Title: Vice President

                                        Wells Fargo Bank, N.A.
                                        as a Lender

                                        By: /s/ David S. Matter
                                            ------------------------------------
                                        Name: David S. Matter
                                        Title: Regional Vice President

                                        General Electric Capital Corporation
                                        as a Lender

                                        By: /s/ Brian P. Schwinn
                                            ------------------------------------
                                        Name: Brian P. Schwinn
                                        Title: Duly Authorized Signatory

                                        BAYERISCHE LANDESBANK, acting through
                                        its New York Branch, as a Lender

                                        By: /s/ Stuart Schulman
                                            ------------------------------------
                                        Name: Stuart Schulman
                                        Title: Senior Vice President

                                        By: /s/ Norman McClave
                                            ------------------------------------
                                        Name: Norman McClave
                                        Title: First Vice President

                                        Citibank NA
                                        as a Lender

                                        By: /s/ James M. Buchanan
                                            ------------------------------------
                                        Name: James M. Buchanan
                                        Title: Vice President

                                        Union Bank of California, N.A.
                                        as a Lender

                                        By: /s/ Michael Tschida
                                            ------------------------------------
                                        Name: Michael Tschida
                                        Title: Vice President

                                        US Bank N.A.
                                        as a Lender

                                        By: /s/ Patrick McGraw
                                            ------------------------------------
                                        Name: Patrick McGraw
                                        Title: Vice President

                                        NORTHFORK BUSINESS CAPITAL CORPORATION
                                        as a Lender

                                        By: /s/ Steve Goetschius
                                            ------------------------------------
                                        Name: Steve Goetschius
                                        Title: Senior VP

                                        Credit Industriel et Commercial
                                        as a Lender

                                        By: /s/ Brian O'Leary   /s/ Anthony Rock
                                            -----------------   ----------------
                                        Name: Brian O'Leary     Anthony Rock
                                        Title: Vice President   Vice President

                                        Branch Banking and Trust Company
                                        as a Lender

                                        By: /s/ C. William Buchholz
                                            ------------------------------------
                                        Name: C. William Buchholz, SVP
                                        Title: Regional Corporate Banker

                                        THE BANK OF NEW YORK
                                        as a Lender

                                        By: /s/ J. David Parker, Jr
                                            ------------------------------------
                                        Name: J. David Parker, Jr.
                                        Title: Vice President

                                        BANK OF TOKYO-MITSUBISHI UFJ
                                        TRUST COMPANY
                                        as a Lender

                                        By: /s/ Anna Giller
                                            ------------------------------------
                                        Name: Anna Giller
                                        Title: Vice President

                                        CAROLINA FIRST BANK,
                                        as a Lender

                                        By: /s/ Kevin M. Short
                                            ------------------------------------
                                        Name: Kevin M. Short
                                        Title: Senior Vice President

                                        First Tennessee Bank,
                                        National Association
                                        as a Lender

                                        By: /s/ John C. Fox
                                            ------------------------------------
                                        Name: John C. Fox
                                        Title: Executive Vice President

                                        Regions Bank
                                        as a Lender

                                        By: /s/ Michael Nursey
                                            ------------------------------------
                                        Name: Michael Nursey
                                        Title: Group Senior Vice President

                                        United Overseas Bank Limited,
                                        New York Agency
                                        as a Lender

                                        By: /s/ Wong, Kwong Yew
                                            ------------------------------------
                                        Name: Wong, Kwong Yew
                                        Title: FVP & General Manager

                                        By: /s/ Mario Sheng
                                            ------------------------------------
                                        Name: Mario Sheng
                                        Title: AVP

                                        Comerica Bank
                                        as a Lender

                                        By: /s/ Gerald R. Finney, Jr.
                                            ------------------------------------
                                        Name: Gerald R. Finney, Jr.
                                        Title: Vice President

                                        Allied Irish Banks, plc
                                        as a Lender

                                        By: /s/ Joseph S. Augustini
                                            ------------------------------------
                                        Name: Joseph S. Augustini
                                        Title: Vice President

                                        By: /s/ Margaret Brennan
                                            ------------------------------------
                                        Name: Margaret Brennan
                                        Title: Senior Vice President

DZ BANK AG Deutsche Bank Zentrale-Genossenschaftsbank Frankfurt am Main
as a Lender

By: /s/ Richard W. Wilbert
    ---------------------------------
Name: Richard W. Wilbert
Title: Vice President

By: /s/ Bernd Henrik Franke
    ---------------------------------
Name: Bernd Henrik Franke
Title: Senior Vice President

                                        PNC BANK, NATIONAL ASSOCIATION,
                                        as a Lender

                                        By: /s/ Jeffrey L. Stein
                                            ------------------------------------
                                        Name: Jeffrey L. Stein
                                        Title: Vice President